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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-214273

Calculation of Registration Fee

Title of Each Class of Securities Offered(1)	Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Guarantees by The Coca-Cola Company of debt securities issued by Coca-Cola Refreshments USA, Inc.	$1,712,097,000	$198,433

(1)
This prospectus supplement relates to the offer by The Coca-Cola Company to fully and unconditionally guarantee certain outstanding debt securities of Coca Cola Refreshments USA, Inc.

(2)
The maximum aggregate offering price of the guarantees, which is estimated solely for the purpose of calculating the registration fee, is the aggregate principal amount of the debt securities that would receive the guarantees. The registration fee has been calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT/OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT

Offer to Purchase for Cash and Offer to Guarantee Any and All of the Outstanding
Zero Coupon Notes due June 20, 2020 (CUSIP/ISIN: 191219AV6/US191219AV64)
8.500% Debentures due February 1, 2022 (CUSIP/ISIN: 191219AP9/US191219AP96)
8.000% Debentures due September 15, 2022 (CUSIP/ISIN: 191219AQ7/US191219AQ79)
6.750% Debentures due September 15, 2023 (CUSIP/ISIN: 191219AU8/US191219AU81)
7.000% Debentures due October 1, 2026 (CUSIP/ISIN: 191219AW4/US191219AW48)
6.950% Debentures due 2026 (CUSIP/ISIN: 191219AY0/US191219AY04)
6.750% Debentures due 2028 (CUSIP/ISIN: 191219BE3/US191219BE31)
6.700% Debentures due 2036 (CUSIP/ISIN: 191219AX2/US191219AX21)
5.710% Medium-Term Notes (CUSIP/ISIN: 19122EAP7/US19122EAP79)
6.750% Debentures due 2038 (CUSIP/ISIN: 191219BC7/US191219BC74)
and
7.000% Debentures due 2098 (CUSIP/ISIN: 191219BD5/US191219BD57)
of Coca-Cola Refreshments USA, Inc.
and
Solicitation of Consents for the Proposed Amendments to the Existing Indenture

The Offer (as defined herein) for each series of the above-listed notes (the "CCR Notes") of Coca-Cola Refreshments USA, Inc. ("CCR") will expire at 11:59 p.m., New York City time, on June 20, 2017, unless the Offer is extended or earlier terminated by us (such time, as it may be extended or earlier terminated, the "Offer Expiration Date"). The Consent Solicitation (as defined herein) for each series of the CCR Notes will expire at 5:00 p.m., New York City time, on June 5, 2017, unless it is extended or earlier terminated by us (such time, as it may be extended or earlier terminated, the "Early Tender and Consent Expiration Date"). To tender a series of CCR Notes in the Offer and/or deliver Consents (as defined herein) in the Consent Solicitation (as defined herein), Holders (as defined herein) may:

  •
  tender their CCR Notes and thereby deliver the related Consents pursuant to the Offer on or before the Early Tender and Consent Expiration Date; or

  •
  deliver Consents without tendering their CCR Notes pursuant to the Consent Solicitation on or before the Early Tender and Consent Expiration Date; or

  •
  tender their CCR Notes (without delivering their Consents) pursuant to the Offer after the Early Tender and Consent Expiration Date but on or prior to the Offer Expiration Date.

Holders must validly tender, and not validly withdraw, their CCR Notes, and thereby deliver their Consents, on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Total Consideration. Holders not tendering CCR Notes pursuant to the Offer who wish to deliver Consents pursuant to the Consent Solicitation must validly deliver their Consents, and not validly revoke them, on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Consent Payment.

            We are offering to purchase for cash, upon the terms and subject to the conditions described in this prospectus supplement/offer to purchase and consent solicitation statement (as it may be amended or supplemented, this "Offer to Purchase") and the related letter of transmittal and consent, included in Annex A to this Offer to Purchase (as it may be amended or supplemented, the "Letter of Transmittal" which, together with this Offer to Purchase, constitute the "Offer"), any and all of each series of the CCR Notes from each Holder thereof. In conjunction with the Offer, we are also soliciting (the "Consent Solicitation") consents (the "Consents") to the proposed amendments (as described in "The Proposed Amendments," the "Proposed Amendments"), which would modify or remove certain of the covenants and events of default applicable to the indenture governing the CCR Notes (the "Existing Indenture") to substantively conform to the operative covenants and events of default in the indenture governing The Coca-Cola Company's existing unsecured and unsubordinated debt. Any Holder that tenders any series of the CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date must also deliver Consents to the Proposed Amendments pursuant to the Consent Solicitation, and the tender of any series of the CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date will also constitute the delivery of Consents with respect to such tendered CCR Notes pursuant to the Consent Solicitation. Holders not wishing to tender CCR Notes pursuant to the Offer may deliver Consents in the Consent Solicitation without tendering the related series of the CCR Notes pursuant to the Offer. Tendered CCR Notes may not be withdrawn, and Consents may not be revoked, after the Early Tender and Consent Expiration Date.

            Subject to the conditions described in this Offer to Purchase, we intend to provide full and unconditional guarantees (the "KO Guarantees") of the CCR Notes. The KO Guarantees will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt (including any unsecured and unsubordinated guarantees of our subsidiaries' indebtedness).

            Holders validly delivering, and not validly revoking, on or before the Early Tender and Consent Expiration Date, Consents without tendering the related CCR Notes pursuant to the Offer will be eligible to receive a Consent Payment as described in the table below (the "Consent Payment"). The Consent Payment will not be payable to Holders delivering Consents by tendering CCR Notes.

Series of CCR Notes	Aggregate Principal Amount Outstanding	Bloomberg Reference Page	UST Reference Security	Early Tender Premium	Fixed Spread (Basis Points)	Total Consideration	Consent Payment
Zero Coupon Notes due June 20, 2020 (CUSIP/ISIN:191219AV6/US191219AV64)	$170,926,000	PX1	1.500% due May 15, 2020	$30.00	20	(1)	$1.00 per $1,000
8.500% Debentures due February 1, 2022 (CUSIP/ISIN:191219AP9/US191219AP96)	$327,097,000	PX1	1.875% due Apr. 30, 2022	$30.00	20	(1)	$1.25 per $1,000
8.000% Debentures due September 15, 2022 (CUSIP/ISIN:191219AQ7/US191219AQ79)	$133,208,000	PX1	1.875% due Apr. 30, 2022	$30.00	30	(1)	$1.25 per $1,000
6.750% Debentures due September 15, 2023 (CUSIP/ISIN:191219AU8/US191219AU81)	$127,775,000	PX1	2.000% due Apr. 30, 2024	$30.00	30	(1)	$1.50 per $1,000
7.000% Debentures due October 1, 2026 (CUSIP/ISIN:191219AW4/US191219AW48)	$110,187,000	PX1	2.375% due May 15, 2027	$30.00	50	(1)	$2.00 per $1,000
6.950% Debentures due 2026 (CUSIP/ISIN:191219AY0/US191219AY04)	$205,522,000	PX1	2.375% due May 15, 2027	$30.00	50	(1)	$2.00 per $1,000
6.750% Debentures due 2028 (CUSIP/ISIN:191219BE3/US191219BE31)	$172,602,000	PX1	2.375% due May 15, 2027	$30.00	65	(1)	$2.50 per $1,000
6.700% Debentures due 2036 (CUSIP/ISIN:191219AX2/US191219AX21)	$152,212,000	PX1	3.000% due Feb. 15, 2047	$30.00	70	(1)	$3.25 per $1,000
5.710% Medium-Term Notes (CUSIP/ISIN:19122EAP7/US19122EAP79)	$4,390,000	PX1	3.000% due Feb. 15, 2047	$30.00	70	(1)	$3.25 per $1,000
6.750% Debentures due 2038 (CUSIP/ISIN:191219BC7/US191219BC74)	$113,137,000	PX1	3.000% due Feb. 15, 2047	$30.00	75	(1)	$3.50 per $1,000
7.000% Debentures due 2098 (CUSIP/ISIN:191219BD5/US191219BD57)	$195,041,000	PX1	3.000% due Feb. 15, 2047	$30.00	130	(1)	$5.00 per $1,000

(1)
Total Consideration offered per $1,000 aggregate principal amount of each series of CCR Notes validly tendered and not validly withdrawn pursuant to the Offer will be determined in the manner described further in this Offer to Purchase, and in Annex B hereto, using the applicable fixed spread specified in this table (the "Fixed Spread") over the applicable bid-side yield to maturity as calculated by the Dealer Managers (the "Reference Yield") based on the bid-side price of the applicable U.S. Treasury Security specified in this table (the "Reference Security"), as quoted on the applicable Bloomberg reference page specified in this table at 11:00 a.m., New York City time, on June 6, 2017 (such date and time, as may be extended, the "Price Determination Time"). See Annex B for the hypothetical Total Consideration for each series of CCR Notes as calculated at 11:00 a.m., New York City time, on May 19, 2017. Total Consideration is inclusive of the Early Tender Premium.

            Our obligations to accept for purchase, and to pay for, each series of CCR Notes validly tendered and not validly withdrawn pursuant to the Offer, to make Consent Payments in respect of the Consent Solicitation and to provide the KO Guarantees are conditioned upon the satisfaction or waiver of (i) the Cross-Consent Condition, (ii) the Supplemental Indenture Condition and (iii) General Conditions (each as defined herein). See "Offer and Consent Solicitation—Conditions of the Offer and the Consent Solicitation." If we receive the Required Consents (as defined herein), we will execute a supplement to the Existing Indenture to effect the Proposed Amendments (the "Supplemental Indenture") promptly after the Offer Expiration Date, to be operative upon our purchase of the tendered CCR Notes and our payment for the Consents received pursuant to the Offer and the Consent Solicitation.

            An affiliate of CCR beneficially owns a significant portion of the outstanding principal amount of the 7.000% Debentures due 2098 (the "2098 Notes"). Under the terms of the Existing Indenture, the portion of the 2098 Notes beneficially owned by such affiliate will be disregarded for the purposes of determining the Required Consent with respect to the 2098 Notes.

            Following or concurrently with this Offer and Consent Solicitation, we intend to redeem all of CCR's outstanding 4.500% Notes due 2019 (the "2019 Notes") in connection with the terms and conditions of the indenture dated as of August 1, 2008, which governs the 2019 Notes.

            The effectiveness of the Proposed Amendments is not a condition to any refranchising transaction of CCR or The Coca-Cola Company. See "Summary—North America Beverage Partnership Model." Regardless of whether the Proposed Amendments become operative, the CCR Notes will continue to be outstanding and bear interest in accordance with all other terms of the CCR Notes and the Existing Indenture. If the Proposed Amendments become effective for a series of CCR Notes, Holders who did not deliver their Consent as to that series of CCR Notes will be bound by the Proposed Amendments and will receive the KO Guarantees on each series but will not receive the applicable Consent Payment. Only Holders who validly deliver and do not revoke their Consent prior to the Early Tender and Consent Expiration Date will be eligible to receive the applicable Consent Payment.

            The "Total Consideration" offered per $1,000 aggregate principal amount of each series of CCR Notes validly tendered and not validly withdrawn pursuant to the Offer will be determined in the manner described further in this Offer to Purchase, and in Annex B hereto, using the applicable Fixed Spread over the applicable Reference Yield based on the bid-side price of the applicable Reference Security, as quoted on the applicable Bloomberg reference page at the Price Determination Time. Holders validly tendering, and not validly withdrawing, their CCR Notes, and thereby delivering their Consents, on or before the Early Tender and Consent Expiration Date will be eligible to receive the applicable Total Consideration, which will be payable on the Payment Date. See Annex B for the hypothetical Total Consideration for each series of CCR Notes as calculated at 11:00 a.m., New York City time, on May 19, 2017. Holders validly tendering, and not validly withdrawing, their CCR Notes, after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date, and thereby not delivering their Consents, will be eligible to receive the Total Consideration minus an amount in cash equal to the amounts listed in the table on the cover page of this Offer to Purchase under the heading "Early Tender Premium" (the "Early Tender Premium"; the Total Consideration minus the Early Tender Premium is referred to as the "Tender Offer Consideration"), which will be payable on the Payment Date. See "The Offer and the Consent Solicitation—General Terms—The Offered Consideration" and "The Offer and the Consent Solicitation—General Terms—The Offered Consideration—Total Consideration and Tender Offer Consideration." In addition, Holders whose CCR Notes are accepted for purchase pursuant to the Offer will receive accrued and unpaid interest ("Accrued Interest") in respect of their purchased CCR Notes from the last interest payment date for the applicable series of CCR Notes to, but excluding, the date on which payment is made for such series of CCR Notes purchased pursuant to the Offer (the "Payment Date").

            We reserve the right, subject to applicable law, in our sole discretion, to (1) extend or terminate the Offer and/or the Consent Solicitation with respect to any or all series of CCR Notes, including by extending the Early Tender and Consent Expiration Date or the Offer Expiration Date, as the case may be, or (2) otherwise amend the Offer and/or the Consent Solicitation in any respect. We therefore may extend the Offer and/or the Consent Solicitation for one or more series of CCR Notes, while not extending for the remaining series of CCR Notes.

            For a discussion of factors you should consider before you decide whether to consent, see "Risk Factors" beginning on page S-17.

            Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the KO Guarantees or determined if this Offer to Purchase is truthful or complete. Any representation to the contrary is a criminal offense.

            Any questions or requests for assistance with respect to the Offer or the Consent Solicitation may be directed to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or Santander Investment Securities Inc., which are acting as dealer managers for the Offer and solicitation agents for the Consent Solicitation (in such capacities, the "Dealer Managers"), or D.F. King & Co., Inc., which is acting as the information agent (the "Information Agent") and tender agent (the "Tender Agent") for the Offer and the Consent Solicitation, at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Any requests for additional copies of this Offer to Purchase or the Letter of Transmittal may be directed to the Information Agent. A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and the Consent Solicitation.

Dealer Managers and Solicitation Agents

BofA Merrill Lynch	J.P. Morgan	Santander

The date of this Offer to Purchase is May 22, 2017

IMPORTANT INFORMATION REGARDING
THE OFFER AND THE CONSENT SOLICITATION

        This Offer to Purchase and the related Letter of Transmittal contain important information. You should read this Offer to Purchase and the Letter of Transmittal in their entirety before you make any decision with respect to the Offer and the Consent Solicitation.

        A beneficial owner of CCR Notes that are held of record by a broker, dealer, commercial bank, trust company or other nominee must instruct such nominee to tender the CCR Notes (and thereby deliver Consents, provided such tender occurs on or before the Early Tender and Consent Expiration Date) or deliver Consents without tendering CCR Notes on the beneficial owner's behalf. See "The Offer and the Consent Solicitation—Procedure for Tendering CCR Notes and Delivering Consents."

        Any Holder that tenders CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date must also deliver Consents to the Proposed Amendments, the tender of which will constitute the delivery of Consents with respect to such tendered CCR Notes. Holders must validly tender, and not validly withdraw, their CCR Notes on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the applicable Total Consideration. Any Holder wishing to tender CCR Notes (and, if the tender is made on or before the Early Tender and Consent Expiration Date, deliver Consents) should either (a) complete and sign the Letter of Transmittal or a facsimile copy in accordance with the instructions therein, mail or deliver it and any other required documents to the Tender Agent, and deliver the certificates for the CCR Notes to the Tender Agent (or transfer such CCR Notes pursuant to the book-entry transfer procedures described therein), (b) request the Holder's custodian to effect the transaction or (c) tender CCR Notes (and thereby deliver Consents, provided such tender occurs on or before the Early Tender and Consent Expiration Date), through The Depository Trust Company ("DTC") (pursuant to its Automated Tender Offer Program ("ATOP")).

        Holders not wishing to tender CCR Notes pursuant to the Offer may deliver Consents in the Consent Solicitation without tendering the related CCR Notes. Holders not tendering CCR Notes pursuant to the Offer who wish to deliver Consents pursuant to the Consent Solicitation must validly deliver their Consents, and not validly revoke them, on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Consent Payment. Any Holder wishing to deliver Consents without tendering the related CCR Notes must either (a) complete and sign the Letter of Transmittal or a facsimile copy in accordance with the instructions therein, mail or deliver it and any other required documents to the Tender Agent, and deliver the certificates for the CCR Notes to the Tender Agent to be held until the Release Date (as defined herein) (or deposit such CCR Notes pursuant to the book-entry deposit procedures described herein to block transfers of such CCR Notes), (b) request the Holder's custodian to effect the transaction or (c) deliver Consents, through ATOP, which delivery must be accompanied by deposit of the CCR Notes as to which Consents are delivered pursuant to the book-entry deposit procedures described herein in order to block transfers of such CCR Notes. The "Release Date" means 2:00 p.m., New York City time, on June 22, 2017, unless extended, in which case the Release Date will be such other date and time as so extended, provided that, in any event, (i) such date shall be no later than three business days after the Offer Expiration Date and (ii) the CCR Notes shall not be blocked for a period exceeding 45 calendar days from the date of this Offer to Purchase. HOLDERS WISHING TO DELIVER CONSENTS WITHOUT TENDERING THE RELATED CCR NOTES PURSUANT TO THE OFFER MUST INDICATE IN THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE (AS DEFINED HEREIN) THAT SUCH HOLDER HAS ELECTED TO CONSENT TO THE PROPOSED AMENDMENTS BUT NOT TO TENDER THE RELATED CCR NOTES PURSUANT TO THE OFFER. A HOLDER WHO DELIVERS ELECTRONIC INSTRUCTIONS TO CONSENT SHOULD UNDERSTAND THAT THE CCR NOTES AS TO WHICH SUCH CONSENTS ARE DELIVERED WILL BE BLOCKED FROM TRADING AND THAT THE HOLDER WILL BE REQUIRED TO DEPOSIT THE RELATED CCR NOTES WITH THE TENDER AGENT UNTIL THE RELEASE DATE UNLESS THE HOLDER REVOKES ITS CONSENT OR THE CONSENT SOLICITATION IS TERMINATED.

        A Holder with CCR Notes held through a nominee or custodian must contact that nominee or custodian if such Holder wishes to tender those CCR Notes (and thereby deliver Consents, provided such tender occurs on or before the Early Tender and Consent Expiration Date) or deliver its Consents without tendering CCR Notes, as the case may be, and promptly instruct such custodian to tender such CCR Notes and related Consents or deliver Consents without tendering CCR Notes, as the case may be, on its behalf. See "The Offer and the Consent Solicitation—Procedure for Tendering CCR Notes and Delivering Consents." Please note that if CCR Notes are held by a broker, dealer, commercial bank, trust company or other nominee or custodian, such broker, dealer, commercial bank, trust company or other nominee or custodian may have an earlier deadline for tendering the CCR Notes and thereby delivering Consents, pursuant to the Offer and the Consent Solicitation, than the Early Tender and Consent Expiration Date (in order to receive the Total Consideration), or for tendering CCR Notes by the Offer Expiration Date (in order to receive the Tender Offer Consideration), and may have an earlier deadline for delivery of Consents without tendering CCR Notes pursuant to the Consent Solicitation than the Early Tender and Consent Expiration Date (in order to receive the Consent Payment).

        Any CCR Notes tendered may be validly withdrawn (and the related Consents validly revoked) at any time on or before the Early Tender and Consent Expiration Date, but not thereafter, by following the procedures described herein. A valid withdrawal on or before the Early Tender and Consent Expiration Date of tendered CCR Notes will also constitute the valid revocation of the related Consents. A Holder tendering CCR Notes pursuant to the Offer may not revoke the Consents relating to such tendered CCR Notes without withdrawing the previously tendered CCR Notes.

        Consents delivered without tendering the related CCR Notes may be validly revoked at any time on or before the Early Tender and Consent Expiration Date, but not thereafter, by following the procedures described herein. A valid revocation of Consents delivered without tendering the related CCR Notes pursuant to the Offer will also result in the release and return of the deposited CCR Notes to which the Consents relate.

        In the event that the Offer is terminated without CCR Notes being purchased, any CCR Notes previously tendered pursuant to the Offer will be promptly returned to the tendering Holders, and neither the Total Consideration nor the Tender Offer Consideration, as the case may be, will be paid or become payable and CCR Notes previously tendered pursuant to the Offer will be released by the Tender Agent and returned to the Holders who tendered such CCR Notes. In the event that the Consent Solicitation is terminated without our accepting the Consents delivered, no Consent Payments will be paid or become payable and CCR Notes previously deposited pursuant to the Consent Solicitation will be released by the Tender Agent and returned to the Holders who delivered such Consents.

        Upon the terms and subject to the conditions of the Offer and the Consent Solicitation, we will, on the Payment Date, pay the Total Consideration for all CCR Notes validly tendered, and not validly withdrawn, on or before the Early Tender and Consent Expiration Date if such CCR Notes are accepted for purchase. Upon the terms and subject to the conditions of the Offer and the Consent Solicitation, we will pay the Tender Offer Consideration for all CCR Notes validly tendered, and not validly withdrawn, after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date if such CCR Notes are accepted for purchase. Upon the terms and subject to the conditions of the Consent Solicitation, we will pay the Consent Payment for all Consents validly delivered without a tender of the related CCR Notes, and not validly revoked, on or before the Early Tender and Consent Expiration Date if such Consents are accepted for payment. Under no circumstances will any interest be payable to Holders because of any delay on the part of the Tender Agent, DTC or any other party in the transmission of funds to Holders.

        Subject to the conditions of the Offer and the Consent Solicitation being satisfied or waived, after the Offer Expiration Date, we will accept for purchase all CCR Notes validly tendered on or before the Offer Expiration Date and not validly withdrawn on or before the Early Tender and Consent Expiration Date.

        We will pay the Total Consideration or Tender Offer Consideration, as the case may be, for CCR Notes accepted for purchase, and the Consent Payments payable in respect of Consents delivered without tendering the related CCR Notes pursuant to the Offer, on the Payment Date, which will be promptly following the Offer Expiration Date. Also, on the Payment Date, we will pay Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date for CCR Notes accepted for purchase pursuant to the Offer.

        Our obligation to accept for purchase, and to pay for, CCR Notes validly tendered and not validly withdrawn pursuant to the Offer, or to make any Consent Payment in respect of Consents delivered without tendering the related CCR Notes, is conditioned upon the satisfaction or waiver of the following conditions: (1) the Cross-Consent Condition, (2) the Supplemental Indenture Condition and (3) the General Conditions, each as defined herein. See "The Offer and the Consent Solicitation—Conditions of the Offer and the Consent Solicitation."

        We reserve the right, subject to applicable law, in our sole discretion, to waive any or all of the conditions of the Offer and/or the Consent Solicitation, in whole or in part, at any time and from time to time on or before the Offer Expiration Date. We also reserve the right, subject to applicable law, in our sole discretion, to (1) extend or terminate the Offer and/or the Consent Solicitation with respect to any or all series of CCR Notes, including by extending the Early Tender and Consent Expiration Date or the Offer Expiration Date, as the case may be, or (2) otherwise amend the Offer and/or the Consent Solicitation in any respect. The foregoing rights are in addition to the right to delay acceptance for purchase of CCR Notes tendered pursuant to the Offer or to delay payment of CCR Notes accepted for purchase pursuant to the Offer in order to comply with any applicable law, subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that we pay the consideration offered or return the CCR Notes tendered pursuant to the Offer by or on behalf of Holders promptly after the termination or withdrawal of the Offer.

        We and our affiliates may, at any time and from time to time, acquire CCR Notes through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as we or such affiliates may determine, which may be more or less than the price to be paid pursuant to the Offer and the Consent Solicitation and could be for cash or other consideration. See "Risk Factors—We may subsequently acquire the CCR Notes."

        We incorporate information into this Offer and the accompanying prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Offer and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this Offer.

        This Offer to Purchase does not constitute an offer to purchase any CCR Notes or the solicitation of any Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or "blue sky" or other laws.

        No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Offer to Purchase and, if given or made, such information or representation may not be relied upon as having been authorized by us or the Dealer Managers.

        This Offer to Purchase and the Letter of Transmittal has not been reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of this Offer to Purchase and any representation to the contrary is a criminal offense.

        This Offer to Purchase, the Letter of Transmittal and the related documents do not constitute an offer to buy or the solicitation of an offer to sell CCR Notes or a solicitation of Consents in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Offer and the Consent Solicitation will be deemed to be made on our behalf by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

 TIMETABLE FOR THE OFFER AND THE CONSENT SOLICITATION

        Holders should take note of the following times and dates, and the defined terms used to reference them, in connection with the Offer and the Consent Solicitation. Holders should note that the times and dates below are subject to change.

Defined Term	Time and Date	Event
Early Tender and Consent Expiration Date	5:00 p.m., New York City time, on June 5, 2017, unless extended, in which case the Early Tender and Consent Expiration Date will be such other date and time as so extended.	This time and date is the expiration date for the Consent Solicitation.

Holders must tender CCR Notes pursuant to the Offer, and deliver their related Consents pursuant to the Consent Solicitation, on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Total Consideration.

Holders not wishing to tender CCR Notes pursuant to the Offer but wishing to deliver Consents with respect to their CCR Notes must deliver their Consents pursuant to the Consent Solicitation on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Consent Payment.

Holders may withdraw tendered CCR Notes pursuant to the Offer and revoke Consents delivered pursuant to the Consent Solicitation on or before the Early Tender and Consent Expiration Date but not thereafter.

Defined Term	Time and Date	Event
Price Determination Time	11:00 a.m., New York City time, on June 6, 2017, unless extended, in which case the Price Determination Time will be such other date and time as so extended.

The time and date as of which the Reference Yield of each Reference Security for each series of Notes is measured and used to calculate the Total Consideration with respect to each series of CCR Notes as described in this Offer to Purchase. The Total Consideration offered per $1,000 aggregate principal amount of each series of CCR Notes validly tendered and not validly withdrawn pursuant to the Offer will be determined in the manner described further in this Offer to Purchase, and in Annex B hereto, using the applicable Fixed Spread over the applicable Reference Yield based on the bid-side price of the applicable Reference Security, as quoted on the applicable Bloomberg reference page. See Annex B for the hypothetical Total Consideration for each series of CCR Notes as calculated at 11:00 a.m., New York City time, on May 19, 2017.

Promptly after such time, the Company will issue a press release specifying (i) the Reference Yield, Total Consideration, and Tender Offer Consideration for each series of Notes, and (ii) the aggregate principal amount of each series of Notes accepted.

Defined Term	Time and Date	Event
Offer Expiration Date

11:59 p.m., New York City time, on June 20, 2017, unless the Offer is extended or earlier terminated, in which case the Offer Expiration Date will be such other date and time at which the Offer will expire as so extended or terminated.

Holders must tender CCR Notes pursuant to the Offer on or before the Offer Expiration Date in order to be eligible to receive the Tender Offer Consideration. Holders tendering CCR Notes after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date will not be eligible to receive the Early Tender Premium with respect to such CCR Notes.

Release Date

2:00 p.m., New York City time, on June 22, 2017, unless extended, in which case the Release Date will be such other date and time as so extended, but in any event, no later than three business days after the Offer Expiration Date.

This is the date on which CCR Notes that are deposited with DTC in relation to Consents delivered without tendering the related CCR Notes pursuant to the Offer will be released and returned to the Holders who delivered such Consents. Holders will receive their deposited CCR Notes from DTC on the Release Date unless the Holder validly revokes its Consent before the Early Tender and Consent Expiration Date or the Consent Solicitation is terminated, in which event the deposited CCR Notes will be released and returned promptly after such revocation or termination.

Payment Date

We expect the Payment Date for CCR Notes accepted for purchase pursuant to the Offer and Consents that were delivered without tendering the related CCR Notes pursuant to the Offer will occur promptly following the Offer Expiration Date. Assuming that the conditions to the Offer and the Consent Solicitation are satisfied or waived on or before the Offer Expiration Date and that the Offer Expiration Date is not extended, we expect that the Payment Date will be June 22, 2017 or promptly thereafter.

We deposit with DTC the amount necessary to pay the Total Consideration or Tender Offer Consideration, as the case may be, and Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date for all CCR Notes accepted for purchase, and the Consent Payments with respect to Consents accepted for payment that were delivered without tendering the related CCR Notes pursuant to the Offer.

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ABOUT THIS STATEMENT

        As used in this Offer to Purchase, "The Coca-Cola Company," "we," "our" and "us" refer to The Coca-Cola Company and its consolidated subsidiaries and "CCR" refers to our wholly-owned subsidiary Coca-Cola Refreshments USA, Inc. (as successor to Coca-Cola Enterprises Inc.), in each case, unless the context otherwise requires or unless otherwise specified.

        We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and securities we may offer from time to time, some of which may not apply to this offering. This Offer to Purchase describes the specific details regarding this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. Additional information is incorporated by reference into this Offer to Purchase. If information in this Offer to Purchase is inconsistent with the accompanying prospectus, you should rely on this Offer to Purchase.

        You should rely only on the information contained or incorporated by reference into this Offer to Purchase, the accompanying prospectus or any related free writing prospectus filed by us with the SEC. None of us, CCR, the Dealer Managers, Deutsche Bank Trust Company Americas, as trustee under the Existing Indenture (the "Trustee"), the Information Agent, or the Tender Agent has authorized any person to give you any other information, and none of us, CCR, the Dealer Managers, the Trustee, the Information Agent, or the Tender Agent takes any responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information contained in this Offer to Purchase, the accompanying prospectus, any free writing prospectus or any other document incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state or jurisdiction where such an offer is not permitted.

        None of us, CCR, the Dealer Managers, the Trustee, the Information Agent, the Tender Agent or any of their respective affiliates makes any recommendation as to whether or not Holders should tender all or any portion of their CCR Notes pursuant to the Offer (and thereby deliver Consents pursuant to the Consent Solicitation, provided such tender is on or prior to the Early Tender and Consent Expiration Date) or only deliver Consents without tendering CCR Notes pursuant to the Consent Solicitation. Holders must make their own decisions as to whether to tender their CCR Notes and deliver related Consents, and, if so, the amount of their CCR Notes to tender, and/or whether to deliver Consents without tendering CCR Notes pursuant to the Offer, and, if so, the amount of CCR Notes with respect to which to deliver Consents. This Offer to Purchase contains important information that should be read before any decision is made with respect to the Offer or Consent Solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Offer to Purchase and the documents incorporated by reference herein may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an

S-ii

inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity initiatives; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; inability to attract or retain a highly skilled workforce; global or regional catastrophic events, including terrorist acts, cyber-strikes and radiological attacks; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.

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SUMMARY

        This summary highlights selected information contained in, or incorporated by reference into, this Offer to Purchase and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this Offer to Purchase, as well as the information in the accompanying prospectus and in the documents incorporated by reference into this Offer to Purchase or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this Offer to Purchase and the accompanying prospectus.

 The Coca-Cola Company

        The Coca-Cola Company is the world's largest beverage company. We own or license and market more than 500 nonalcoholic beverage brands including sparkling beverages and a variety of still beverages such as waters, flavored waters and enhanced waters, juices and juice drinks, ready-to-drink teas and coffees, sports drinks, dairy, and energy drinks. We own and market four of the world's top five nonalcoholic sparkling beverage brands: Coca-Cola, Diet Coke, Fanta and Sprite. Finished beverage products bearing our trademarks, sold in the United States since 1886, are now sold in more than 200 countries.

        We make our branded beverage products available to consumers throughout the world through our network of Company-owned or -controlled bottling and distribution operations as well as independent bottling partners, distributors, wholesalers and retailers—the world's largest beverage distribution system. Beverages bearing trademarks owned by or licensed to us account for more than 1.9 billion of the approximately 59 billion servings of all beverages consumed worldwide every day.

        We believe our success depends on our ability to connect with consumers by providing them with a wide variety of options to meet their desires, needs and lifestyles. Our success further depends on the ability of our people to execute effectively, every day.

        Our goal is to use our Company's assets—our brands, financial strength, unrivaled distribution system, global reach, and the talent and strong commitment of our management and associates—to become more competitive and to accelerate growth in a manner that creates value for our shareowners.

        We were incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892.

        Our principal office is located at One Coca-Cola Plaza, Atlanta, Georgia 30313, and our telephone number at that address is (404) 676-2121. We maintain a website at www.coca-colacompany.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

North America Beverage Partnership Model

        In conjunction with implementing a new beverage partnership model in North America, we refranchised bottling territories that were previously managed by CCR to certain of our unconsolidated bottling partners. These refranchising actions are ongoing. These territories generally border these bottlers' existing territories, allowing each bottler to better service local customers and provide more efficient execution. By entering into comprehensive beverage agreements ("CBAs") with each of the bottlers, we granted certain exclusive territory rights for the distribution, promotion, marketing and sale of Company-owned and licensed beverage products as defined by the CBA. In some cases, we have entered into, or agreed to enter into, manufacturing agreements that authorize certain bottlers that have executed a CBA to manufacture certain beverage products. If a bottler has not entered into a specific manufacturing agreement, then under the CBA for these territories, CCR retains the rights to produce these beverage products and the bottlers will purchase from CCR (or other Company-authorized manufacturing bottlers) substantially all of the related finished products needed in order to service the customers in these territories.

        Each CBA generally has a term of 10 years and is renewable, in most cases by the bottler and in some cases by us, indefinitely for successive additional terms of 10 years each. Under the CBA, the bottlers will make ongoing quarterly payments to us based on their gross profit in the refranchised territories throughout the term of the CBA, including renewals, in exchange for the grant of the exclusive territory rights.

        Contemporaneously with the grant of these rights, we sold the distribution assets, certain working capital items, and the exclusive rights to distribute certain beverage brands not owned by the Company, but distributed by CCR, in each of these territories to the respective bottlers in exchange for cash. These rights include, where applicable, the distribution rights acquired from Monster Beverage Corporation in 2015 for the respective territories. See "Note 2: Acquisitions and Divestitures—North American Refranchising" and "Note 16: Subsequent Events" in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, which is incorporated herein by reference.

        After the implementation of the new beverage partnership model in North America, based on CCR's cash flows from operations, cash balances and available capital resources, CCR believes it will continue to meet all of its financial commitments.

 Summary of the Offer and Consent Solicitation

        The following summary contains basic information about the Offer, the Consent Solicitation and the KO Guarantees and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of the terms and conditions of the Offer, the Consent Solicitation and the KO Guarantees, see "The Offer and Consent Solicitation" and "Description of The Coca-Cola Company Guarantees" in this Offer to Purchase.

Offeror	The Coca-Cola Company
Issuer	Coca-Cola Refreshments USA, Inc.
Guarantor	The Coca-Cola Company
Purpose of Offer and Consent Solicitation

The principal purpose of the Offer and the Consent Solicitation is to acquire the CCR Notes and to obtain Consents (i) to the Proposed Amendments to modify or remove certain of the covenants and events of default applicable to the CCR Notes contained in the Existing Indenture to substantively conform to the operative covenants and events of default in the indenture governing The Coca-Cola Company's existing unsubordinated debt and (ii) to the execution and delivery of the Supplemental Indenture. CCR Notes acquired will be retired and cancelled. A summary of the relevant terms of the Supplemental Indenture is set forth in "The Proposed Amendments."

The Offer	Upon the terms and subject to the conditions set forth in this Offer to Purchase and in the Letter of Transmittal, we are offering to purchase for cash any and all outstanding CCR Notes.
The Consent Solicitation

Upon the terms and subject to the conditions set forth in this Offer to Purchase and in the Letter of Transmittal, we are seeking Consents (i) to the Proposed Amendments in order to modify or remove certain of the covenants and events of default applicable to the CCR Notes contained in the Existing Indenture to substantively conform to the operative covenants and events of default in the indenture governing The Coca-Cola Company's existing unsubordinated debt and (ii) to the execution and delivery of the Supplemental Indenture.

The Proposed Amendments and the KO Guarantees will become effective as to a series of CCR Notes, and the applicable Consent Payment will only be paid to any Holder of CCR Notes of a series who has validly delivered and not revoked a Consent, only if Consents of the Holders of 66-2/3% in aggregate principal amount of the outstanding CCR Notes of that series have been validly delivered and not revoked.

Any Holder that tenders CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date must also deliver Consents to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture, and the tender of CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date will also constitute the delivery of Consents with respect to such tendered CCR Notes. Holders not wishing to tender their CCR Notes pursuant to the Offer may also deliver Consents in the Consent Solicitation without tendering the related CCR Notes pursuant to the Offer. Tendered CCR Notes may not be withdrawn, and Consents may not be revoked, after the Early Tender and Consent Expiration Date.

Holders wishing to participate in the Offer and to be eligible to receive the Total Consideration, which includes the Early Tender Premium, must validly tender, and not validly withdraw, their CCR Notes on or before the Early Tender and Consent Expiration Date. Holders not wishing to participate in the Offer but wishing to deliver Consents pursuant to the Consent Solicitation and be eligible to receive the Consent Payment, must validly deliver their Consents, and not validly revoke them, on or before the Early Tender and Consent Expiration Date. Holders not wishing to participate in the Offer but wishing to deliver Consents pursuant to the Consent Solicitation must deposit with the Tender Agent the CCR Notes as to which Consents are delivered. A HOLDER THAT DELIVERS ELECTRONIC INSTRUCTIONS TO CONSENT SHOULD UNDERSTAND THAT THE CCR NOTES AS TO WHICH SUCH CONSENTS ARE DELIVERED WILL BE BLOCKED FROM TRADING AND THAT THE HOLDER WILL BE REQUIRED TO DEPOSIT THE RELATED CCR NOTES WITH THE TENDER AGENT UNTIL THE RELEASE DATE UNLESS THE HOLDER REVOKES ITS CONSENT OR THE CONSENT SOLICITATION IS TERMINATED.

By delivering a valid Consent, each Holder agrees to the Proposed Amendments and instructs the Trustee to take all necessary actions to make them effective in exchange for the applicable KO Guarantee and the applicable Consent Payment.

The KO Guarantees

Promptly following the Offer Expiration Date and so long as all the conditions to the Consent Solicitation for a series of CCR Notes are either satisfied or waived, we intend to issue the KO Guarantees for the benefit of the holders of the CCR Notes of that series. The KO Guarantees will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt (including any unsecured and unsubordinated guarantees of our subsidiaries' indebtedness). The KO Guarantees will be effectively subordinated to all of our existing and future secured obligations and to all existing and future liabilities of our subsidiaries other than CCR. The KO Guarantees do not restrict our ability or the ability of CCR or our other subsidiaries to incur or guarantee additional indebtedness in the future.

As of March 31, 2017, we had, on an unconsolidated basis (The Coca-Cola Company only), unsecured and unsubordinated indebtedness of approximately $31.1 billion and no outstanding guarantees of subsidiaries' indebtedness. As of March 31, 2017, our subsidiaries had indebtedness of approximately $2.7 billion.

For each series of CCR Notes, the terms of the KO Guarantees will be set forth in the applicable Supplemental Indenture.
The CCR Notes	The CCR Notes subject to the Offer and Consent Solicitation are the following:
• Zero Coupon Notes due June 20, 2020 (the "CCR 2020 Notes");
• 8.500% Debentures due February 1, 2022 (the "CCR 8.500% 2022 Notes");
• 8.000% Debentures due September 15, 2022 (the "CCR 8.000% 2022 Notes");
• 6.750% Debentures due September 15, 2023 (the "CCR 2023 Notes");
• 7.000% Debentures due October 1, 2026 (the "CCR 7.000% 2026 Notes");
• 6.950% Debentures due 2026 (the "CCR 6.950% 2026 Notes");
• 6.750% Debentures due 2028 (the "CCR 2028 Notes");
• 6.700% Debentures due 2036 (the "CCR 2036 Notes");
• 5.710% Medium-Term Notes (the "CCR 2037 Notes");
• 6.750% Debentures due 2038 (the "CCR 2038 Notes"); and
• 7.000% Debentures due 2098 (the "CCR 2098 Notes");

The CCR 2020 Notes (CUSIP:191219AV6/ ISIN:US191219AV64) were issued by CCR in an original aggregate principal amount of $1,932,480,000, of which $170,926,000 was outstanding as of May 19, 2017.
The CCR 8.500% 2022 Notes (CUSIP:191219AP9/ ISIN:US191219AP96) were issued by CCR in an original aggregate principal amount of $750,000,000, of which $327,097,000 was outstanding as of May 19, 2017.
The CCR 8.000% 2022 Notes (CUSIP:191219AQ7/ ISIN:US191219AQ79) were issued by CCR in an original aggregate principal amount of $250,000,000, of which $133,208,000 was outstanding as of May 19, 2017.
The CCR 2023 Notes (CUSIP:191219AU8/ ISIN:US191219AU81) were issued by CCR in an original aggregate principal amount of $250,000,000, of which $127,775,000 was outstanding as of May 19, 2017.
The CCR 7.000% 2026 Notes (CUSIP:191219AW4/ ISIN:US191219AW48) were issued by CCR in an original aggregate principal amount of $300,000,000, of which $110,187,000 was outstanding as of May 19, 2017.
The CCR 6.950% 2026 Notes (CUSIP:191219AY0/ ISIN:US191219AY04) were issued by CCR in an original aggregate principal amount of $500,000,000, of which $205,522,000 was outstanding as of May 19, 2017.
The CCR 2028 Notes (CUSIP:191219BE3/ ISIN:US191219BE31) were issued by CCR in an original aggregate principal amount of $400,000,000, of which $172,602,000 was outstanding as of May 19, 2017.
The CCR 2036 Notes (CUSIP:191219AX2/ ISIN:US191219AX21) were issued by CCR in an original aggregate principal amount of $300,000,000, of which $152,212,000 was outstanding as of May 19, 2017.
The CCR 2037 Notes (CUSIP:19122EAP7/ ISIN:US19122EAP79) were issued by CCR in an original aggregate principal amount of $150,000,000, of which $4,390,000 was outstanding as of May 19, 2017.
The CCR 2038 Notes (CUSIP:191219BC7/ ISIN:US191219BC74) were issued by CCR in an original aggregate principal amount of $250,000,000, of which $113,137,000 was outstanding as of May 19, 2017.
The CCR 2098 Notes (CUSIP:191219BD5/ ISIN:US191219BD57) were issued by CCR in an original aggregate principal amount of $250,000,000, of which $195,041,000 was outstanding as of May 19, 2017.

The Existing Indenture	Indenture, dated as of July 30, 1991, as amended and supplemented by the First Supplemental Indenture, dated as of January 29, 1992, between CCR and the Trustee.
Early Tender and Consent Expiration Date

The Early Tender and Consent Expiration Date for the Consent Solicitation will be 5:00 p.m., New York City time, on June 5, 2017, unless the Consent Solicitation is extended or earlier terminated by us.

Offer Expiration Date	The Offer will expire at 11:59 p.m., New York City time, on June 20, 2017, unless extended or earlier terminated by us.
Extension of the Offer and the Consent Solicitation

We reserve the right to extend the Offer and/or the Consent Solicitation at any time, with respect to any or all series of CCR Notes, for any reason. We therefore may extend the Offer and/or the Consent Solicitation for one or more series of CCR Notes, while not extending for the remaining series of CCR Notes. Any extension of the Offer or the Consent Solicitation by us will be followed as promptly as practicable by announcement thereof.

Required Consents

Valid Consents must be delivered, and not revoked, in respect of 66-2/3% in aggregate outstanding principal amount of each series of the CCR Notes, as provided in the Existing Indenture, in order to effectuate the Proposed Amendments and to execute and deliver the Supplemental Indenture.

All Consents validly delivered and not validly revoked, including both Consents delivered in connection with the tender of CCR Notes and Consents delivered without tendering the related CCR Notes pursuant to the Offer, will be counted together for the purposes of determining whether the Required Consents have been delivered.

Supplemental Indenture

Promptly following the Offer Expiration Date and so long as all the conditions to the Consent Solicitation for a series of CCR Notes are either satisfied or waived, including the Required Consents being delivered, we and the Trustee will execute the Supplemental Indenture promptly after the Offer Expiration Date. The Supplemental Indenture will become effective upon execution by us and the Trustee, but will provide that the Proposed Amendments will become operative only upon our purchase of the tendered CCR Notes and payment for the Consents received pursuant to the Offer and the Consent Solicitation. Otherwise, the Existing Indenture will remain in effect in its current form. See "The Proposed Amendments."

Total Consideration

The Total Consideration offered per $1,000 aggregate principal amount of each series of CCR Notes validly tendered and not validly withdrawn pursuant to the Offer will be determined in the manner described further in this Offer to Purchase, and in Annex B hereto, using the applicable Fixed Spread over the applicable Reference Yield based on the bid-side price of the applicable Reference Security, as quoted on the applicable Bloomberg reference page at the Price Determination Time. See Annex B for the hypothetical Total Consideration for each series of CCR Notes as calculated at 11:00 a.m., New York City time, on May 19, 2017.

Subject to the conditions of the Offer, Holders validly tendering, and not validly withdrawing, their CCR Notes, and thereby delivering their Consents, on or before the Early Tender and Consent Expiration Date will be eligible to receive the Total Consideration applicable to such tendered CCR Notes, which includes the Early Tender Premium.

Tender Offer Consideration

Subject to the conditions of the Offer, Holders validly tendering, and not validly withdrawing, their CCR Notes after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date will be eligible to receive only the Tender Offer Consideration applicable to such tendered CCR Notes, namely an amount equal to the applicable Total Consideration less the Early Tender Premium.

Consent Payment

Holders validly delivering, and not validly revoking, on or before the Early Tender and Consent Expiration Date, Consents without tendering the related CCR Notes pursuant to the Offer will be eligible to receive a Consent Payment in an amount equal to the amount described in the table on the cover page of this Offer to Purchase with respect to each series of CCR Notes as to which that Consent was delivered and not revoked on or before the Early Tender and Consent Expiration Date without tendering the related CCR Notes pursuant to the Offer. Upon the terms and subject to the conditions of the Consent Solicitation, the Consent Payments will be payable to Holders who deliver Consents without tendering the related CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date. The Consent Payment will not be payable to Holders delivering Consents by tendering CCR Notes.

If the Proposed Amendments become effective for a series of CCR Notes, Holders who did not deliver their Consent as to that series of CCR Notes will be bound by the Proposed Amendments and will receive the KO Guarantees but will not receive the Consent Payment. Only Holders who validly deliver and do not revoke their Consent prior to the Early Tender and Consent Expiration Date will be eligible to receive the applicable Consent Payment. We will pay the Consent Payment promptly after the Early Tender and Consent Expiration Date.

Accrued Interest

Holders whose CCR Notes are accepted for purchase pursuant to the Offer will receive, in addition to the applicable Total Consideration or applicable Tender Offer Consideration, as the case may be, for their CCR Notes purchased pursuant to the Offer, accrued and unpaid interest in respect of such CCR Notes from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date. Holders who deliver Consents without tendering the related CCR Notes pursuant to the Offer will not receive any Accrued Interest in respect of such CCR Notes.

Acceptance of Tendered CCR Notes and Payment; Acceptance of Consents Separately Delivered and Payment

We expect to accept CCR Notes validly tendered and not validly withdrawn promptly after the Offer Expiration Date, provided that the conditions to the Offer and the Consent Solicitation have been satisfied or waived. See "The Offer and the Consent Solicitation—Conditions of the Offer and the Consent Solicitation." Subject to the conditions of the Offer and the Consent Solicitation being satisfied or waived, we will pay for CCR Notes accepted for purchase pursuant to the Offer, on the Payment Date, which will be promptly after the Offer Expiration Date.

We expect to accept Consents validly delivered and not validly revoked promptly after the Offer Expiration Date, provided that the conditions to the Consent Solicitation have been satisfied or waived. See "The Offer and the Consent Solicitation—Conditions of the Offer and the Consent Solicitation." Subject to the conditions of the Consent Solicitation being satisfied or waived, we will make the Consent Payments for Consents delivered pursuant to the Consent Solicitation without tendering the related CCR Notes pursuant to the Offer, on the Payment Date, which will be promptly after the Offer Expiration Date.

Proposed Amendments

The Proposed Amendments would modify or remove certain of the covenants and events of default applicable to the CCR Notes contained in the Existing Indenture to substantively conform to the operative covenants and events of default in the indenture governing The Coca-Cola Company's existing unsubordinated debt. For additional information regarding the Proposed Amendments, see "The Proposed Amendments." The Proposed Amendments will be contained in the Supplemental Indenture. The Proposed Amendments will not become operative unless and until the Required Consents have been delivered and not revoked and we have purchased the tendered CCR Notes and made payments for the Consents received pursuant to the Offer and the Consent Solicitation (although the Supplemental Indenture will be executed promptly after the Offer Expiration Date).

The effectiveness of the Proposed Amendments is not a condition to any refranchising transaction of CCR or The Coca-Cola Company. See "—North America Beverage Partnership Model." Regardless of whether the Proposed Amendments become operative, the CCR Notes will continue to be outstanding and bear interest in accordance with all other terms of the CCR Notes and the Existing Indenture.

See "The Proposed Amendments."
Consequences of Failure to Tender CCR Notes

The CCR Notes not purchased pursuant to the Offer will remain outstanding immediately after consummation of the Offer and will continue to accrue interest in accordance with their terms. However, any trading market for the CCR Notes may be adversely affected by the reduction in the aggregate principal amount of the applicable series of CCR Notes outstanding following the completion of the Offer. In addition, if the Proposed Amendments become operative, such CCR Notes that are not purchased pursuant to the Offer will be subject to the modified covenants as described herein. See "Risk Factors—The approval of the Proposed Amendments would be binding on holders of CCR Notes who do not consent to the Proposed Amendments."

We or our affiliates reserve the right to repurchase or redeem CCR Notes that remain outstanding after consummation of the Offer. See "Risk Factors—The CCR Notes are subject to a limited trading market" and "Risk Factors—We may subsequently acquire the CCR Notes."

Cross-Consent Condition

The Proposed Amendments and the KO Guarantees for a series of CCR Notes, and our obligations to accept for purchase, and pay for, each series of CCR Notes validly tendered, and not validly withdrawn, pursuant to the Offer on or before the Offer Expiration Date, and pay for Consents validly delivered, and not validly revoked, on or before the Early Tender and Consent Expiration Date, are subject to, and conditioned upon, among other things, our receipt, without revocation, on or prior to the Early Tender and Consent Expiration Date, of the valid Consents of the Holders of 66-2/3% in aggregate principal amount of the outstanding CCR Notes of that series (the "Required Consents") with respect to each series of CCR Notes for which Consents are being solicited pursuant to the Consent Solicitation (the "Cross-Consent Condition"). All Consents validly delivered and not validly revoked, including both Consents delivered in connection with the tender of CCR Notes pursuant to the Offer and Consents delivered without tendering the related CCR Notes pursuant to the Consent Solicitation, will be counted together for the purposes of determining whether the Required Consents have been delivered.

An affiliate of CCR beneficially owns a significant portion of the outstanding principal amount of the 7.000% Debentures due 2098. Under the terms of the Existing Indenture, the portion of the 2098 Notes beneficially owned by such affiliate will be disregarded for the purposes of determining the Required Consent with respect to the 2098 Notes.

The Cross-Consent Condition above can be waived by us in our sole discretion as to any series of CCR Notes.
Supplemental Indenture Condition

The Proposed Amendments and the KO Guarantees for a series of CCR Notes, and our obligations to accept for purchase, and pay for, each series of CCR Notes validly tendered, and not validly withdrawn, pursuant to the Offer on or before the Offer Expiration Date, and pay for Consents validly delivered, and not validly revoked, on or before the Early Tender and Consent Expiration Date, are subject to, and conditioned upon, among other things, the execution, delivery and effectiveness of the Supplemental Indenture, which will implement the Proposed Amendments upon receipt of the Required Consents (the "Supplemental Indenture Condition").

Conditions to each Consent Solicitation

The Proposed Amendments and the KO Guarantees for a series of CCR Notes, and our obligations to accept for purchase, and pay for, CCR Notes validly tendered, and not validly withdrawn, pursuant to the Offer on or before the Offer Expiration Date, and pay for Consents validly delivered, and not validly revoked, on or before the Early Tender and Consent Expiration Date, are subject to, and conditioned upon, satisfaction or waiver of (i) the Cross-Consent Condition, (ii) the Supplemental Indenture Condition and (iii) the General Conditions (as defined in "The Offer and Consent Solicitation—Conditions of the Offer and the Consent Solicitation"), although we may waive any of these conditions in our sole discretion.

Subject to applicable law, we reserve the right, in our sole discretion, to (a) extend or terminate the Offer and/or the Consent Solicitation with respect to any or all series of CCR Notes; including by extending the Early Tender and Consent Expiration Date or the Offer Expiration Date, as the case may be, (b) otherwise amend the Offer and/or the Consent Solicitation in any respect, and (c) waive any or all conditions to the Offer and/or the Consent Solicitation, in whole or in part, at any time and from time to time on or before the Offer Expiration Date.

Holders

We are soliciting Consents from each person in whose name the CCR Notes are registered, or their duly designated proxies, including persons who held CCR Notes through a participant of DTC, Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream") (collectively, "Participants" and, together with registered holders, the "Holders").

Withdrawal; Revocation

Tendered CCR Notes may be validly withdrawn, and the related Consents validly revoked, and any Consents delivered without tendering the related CCR Notes pursuant to the Offer may be validly revoked, on or before the Early Tender and Consent Expiration Date, but not thereafter, by following the procedures described herein. A valid withdrawal of tendered CCR Notes on or before the Early Tender and Consent Expiration Date will also constitute the valid revocation of the related Consents. A Holder may not revoke Consents delivered with a tender of the related CCR Notes without withdrawing the previously tendered CCR Notes. Tenders of CCR Notes and deliveries of related Consents may not otherwise be withdrawn or revoked after the Early Tender and Consent Expiration Date.

In the event that the Offer is terminated without any CCR Notes being purchased, any CCR Notes previously tendered will be promptly returned to the Holders thereof at our expense, and neither the Total Consideration nor the Tender Offer Consideration, as the case may be, will be paid or become payable. Any withdrawn or unaccepted CCR Notes will be credited to the tendering holder's account at DTC.

Holders will receive their deposited CCR Notes from the Tender Agent on the Release Date unless the Holder revokes its Consent or the Consent Solicitation is terminated, in which event the deposited CCR Notes will be returned promptly after such revocation or termination. In the event that the Consent Solicitation is terminated without Consents being accepted, CCR Notes previously deposited pursuant to the Consent Solicitation by Holders who delivered Consents without tendering CCR Notes pursuant to the Offer, and which were blocked from trading, will be released by the Tender Agent and returned to the Holders who delivered such Consents.

For further information regarding the withdrawal of tendered CCR Notes and revocation of Consents, see "The Offer and Consent Solicitation—Withdrawal of Tenders and Revocation of Consents."
Procedures for Tendering CCR Notes and Delivering Consents

Any Holder wishing to tender CCR Notes and, if tendered on or before the Early Tender and Consent Expiration Date, deliver related Consents, should either (a) complete and sign the Letter of Transmittal or a facsimile copy in accordance with the instructions therein, mail or deliver it and any other required documents to the Tender Agent, and deliver the certificates for the CCR Notes to the Tender Agent (or transfer such CCR Notes pursuant to the book-entry transfer procedures described therein), (b) request the Holder's custodian to effect the transaction or (c) tender CCR Notes and deliver such Consents through DTC (pursuant to its ATOP Program). A Holder with CCR Notes held through a nominee or custodian must contact that nominee or custodian if such Holder wishes to tender those CCR Notes and deliver related Consents, and promptly instruct such nominee or custodian to tender such CCR Notes and deliver related Consents, as the case may be, on its behalf.

Any Holder wishing to deliver Consents without tendering the related CCR Notes pursuant to the Offer must either (a) complete and sign the Letter of Transmittal or a facsimile copy in accordance with the instructions therein, mail or deliver it and any other required documents to the Tender Agent, and deliver the certificates for the CCR Notes to the Tender Agent to be held until the Release Date (or deposit such CCR Notes pursuant to the book-entry deposit procedures described herein to block transfers of such CCR Notes), (b) request the Holder's custodian to effect the transaction or (c) deliver Consents through ATOP, which delivery must be accompanied by deposit of the CCR Notes as to which Consents are delivered pursuant to the book-entry deposit procedures described herein in order to block transfers of such CCR Notes. HOLDERS WISHING TO DELIVER CONSENTS WITHOUT TENDERING THE RELATED CCR NOTES PURSUANT TO THE OFFER MUST INDICATE IN THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE THAT SUCH HOLDER HAS ELECTED TO CONSENT TO THE PROPOSED AMENDMENTS BUT NOT TO TENDER CCR NOTES PURSUANT TO THE OFFER. A HOLDER WHO DELIVERS ELECTRONIC INSTRUCTIONS TO CONSENT SHOULD UNDERSTAND THAT THE CCR NOTES AS TO WHICH SUCH CONSENTS ARE DELIVERED WILL BE BLOCKED FROM TRADING AND THAT THE HOLDER WILL BE REQUIRED TO DEPOSIT THE RELATED CCR NOTES WITH THE TENDER AGENT UNTIL THE RELEASE DATE UNLESS THE HOLDER REVOKES ITS CONSENT OR THE CONSENT SOLICITATION IS TERMINATED.

There are no procedures for tender by guaranteed delivery applicable to the Offer or the Consent Solicitation. See "The Offer and Consent Solicitation—Procedure for Tendering CCR Notes and Delivering Consents."

Procedures for Beneficial Owners

If you are a beneficial owner of CCR Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your CCR Notes and/or deliver Consents, you should contact your intermediary entity promptly and instruct it to tender the CCR Notes (and thereby deliver Consents, provided such tender occurs on or before the Early Tender and Consent Expiration Date) or deliver Consents without tendering CCR Notes on your behalf. You should note that if CCR Notes are held by a broker, dealer, commercial bank, trust company or other nominee or custodian, such broker, dealer, commercial bank, trust company or other nominee or custodian may have an earlier deadline for tendering the CCR Notes and thereby delivering Consents, pursuant to the Offer and the Consent Solicitation, than the Early Tender and Consent Expiration Date (in order to receive the Total Consideration), or for tendering CCR Notes by the Offer Expiration Date (in order to receive the Tender Offer Consideration), and may have an earlier deadline for delivery of Consents without tendering CCR Notes pursuant to the Consent Solicitation than the Early Tender and Consent Expiration Date (in order to receive the Consent Payment).

Use of Proceeds	We will not receive any cash proceeds from the issuance of the KO Guarantees.
Waiver, Amendment; Termination

We reserve the right to waive or modify any term of, or terminate, the Offer and/or Consent Solicitation in respect of any series of CCR Notes in our sole discretion prior to the Early Tender and Consent Expiration Date.

Tax Considerations

You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the notes in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. For a discussion of certain U.S. federal income tax consequences of the Consent Solicitation, see "U.S. Federal Income Tax Consequences."

Dealer Managers; Solicitation Agents

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Santander Investment Securities Inc. are serving as dealer managers for the Offer and solicitation agents for the Consent Solicitation

Information Agent; Tender Agent	D.F. King & Co., Inc. is serving as information agent and tender agent for the Offer and the Consent Solicitation.
Trustee	Deutsche Bank Trust Company Americas is serving as trustee.
Risk Factors

Before making any decision with respect to the Consent Solicitation, Holders should consider carefully all of the information included in this Offer to Purchase, including, in particular, the information under "Risk Factors."

Concurrent Offering

Concurrently with or shortly after this Offer and Consent Solicitation, under a separate prospectus supplement, we expect to be offering certain U.S. dollar denominated senior notes (the "Concurrent Offering"). The completion of this Offer and Consent Solicitation is not conditioned on the completion of the Concurrent Offering, and the completion of the Concurrent Offering is not conditioned on the completion of this Offer and Consent Solicitation.

Information regarding the Concurrent Offering in this Offer to Purchase is neither an offer to sell nor a solicitation of any offer to buy any U.S. Dollar denominated senior notes or any other securities issued by us.

Redemption of Additional Notes

Following or concurrently with this Offer and Consent Solicitation, we intend to redeem all of CCR's outstanding 2019 Notes in compliance with the terms and conditions of the indenture, dated as of August 1, 2008, which governs the 2019 Notes.

Additional Documentation; Further Information; Assistance

If you have questions about the terms of the Offer or the Consent Solicitation, please contact the Dealer Managers. If you have questions regarding the procedures for tendering CCR Notes pursuant to the Offer or delivering Consents in the Consent Solicitation or require assistance in tendering your CCR Notes or delivering your Consents or if you wish to receive additional copies of this Offer to Purchase and the Letter of Transmittal, please contact the Information Agent. The contact information for the Dealer Managers and the Information Agent are set forth on the back cover page of this Offer to Purchase.

RISK FACTORS

        The following risk factors should be read together with the matters discussed in the sections titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this Offer to Purchase and the accompanying prospectus The risks below should be considered along with other risks described in the reports incorporated by reference into this Offer to Purchase. See "Where You Can Find More Information" beginning on page 1 of the accompanying prospectus.

The CCR Notes are subject to a limited trading market.

        The CCR Notes are not listed on any national or regional securities exchange or reported on any national quotation system. To the extent the CCR Notes are traded, prices of the CCR Notes may fluctuate greatly depending on the trading volumes and the balance between buy and sell orders. Quotations for securities that are not widely traded, such as the CCR Notes, may differ from the actual trading prices and should be viewed as approximations. Holders are urged to contact their bankers, brokers or financial advisors to obtain the best available information as to current market prices.

        To the extent that CCR Notes are tendered and accepted pursuant to the Offer, the trading market for CCR Notes that remain outstanding following consummation of the Offer will become more limited. A bid for a debt security with a smaller outstanding principal amount available for trading (a smaller "float") may be lower than a bid for a comparable debt security with a greater float. Therefore, the market price of any untendered or otherwise unpurchased CCR Notes may be adversely affected to the extent that the CCR Notes tendered and purchased pursuant to the Offer reduce the float. The reduced float may also make the trading price more volatile. Consequently, the liquidity, market value and price volatility of CCR Notes that remain outstanding may be adversely affected.

        Holders of untendered or unpurchased CCR Notes may attempt to obtain quotations for such CCR Notes from their brokers; however, an active trading market may not exist for the CCR Notes following the Offer. The extent of the public market for the CCR Notes following consummation of the Offer will depend on various factors, including the number of Holders holding CCR Notes remaining at such time and the interest in maintaining a market in the CCR Notes on the part of securities firms.

The KO Guarantees are unsecured and will be effectively junior to secured indebtedness that we may incur in the future and will be structurally subordinated to the obligations of subsidiaries.

        The KO Guarantees will be unsecured and unsubordinated obligations of The Coca-Cola Company and rank pari passu in right of payment with all of The Coca-Cola Company's unsubordinated debt obligations. However, the KO Guarantees will be effectively junior to any secured debt that The Coca-Cola Company may issue in the future. Holders of any secured debt that we may incur in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the KO Guarantees. The KO Guarantees will also be structurally subordinated to the obligations of our subsidiaries. No subsidiary of The Coca-Cola Company is a guarantor of the CCR Notes and therefore holders of the CCR Notes will not have any claim as a creditor against subsidiaries of The Coca-Cola Company other than CCR as obligor.

If the Proposed Amendments to the Existing Indenture are consented to and the Supplemental Indenture is executed, CCR will be subject to fewer restrictions on its conduct than it is currently subject to and assets of CCR may be transferred to subsidiaries of The Coca-Cola Company or to third parties that are not parties to the Existing Indenture and are not providing a guarantee of the CCR Notes.

        If the Proposed Amendments to the Existing Indenture become effective, the amended covenants would generally impose fewer restrictions on CCR's conduct than the covenants currently in the Existing Indenture. The Proposed Amendments would allow CCR to take actions that would otherwise have been restricted or conditioned and that could increase the credit risks faced by the Holders of any remaining CCR Notes, adversely affect the market price of any remaining CCR Notes and otherwise be adverse to the interests of the Holders of the remaining CCR Notes. Specifically, CCR will no longer be subject to certain restrictions on its ability to, among other things, merge or consolidate, sell all or substantially all of its assets, enter into sale and leaseback transactions with respect to certain property and subject certain property and shares of certain subsidiaries to any mortgage, pledge, security interest or lien. Therefore, assets of CCR may be transferred to subsidiaries of The Coca-Cola Company or to third parties that are not parties to the Existing Indenture and are not providing a guarantee of the CCR Notes, which may result in materially fewer assets of CCR being available to satisfy CCR's obligations under the CCR Notes. See "The Proposed Amendments" and the Letter of Transmittal in Annex A to this Offer to Purchase for more information about the differences between what actions are currently restricted by the covenants currently applicable to the CCR Notes and what actions would be restricted by the covenants following the effectiveness of the Proposed Amendments.

Holders of the CCR Notes may be adversely affected if we do not issue the KO Guarantees because holders will continue to have a claim against CCR only and not us.

        If we do not receive the Required Consents for a series of CCR Notes, we will not issue the KO Guarantees for the benefit of the holders of CCR Notes of that series. In such event, if CCR is unable to satisfy its payment obligations under the CCR Notes of that series, holders of the CCR Notes of that series would have no direct claim against us for these payment obligations. Additionally, no Consent Payment will be paid to any Holder of CCR Notes of a series if the Required Consents are not received as to that series.

The approval of the Proposed Amendments would be binding on holders of CCR Notes who do not consent to the Proposed Amendments.

        If the Required Consents for a series of CCR Notes have been validly delivered and the other conditions applicable to the Consent Solicitation for that series have been satisfied or waived by us, the Proposed Amendments will take effect as to that series of CCR Notes. Therefore, holders of the CCR Notes may be subject to the Proposed Amendments even if they do not consent to the Proposed Amendments.

Holders of CCR Notes who do not consent to the Proposed Amendments before the Early Tender and Consent Expiration Date will not receive the Consent Payment.

        If the Proposed Amendments take effect for a series of CCR Notes, Holders who did not deliver their Consent as to that series of CCR Notes will not receive the Consent Payment. Only Holders who validly deliver and do not revoke their Consent prior to the Early Tender and Consent Expiration Date will be eligible to receive the applicable Consent Payment.

The Offer and Consent Solicitation provide Holders of the CCR Notes with limited withdrawal and revocation rights.

        CCR Notes tendered and Consents delivered on or before the Early Tender and Consent Expiration Date may only be withdrawn and revoked, in writing, on or before the Early Tender and Consent Expiration Date (5:00 p.m., New York City time, on June 5, 2017, unless extended by us). CCR Notes cannot be withdrawn, and Consents may not be revoked, after the Early Tender and Consent Expiration Date. Holders should not tender any CCR Notes that they do not wish to be accepted for purchase.

We may subsequently acquire the CCR Notes.

        Whether or not the Offer and the Consent Solicitation are consummated, we or our affiliates may from time to time, subject to applicable law, acquire CCR Notes, otherwise than pursuant to the Offer, through open market or privately negotiated transactions, through tender offers, exchange offers or otherwise, or we may redeem CCR Notes pursuant to their terms. Any future purchases may be on the same terms or on terms that are more or less favorable to Holders of CCR Notes than the terms of the Offer and the Consent Solicitation, and could be for cash or other consideration. Any future purchase by us or our affiliates will depend on various factors existing at the time of such future purchase. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we or our affiliates may choose to pursue in the future.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for the five fiscal years ended December 31, 2016 and for the three months ended March 31, 2017 are set forth below:

	Year Ended December 31,
Three Months Ended March 31, 2017
	2016	2015	2014	2013	2012
7.7x	10.6x	11.2x	16.7x	21.4x	24.4x

        We computed ratios of earnings to fixed charges on a total enterprise basis by dividing income from continuing operations before income taxes and changes in accounting principles (excluding undistributed equity earnings) and fixed charges (excluding capitalized interest) by fixed charges. Fixed charges consist of gross interest incurred and the interest portion of rental expense.

        At March 31, 2017, we were contingently liable for guarantees of indebtedness owed by third parties, including certain variable interest entities, in the amount of approximately $578 million. Fixed charges for these contingent liabilities have not been included in the computation of the above ratios as the amounts are immaterial and, in the opinion of management, it is not probable that we will be required to satisfy the guarantees. The interest amount included in the computation of the above ratios does not include interest expense associated with unrecognized tax benefits.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the KO Guarantees.

 DESCRIPTION OF THE COCA-COLA COMPANY GUARANTEES

        Set forth below is a summary of the terms of the KO Guarantees. This summary does not purport to be complete, and is qualified in its entirety by reference to the relevant terms of the Supplemental Indenture reflected in "The Proposed Amendments." If all the conditions to the Consent Solicitation for a series of CCR Notes are either satisfied or waived, we intend to issue a KO Guarantee for the benefit of the holders of the CCR Notes of that series promptly after the Offer Expiration Date.

        Under the KO Guarantees, we will irrevocably and unconditionally guarantee the full and punctual payment of principal, premium, if any, interest and any other amounts that may become due and payable by CCR in respect of the series of CCR Notes that were provided with the KO Guarantees. If CCR fails to pay any such amount, we will pay the amount that is due and required to be paid.

        The KO Guarantees:

  •
  will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsubordinated debt (including any unsecured and unsubordinated guarantees of our subsidiaries' indebtedness);

  •
  will be effectively subordinated to all of our existing and future secured obligations and structurally subordinated to all existing and future liabilities of our subsidiaries other than CCR; and

  •
  do not restrict our ability or the ability of CCR or our other subsidiaries to incur or guarantee additional indebtedness in the future.

        The KO Guarantees will not be secured by any of our assets or properties. As a result, by owning the KO Guarantees, you will be one of our unsecured creditors. The KO Guarantees will not be subordinated to any of our other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against us, the KO Guarantees would rank equally in right of payment with all our other unsubordinated debt (including any unsecured and unsubordinated guarantees of our subsidiaries' indebtedness).

        As of March 31, 2017, we had, on an unconsolidated basis (The Coca-Cola Company only), unsecured and unsubordinated indebtedness of approximately $31.1 billion and no outstanding guarantees of subsidiaries' indebtedness. As of March 31, 2017, our subsidiaries had indebtedness of approximately $2.7 billion.

        For each series of CCR Notes that receive a KO Guarantee, the terms of the applicable KO Guarantee will be set forth in the Supplemental Indenture. A summary of the relevant terms of the Supplemental Indenture is set forth in "The Proposed Amendments."

THE PROPOSED AMENDMENTS

        The purpose of the Consent Solicitation is to obtain Consents (i) to the Proposed Amendments to modify or remove certain of the covenants and events of default applicable to the CCR Notes contained in the Existing Indenture to substantively conform to the operative covenants and events of default in the indenture governing The Coca-Cola Company's existing unsecured and unsubordinated debt and (ii) to the execution and delivery of the Supplemental Indenture. The following is a summary of the principal changes to the Existing Indenture that would be effected by the Proposed Amendments. Consents to the Proposed Amendments for each series of CCR Notes are sought as a single proposal. Holders may not agree to some but not all of the Proposed Amendments. Capitalized terms appearing below but not defined in this section of this Offer to Purchase have the meanings assigned to such terms in the Existing Indenture. The Supplemental Indenture will give effect to the Proposed Amendments. To be effective under the Existing Indenture, these amendments must receive the Required Consent. The Proposed Amendments to the Existing Indenture and the CCR Notes would modify or remove certain of the covenants applicable to the CCR Notes contained in the following sections of the Existing Indenture:

Covenant	Proposed Amendments
Definitions (Section 1.01)	Amend to add the definition set forth below:
"Guarantor" means The Coca-Cola Company.
Restrictions on Liens (Section 4.10)	Eliminate
Restrictions on Sale and Leaseback Transactions (Section 4.11)	Eliminate
Merger Covenant (Section 5)	Amend to substantively conform to The Coca-Cola Company merger covenant as set forth:

        Section 5.01    When the Guarantor ~~Company~~ May Merge, etc.    The Guarantor ~~Company~~ shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any Person unless:

        (1)    ~~either the Company shall be the resulting or surviving entity or such Person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia,~~ such Person expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor ~~the Company~~ under the Securities and this Indenture (in which case all such obligations of the Guarantor ~~the Company~~ shall terminate); and

        ~~(2)~~    the Guarantor ~~immediately before and immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Default or Event of Default shall have occurred and be continuing.~~

Covenant	Proposed Amendments

        ~~(3)~~(2)    ~~The Company~~ shall deliver to the Trustee prior to the proposed transaction a~~n~~ Guarantors Officers' Certificate and an Opinion of Counsel, each of which shall ~~comply with Section 10.05 and shall~~ state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

        Section 5.02    ~~Successor~~ Successor Person~~Corporation Substituted~~.    Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Guarantor ~~the Company~~ in accordance with Section 5.01, the ~~successor corporation~~successor Person formed by such consolidation or into which the Guarantor ~~the Company~~ is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor ~~the Company~~ under this Indenture with the same effect as if such ~~successor corporation~~successor Person had been named as the Guarantor ~~the Company~~ herein, and the predecessor Person~~corporation~~, shall be relieved of any further obligation under this Indenture and the Securities and coupons.

~~Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities and coupons issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities or coupons which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities and coupons which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities and coupons so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and coupons theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and coupons had been issued at the date of the execution thereof.In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities and coupons thereafter to be issued as may be appropriate.~~

Events of Default—Cross-Acceleration (Section 6.01(4))	Eliminate

        The effectiveness of the Proposed Amendments is not a condition to any refranchising transaction of CCR or The Coca-Cola Company. See "Summary—North America Beverage Partnership Model." The Proposed Amendments will not alter the maturity dates of the CCR Notes, CCR's obligation to make principal and interest payments on the CCR Notes or, except as stated below, the substantive effect of any other covenant or provision designed to afford protection to the holders of the CCR Notes.

        Consents are sought with respect to all of the Proposed Amendments as a single proposal. Holders of the CCR Notes must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of the Proposed Amendments.

        The CCR Notes will also be deemed to be amended to conform or delete all provisions inconsistent with the Existing Indenture that are effected by the Proposed Amendments.

        If the Proposed Amendments to the Existing Indenture become operative, the eliminated provisions will be of no further force or effect with respect to the CCR Notes.

        Promptly following the Offer Expiration Date and so long as all the conditions to the Consent Solicitation for a series of CCR Notes are either satisfied or waived, including the Required Consents being delivered, we intend to execute the Supplemental Indenture to the Existing Indenture promptly after the Offer Expiration Date. The Supplemental Indenture will become effective when executed by CCR and the Trustee. However, the Supplemental Indenture will become operative only upon our purchase of the tendered CCR Notes and our payment for the Consents received pursuant to the Offer and the Consent Solicitation, which means that the amendments to the Existing Indenture effected by the Supplemental Indenture will be deemed to be revoked retroactive to the date of the Supplemental Indenture, and the Existing Indenture will remain in its current form, if such purchase and payment does not occur, whether because the Offer and the Consent Solicitation are terminated by us or for any other reason.

THE OFFER AND CONSENT SOLICITATION

General Terms

The Purpose of the Offer and Consent Solicitation

        The purpose of the Offer and the Consent Solicitation is to acquire the CCR Notes and to obtain Consents (i) to the Proposed Amendments to modify or remove certain of the covenants and events of default applicable to the CCR Notes contained in the Existing Indenture to substantively conform to the operative covenants and events of default in the indenture governing The Coca-Cola Company's existing unsecured and unsubordinated debt and (ii) to the execution and delivery of the Supplemental Indenture. CCR Notes acquired will be retired and cancelled. The total amount of funds required to purchase all of the outstanding CCR Notes pursuant to the Offer is approximately $2.3 billion, including Accrued Interest from the last interest payment date for each series of CCR Notes to, but excluding, the Payment Date, assuming all outstanding CCR Notes are validly tendered prior to the Early Tender and Consent Expiration Date, the Payment Date is June 22, 2017. See "The Offer and Consent Solicitation—Conditions of the Offer and the Consent Solicitation."

        If the Proposed Amendments are effected as to a series of CCR Notes all Holders of CCR Notes of such series will be bound by the Proposed Amendments and will receive the applicable KO Guarantee, including the Holders who did not deliver their Consent. See "Risk Factors—The approval of the Proposed Amendments would be binding on holders of CCR Notes who do not consent to the Proposed Amendments."

Position Regarding the Offer and the Consent Solicitation

        None of us, CCR, the Dealer Managers, the Trustee, the Information Agent, the Tender Agent or any of their respective affiliates makes any recommendation as to whether or not Holders should tender all or any portion of their CCR Notes pursuant to the Offer (and thereby deliver Consents pursuant to the Consent Solicitation, provided such tender is on or prior to the Early Tender and Consent Expiration Date) or only deliver Consents without tendering CCR Notes pursuant to the Consent Solicitation. Holders must make their own decisions as to whether to tender their CCR Notes and deliver related Consents, and, if so, the amount of their CCR Notes to tender, or whether to deliver Consents without tendering CCR Notes pursuant to the Offer, and, if so, the amount of CCR Notes with respect to which to deliver Consents.

The Offered Consideration

        We are offering to purchase for cash, upon the terms and subject to the conditions described in this Offer to Purchase and the Letter of Transmittal, any and all of the outstanding CCR Notes that are validly tendered, and not validly withdrawn, on or before the Offer Expiration Date for the consideration described below. In conjunction with the Offer, we are soliciting, on the terms and subject to the conditions set forth in this Offer to Purchase and the Letter of Transmittal, Consents from Holders to the Proposed Amendments, as described under "The Proposed Amendments."

        Holders who validly tender their CCR Notes, and thereby deliver their Consents, on or before the Early Tender and Consent Expiration Date, and who do not validly withdraw their CCR Notes on or before the Early Tender and Consent Expiration Date, will be eligible to receive the applicable Total Consideration. Holders who validly tender their CCR Notes after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date, and thereby do not deliver their Consents, will only be eligible to receive the applicable Tender Offer Consideration, namely the applicable Total Consideration less the Early Tender Premium. In addition, Holders whose CCR Notes are accepted for purchase pursuant to the Offer will receive Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date in respect of their CCR Notes purchased pursuant to the Offer. Holders who validly deliver Consents without tendering the related CCR Notes pursuant to the Offer, and who do not validly revoke such Consents on or before the Early Tender and Consent Expiration Date, will be eligible to receive the Consent Payment.

        The applicable consideration for each $1,000 aggregate principal amount of CCR Notes validly tendered and not validly withdrawn pursuant to the Offer shall be determined in the manner described further in this Offer to Purchase, and in Annex B hereto, using the applicable Fixed Spread over the applicable Reference Yield based on the bid-side price of the applicable Reference Security, as quoted on the applicable Bloomberg reference page at the Price Determination Time. See Annex B for the hypothetical Total Consideration for each series of CCR Notes as calculated at 11:00 a.m., New York City time, on May 19, 2017.

        Total Consideration and Tender Offer Consideration.    The Total Consideration for the CCR Notes purchased pursuant to the Offer will be calculated, as described on Annex B hereto, so as to result in a price as of the Payment Date that equates to a yield to the maturity date for the CCR Notes equal to the sum of:

  •
  the applicable Reference Yield based on the bid-side price of the applicable Reference Security as quoted on the applicable Bloomberg reference page at the Price Determination Time, plus

  •
  the applicable Fixed Spread set forth for the Notes on the front cover of this Offer to Purchase.

        This sum is referred to in this Offer to Purchase as the "Tender Offer Yield."

        Specifically, the Total Consideration per $1,000 aggregate principal amount of the CCR Notes will equal:

  •
  the present value per $1,000 aggregate principal amount of all remaining payments of principal and interest on the CCR Notes of such series to be made to (and including) the maturity date, discounted to the Payment Date in accordance with the formula set forth on Exhibit B to this Offer to Purchase, at a discount rate equal to the Tender Offer Yield, minus

  •
  Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date per $1,000 aggregate principal amount of the Notes of such series.

        The Tender Offer Consideration will be equal to the Total Consideration minus the Early Tender Premium.

        The total consideration paid to holders of CCR Notes whose CCR Notes are validly tendered and not validly withdrawn pursuant to the Offer will be the Total Consideration or Tender Offer Consideration, as applicable, plus Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date per $1,000 aggregate principal amount of CCR Notes validly tendered and not validly withdrawn pursuant to the Offer, rounded down to the nearest cent.

        Any Holder that tenders CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date must also deliver Consents to the Proposed Amendments, and the tender of CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date will also constitute the delivery of Consents with respect to such tendered CCR Notes. A Holder tendering CCR Notes pursuant to the Offer may not revoke a Consent without withdrawing the previously tendered CCR Notes to which such Consent relates. If a Holder's CCR Notes are not validly tendered or are validly tendered but validly withdrawn and not validly re-tendered on or before the Early Tender and Consent Expiration Date, such Holder will not receive the Early Tender Premium in respect of such CCR Notes (nor will such Holder receive the Tender Offer Consideration unless such CCR Notes are validly re-tendered on or before the Offer Expiration Date). In no event will Holders tendering CCR Notes be entitled to receive the Consent Payment, which is offered solely in respect of Consents validly delivered and not validly revoked on or before the Early Tender and Consent Expiration Date that are made without tendering the related CCR Notes pursuant to the Offer. CCR Notes acquired will be retired and cancelled.

        The Dealer Managers will calculate the Total Consideration, Tender Offer Consideration and Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date, and their calculation will be final and binding, absent manifest error. Prior to the Price Determination Time, holders may obtain a hypothetical quote of the Reference Yield of the Reference Security (calculated as of a then-recent time) and the resulting hypothetical Total Consideration by contacting one of the Dealer Managers at the telephone numbers set forth on the back cover of this Offer to Purchase. Additionally, a daily quote of the Reference Yield of the Reference Security can be found in the Wall Street Journal on each day of the Offer. In addition, as soon as practicable after the Price Determination Time, but in any event at or before 9:00 a.m., New York City time, on the next business day after the Price Determination Time, we will publicly announce the actual Total Consideration, Tender Offer Consideration and Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date, for each series of CCR Notes promptly.

        Because the Total Consideration and Tender Offer Consideration are based on a fixed spread pricing formula linked to the yield on the applicable Reference Security, the actual amount of cash that may be received by a tendering Holder pursuant to the Offer will be affected by changes in such yield during the term of the Offer before the Price Determination Time. After the Price Determination Time, when the Total Consideration and Tender Offer Consideration are no longer linked to the yield on the applicable Reference Security, the actual amount of cash that may be received by a tendering holder pursuant to the Offer will be known and such amount will note change unless we modify the Offer in accordance with applicable law.

        Consent Payment.    The Consent Payment will be in an amount equal to the amount described in the table on the cover page of this Offer to Purchase with respect to each series of CCR Notes as to which such Consents are delivered and not revoked on or before the Early Tender and Consent Expiration Date without tendering the related CCR Notes pursuant to the Offer. Upon the terms and subject to the conditions of the Consent Solicitation, the Consent Payments will be payable to Holders who deliver Consents without tendering the related CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date. The Consent Payment will not be payable to Holders delivering Consents by tendering CCR Notes.

        If the Proposed Amendments become effective for a series of CCR Notes, Holders who did not deliver their Consent as to that series of CCR Notes will be bound by the Proposed Amendments and will receive the KO Guarantees but will not receive the Consent Payment. Only Holders who validly deliver and do not revoke their Consent prior to the Early Tender and Consent Expiration Date will be eligible to receive the applicable Consent Payment. We will pay the Consent Payment promptly after the Offer Expiration Date.

        Accrued Interest.    Holders whose CCR Notes are accepted for purchase pursuant to the Offer will receive, in addition to the applicable Total Consideration or applicable Tender Offer Consideration, as the case may be, for their CCR Notes purchased pursuant to the Offer, accrued and unpaid interest in respect of such CCR Notes from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date. Holders who deliver Consents without tendering the related CCR Notes pursuant to the Offer will not receive any Accrued Interest in respect of such CCR Notes.

Source of Funds

        We expect to use a portion of the net proceeds from the Concurrent Offering and, if necessary, additional cash on hand to pay amounts due in relation to the Offer and the Consent Solicitation.

Offer Expiration Date and Early Tender and Consent Expiration Date; Extensions, Amendments and Termination

        The Offer will expire at 11:59 p.m., New York City time, on June 20, 2017, unless extended or earlier terminated by us. The Consent Solicitation will expire at 5:00 p.m., New York City time, on June 5, 2017, unless extended or earlier terminated by us. The deadline for Holders to validly tender CCR Notes (and thereby deliver Consents) and be eligible to receive payment of the Total Consideration pursuant to the Offer and the Consent Solicitation is the Early Tender and Consent Expiration Date. The deadline for Holders to validly deliver Consents without tendering CCR Notes pursuant to the Offer is also 5:00 p.m., New York City time, on June 5, 2017, unless extended or earlier terminated by us.

        We reserve the right to extend the Offer and/or the Consent Solicitation for such period or periods as we may determine, in our sole discretion, from time to time, by giving written or oral notice to the Tender Agent and by making public disclosure by press release by 9:00 a.m., New York City time, on the next business day following the previously scheduled Offer Expiration Date or Early Tender and Consent Expiration Date, as applicable, for the Offer and the Consent Solicitation. We therefore may extend the Offer and/or Consent Solicitation for one or more series of CCR Notes, while not extending for the remaining series of CCR Notes. During any extension of the Offer, all CCR Notes previously tendered will remain subject to the Offer, unless validly withdrawn. During any extension of the Consent Solicitation, all Consents previously delivered will remain effective, unless validly revoked on or before the Early Tender and Consent Expiration Date (as amended).

        We reserve the right, subject to applicable law, in our sole discretion, to:

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  waive any or all conditions to the Offer and/or the Consent Solicitation, in whole or in part, at any time and from time to time on or before the Offer Expiration Date;

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  extend or terminate the Offer and/or the Consent Solicitation with respect to any or all series of CCR Notes, including by extending the Early Tender and Consent Expiration Date or the Offer Expiration Date, as the case may be. We therefore may extend the Offer and/or Consent Solicitation for one or more series of CCR Notes, while not extending for the remaining series of CCR Notes; and

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  otherwise amend the Offer and/or the Consent Solicitation in any respect. We may make amendments to the Offer without amending the Consent Solicitation and vice versa.

        Any extension, amendment or termination will be followed as promptly as practicable by a public announcement of the extension, amendment or termination. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to advertise or otherwise communicate any such announcement other than by issuing a press release to a nationally recognized news service or such other means of announcement as we deem appropriate.

        If we make a material change in the terms of the Offer or the Consent Solicitation or the information concerning the Offer or the Consent Solicitation or waive a condition of the Offer or the Consent Solicitation that results in a material change to the circumstances of the Offer or the Consent Solicitation, we will disseminate additional tender offer and consent solicitation materials and extend the Offer or the Consent Solicitation, as the case may be, to the extent required by applicable law. In the event that we either (a) reduce the aggregate principal amount of CCR Notes subject to the Offer or (b) reduce or increase the Total Consideration or the Tender Offer Consideration with respect to any or all series of CCR Notes, we will extend the Offer to the extent required by Rule 14e-1 under the Exchange Act.

Procedure for Tendering CCR Notes and Delivering Consents

General

        In order for a Holder to be eligible to receive the Total Consideration, the Holder must validly tender its CCR Notes pursuant to the Offer, and thereby deliver its related Consents pursuant to the Consent Solicitation, on or before the Early Tender and Consent Expiration Date and not withdraw those CCR Notes or revoke such Consents on or before to the Early Tender and Consent Expiration Date. The tender of CCR Notes pursuant to the Offer on or before the Early Tender and Consent Expiration Date and in accordance with the procedures described below will also constitute the delivery of Consents with respect to the CCR Notes tendered. Holders may also deliver Consents without tendering the related CCR Notes pursuant to the Offer.

        In order for a Holder to be eligible to receive the Tender Offer Consideration, the Holder must validly tender its CCR Notes pursuant to the Offer after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date. To be eligible to receive the Consent Payment, the Holder must, on or before the Early Tender and Consent Expiration Date, deliver valid Consents, and not revoke such Consents, without tendering the related CCR Notes pursuant to the Offer.

        CCR Notes may be tendered, and Consents may be delivered, only in minimum denominations of $1,000 and integral multiples of $1,000. The method of delivery of CCR Notes, Consents and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent's Message transmitted through ATOP, is at the election and risk of the person tendering CCR Notes and delivering Consents and the Letter of Transmittal or transmitting an Agent's Message, and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Tender Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Early Tender and Consent Expiration Date or the Offer Expiration Date, as applicable, to permit timely delivery to the Tender Agent.

        You will not be eligible to receive a Consent Payment in respect of Consents delivered without tendering the related CCR Notes if your Consents are not validly delivered, or your Consents are validly revoked, on or before the Early Tender and Consent Expiration Date, even though the Proposed Amendments may become effective and operative.

        If you want to tender your CCR Notes pursuant to the Offer and, if applicable, deliver Consents pursuant to the Consent Solicitation in connection with your tender, you must ensure that, on or before the Early Tender and Consent Expiration Date or the Offer Expiration Date, as the case may be:

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  the Tender Agent receives, at its address or facsimile number set forth on the back cover of this Offer to Purchase, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and any other required documents; and

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  either (a) certificates for tendered CCR Notes are received by the Tender Agent at its address set forth on the back cover of this Offer to Purchase or (b) the CCR Notes are transferred pursuant to the procedures for book-entry transfer described below and the Tender Agent receives confirmation of such tender, including an Agent's Message if you have not delivered a Letter of Transmittal.

        If you want to deliver Consents pursuant to the Consent Solicitation without tendering the related CCR Notes pursuant to the Offer, you must ensure that, on or before to the Early Tender and Consent Expiration Date:

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  the Tender Agent receives, at its address or facsimile number set forth on the back cover of this Offer to Purchase, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and any other required documents indicating that you are delivering Consents without tendering the related CCR Notes pursuant to the Offer; and

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  either (a) certificates for CCR Notes as to which Consents are being delivered are received by the Tender Agent at its address set forth on the back cover of this Offer to Purchase or (b) the CCR Notes are deposited pursuant to the procedures for book-entry transfer described below pursuant to electronic instructions to Consent and the Tender Agent receives confirmation thereof, including an Agent's Message if you have not delivered a Letter of Transmittal.

        The term "Agent's Message" means a message, transmitted by DTC to and received by the Tender Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering and/or consenting participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce such Letter of Transmittal against such participant.

        If you tender your CCR Notes and/or deliver Consents through ATOP, you do not need to complete a Letter of Transmittal.

        If the CCR Notes are held of record in the name of a person other than the signer of the Letter of Transmittal, or if certificates for unpurchased CCR Notes are to be issued to a person other than the holder of record (the "Record Holder"), the certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the Record Holder appears on the certificates, with the signature on the certificates or bond powers guaranteed as described below.

Signature Guarantee

        Signatures on any Letter of Transmittal submitted must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a "Medallion Signature Guarantor"), unless the CCR Notes are tendered and/or Consents are delivered:

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  by the registered Holder of the CCR Notes and that Holder has not completed either of the boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

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  for the account of a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc. or is a commercial bank or trust company having an office in the United States (each, an "Eligible Institution").

        In the event that a Holder tenders CCR Notes and/or delivers Consents through ATOP, such Holder does not need to complete a Letter of Transmittal. Accordingly, no signature guarantees are required with respect to any such tenders.

Tendering CCR Notes and/or Delivering of Consents for CCR Notes Held Through DTC; ATOP

        We expect that, within two business days after the date of this Offer to Purchase, the Tender Agent will establish one or more accounts with respect to the CCR Notes at DTC for purposes of the Offer and the Consent Solicitation. Any financial institution that is a participant in DTC may make book-entry tender of CCR Notes and/or delivery of Consents by causing DTC to transfer such CCR

Notes into the Tender Agent's applicable account in accordance with DTC's procedure for such transfer or, in the case of Consents delivered without tendering the related CCR Notes, depositing such CCR Notes into the Tender Agent's applicable account in accordance with DTC's procedure for Consents delivered without tendering the related CCR Notes. Although delivery or deposit of CCR Notes may be effected through book-entry at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the Tender Agent on or before the Offer Expiration Date or the Early Tender and Consent Expiration Date, as the case may be, at its address or facsimile number set forth on the back cover of this Offer to Purchase. Delivery of such documents to DTC does not constitute delivery to the Tender Agent.

        Holders who are tendering and/or delivering Consents by book-entry transfer or book-entry deposit to the Tender Agent's account at DTC may execute their tender and/or deliver their Consent through DTC's ATOP by transmitting their acceptance to DTC in accordance with DTC's ATOP procedures. DTC will then verify the acceptance of the Offer and/or Consent Solicitation, execute a book-entry delivery to the Tender Agent's account at DTC, in the case of a tender of CCR Notes, or verify the acceptance of the Consent Solicitation and execute a book-entry deposit to the Tender Agent's account at DTC, in the case of a Consent delivered without tendering the related CCR Notes pursuant to the Offer, and, in either case, send an Agent's Message to the Tender Agent. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer and/or the Consent Solicitation in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. Accordingly, a Holder tendering and/or delivering Consents through ATOP does not need to complete the Letter of Transmittal. Because contra CUSIPs will identify the nature of the instruction submitted—that is, whether the CCR Notes that are the subject of the instruction are being tendered (with a Consent, if on or before the Early Tender and Consent Expiration Date) or a Consent is being delivered without tendering the related CCR Notes—participants can only submit an instruction under one contra CUSIP with respect to particular CCR Notes.

Transfer Taxes

        Except as set forth below, we will pay or cause to be paid any transfer taxes with respect to the transfer and sale of the CCR Notes to us, or to our order, pursuant to the Offer and the Consent Solicitation. If payment is to be made to, or if the CCR Notes not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if the tendered CCR Notes are registered in the name of any persons other than the persons signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        Tendering Holders should indicate in the applicable box or boxes on the Letter of Transmittal the name and address to which CCR Notes for principal amounts not tendered or not accepted for purchase or checks constituting payments for CCR Notes purchased are to be issued or sent, if different from the name and address of the registered Holder signing the Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, CCR Notes not tendered or not accepted for purchase will be returned to the registered Holder of the CCR Notes tendered. Holders of CCR Notes tendering by book-entry transfer will have CCR Notes not tendered or not accepted for purchase returned by crediting their account at DTC. We will have no obligation under the "Special Issuance Instructions" or "Special Delivery Instructions" unless the Holder produces satisfactory evidence that any applicable transfer taxes have been paid.

Other Information

        We will only accept tenders of CCR Notes and deliveries of Consents in minimum denominations of $1,000 and integral multiples of $1,000. We will not accept any alternative, conditional or contingent tenders or Consents. All Consents will constitute consents to the Proposed Amendments as an entirety.

        There are no guaranteed delivery provisions applicable to the Offer or the Consent Solicitation.

        The method of delivery of any Letter of Transmittal and any other required documents is at the election and risk of the tendering Holder. If a Holder chooses to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery. In no event should the CCR Notes or the Letter of Transmittal be sent to us, DTC, the Dealer Managers or the Information Agent.

        Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of CCR Notes tendered by delivery of a Letter of Transmittal or Agent's Message in accordance with the terms and subject to the conditions of the Offer and the Consent Solicitation, the Holder will thereby (a) sell, assign and transfer to, or upon the order of, The Coca-Cola Company or its nominee, all right, title and interest in and to any and all of the CCR Notes tendered thereby, (b) waive any and all other rights with respect to such CCR Notes (including, without limitation, any existing or past defaults and their consequences in respect of such CCR Notes and the indenture relating thereto) and (c) release and discharge CCR from any and all claims the Holder may have now or may have in the future arising out of or related to the CCR Notes. The Holder by such tender or delivery of a Consent without tendering the related CCR Notes pursuant to the Offer will also thereby irrevocably constitute and appoint the Tender Agent as the true and lawful agent and attorney-in-fact of the Holder (with full knowledge that the Tender Agent also acts as the agent of CCR) with respect to such CCR Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), in the case of tenders, to (i) present such CCR Notes and all evidences of transfer and authenticity to, or transfer ownership of such CCR Notes on the account books maintained by DTC to, or upon the order of, CCR, (ii) present such CCR Notes for transfer of ownership on the books of CCR, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such CCR Notes, all in accordance with the terms and conditions of the Offer and the Consent Solicitation as described in this Offer to Purchase and the Letter of Transmittal.

        To the extent that CCR Notes are tendered pursuant to the Offer, or Consents are delivered without tendering the related CCR Notes pursuant to the Offer, on or before the Early Tender and Consent Expiration Date, the Holder will thereby agree and acknowledge that, by the execution and delivery of a Letter of Transmittal or Agent's Message, the Holder makes and provides the written Consent, with respect to the principal amount of such CCR Notes tendered or with respect to which Consents are separately delivered, to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture. The Holder will acknowledge that it understands that the Consent shall remain in full force and effect unless and until such Consent is validly revoked. The Holder will acknowledge that it understands the CCR Notes tendered may be validly withdrawn, and the related Consents validly revoked, at any time on or before the Early Tender and Consent Expiration Date, but not thereafter, and that a valid withdrawal of tendered CCR Notes on or before the Early Tender and Consent Expiration Date will also constitute the valid revocation of the related Consent.

        By its tender of CCR Notes and/or delivery of Consents, a Holder will acknowledge and agree that such tender of CCR Notes and/or delivery of Consents pursuant to any of the procedures described in this Offer to Purchase and in the instructions to the Letter of Transmittal and, in the case of a tender of CCR Notes, an acceptance of such CCR Notes by The Coca-Cola Company will constitute a binding agreement between the Holder and The Coca-Cola Company upon the terms and subject to the conditions of the Offer and the Consent Solicitation, which agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        By its tender of CCR Notes, a Holder will represent and warrant that (a) it has full power and authority to tender, sell, assign and transfer the CCR Notes tendered thereby and (b) when such tendered CCR Notes are accepted for purchase and payment is made by The Coca-Cola Company pursuant to the Offer, The Coca-Cola Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. To the extent that CCR Notes are tendered on or before the Early Tender and Consent Expiration Date and Consents are delivered, or Consents are delivered without tendering the related CCR Notes on or before the Early Tender and Consent Expiration Date, the Holder will represent and warrant that it has full power and authority to deliver Consents with respect to the CCR Notes tendered. The Holder will, upon request, execute and deliver any additional documents deemed by the Tender Agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the CCR Notes tendered and/or the delivery of any Consents.

        In consideration for the purchase of CCR Notes pursuant to the Offer, each Holder will waive, release, forever discharge and agree not to sue us or any of our former, current or future directors, officers, employees, trustees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the Offer), by reason of any act, omission, transaction or occurrence, that such Holder ever had, now has or hereafter may have against CCR as a result of or in any manner related to the purchase, ownership or disposition of the CCR Notes pursuant to the Offer or any decline in the value thereof. Without limiting the generality or effect of the foregoing, upon the purchase of CCR Notes pursuant to the Offer, The Coca-Cola Company shall obtain all rights relating to the Holder's ownership of CCR Notes (including, without limitation, the right to all interest payments payable on the CCR Notes) and any and all claims relating thereto.

Withdrawal of Tenders and Revocation of Consents

        Any CCR Notes tendered pursuant to the Offer may be validly withdrawn and the related Consents validly revoked, and any Consents delivered without tendering the related CCR Notes pursuant to the Offer may be validly revoked, at any time on or before the Early Tender and Consent Expiration Date, but not thereafter, by following the procedures described herein. A valid withdrawal of CCR Notes tendered pursuant to the Offer on or before the Early Tender and Consent Expiration Date will also constitute the valid revocation of the related Consents. A Holder may not revoke Consents related to tendered CCR Notes without withdrawing such previously tendered CCR Notes to which such Consents relate. Tenders of CCR Notes may not be withdrawn, and deliveries of related Consents may not be revoked, after the Early Tender and Consent Expiration Date.

        For a withdrawal of CCR Notes and/or revocation of Consents to be effective, a written or facsimile transmission notice of withdrawal and revocation, or a properly transmitted "Request Message" through ATOP, must be timely received by the Tender Agent at its address or facsimile number set forth on the back cover of this Offer to Purchase on or before the Early Tender and Consent Expiration Date. The withdrawal and/or revocation notice must:

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  specify (a) the name of the Holder who tendered the CCR Notes to be withdrawn and/or delivered the Consents to be revoked and, if different, the name of the registered Holder of such CCR Notes or (b) in the case of CCR Notes tendered by book-entry transfer or CCR Notes deposited in relation to Consents delivered without tendering the related CCR Notes pursuant to the Offer, the name of the participant for whose account such CCR Notes were tendered and/or Consents were delivered and such participant's account number at DTC to be credited with the withdrawn CCR Notes or with CCR Notes deposited in relation to revoked Consents;

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  contain a description of the CCR Notes to be withdrawn and/or Consents to be revoked (including the principal amount of the CCR Notes to be withdrawn and/or Consents to be revoked); and

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  (a) be signed by the Holder of the CCR Notes in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees or (b) in the case of CCR Notes tendered and/or Consents delivered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant's name is listed on the applicable Agent's Message.

        The signature on the notice of withdrawal and/or revocation must be guaranteed by a Medallion Signature Guarantor unless such CCR Notes have been tendered and the related Consents have been delivered for the account of an Eligible Institution or by a registered Holder who has not completed either the "Special Payment Instructions" or "Special Delivery Instructions" boxes on a Letter of Transmittal. Withdrawal of tenders of CCR Notes and/or revocation of Consents may not be rescinded, and any CCR Notes validly withdrawn and/or Consents validly revoked will thereafter be deemed not validly tendered or validly delivered, as the case may be, for purposes of the Offer and the Consent Solicitation. Validly withdrawn CCR Notes may, however, be re-tendered, and related Consents re-delivered, by following one of the procedures described in this Offer to Purchase at any time on or before the Offer Expiration Date or the Early Tender and Consent Expiration Date, as the case may be. Any CCR Notes re-tendered after the Early Tender and Consent Expiration Date will only receive the Tender Offer Consideration. Consents may not be delivered after the Early Tender and Consent Expiration Date.

Withdrawals of CCR Notes can only be accomplished in accordance with the foregoing procedures

        We will determine all questions as to the form, validity and eligibility (including time of receipt) of any notice of withdrawal and/or revocation, and our determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any and all withdrawals and/or revocations that we determine are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in the withdrawal of CCR Notes and/or revocation of Consents of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. A waiver of any defect or irregularity with respect to the withdrawal and/or revocation with respect to one CCR Note will not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal and/or revocation with respect to any other CCR Note unless we expressly provide otherwise. Any defect or irregularity in connection with withdrawals and/or revocation must be cured within such time as we may determine, unless waived by us. Withdrawals of CCR Notes and/or revocations of related Consents will not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of us, CCR, the Dealer Managers, the Trustee, the Information Agent or the Tender Agent or any of our or their affiliates, or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal and/or revocation or incur any liability for failure to give any such notification.

Conditions of the Offer and the Consent Solicitation

        The Proposed Amendments and the KO Guarantees for a series of CCR Notes and our obligations to accept, and pay for, each series of CCR Notes validly tendered pursuant to the Offer, and to make Consent Payments in respect of Consents validly delivered on or before the Early Tender and Consent Expiration Date in respect of CCR Notes that are not tendered pursuant to the Offer, are subject to and conditioned upon satisfaction or waiver of the following conditions:

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  the Cross-Consent Condition. All Consents validly delivered and not validly revoked, including both Consents delivered in connection with the tender of CCR Notes pursuant to the Offer and Consents delivered without tendering the related CCR Notes pursuant to the Consent Solicitation, will be counted together for the purposes of determining whether the Required Consents have been delivered. An affiliate of CCR beneficially owns a significant portion of the outstanding principal amount of the 7.000% Debentures due 2098. Under the terms of the Existing Indenture, the portion of the 2098 Notes beneficially owned by such affiliate will be disregarded for the purposes of determining the Required Consent with respect to the 2098 Notes. The Cross-Consent Condition above can be waived by us in our sole discretion as to any series of CCR Notes;

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  the Supplemental Indenture Condition; and

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  the General Conditions.

The "General Conditions" with respect to the Offer and the Consent Solicitation include the following conditions:

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  no action shall have been taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Consent Solicitation or payments pursuant thereto by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Offer or the Consent Solicitation or, in our reasonable judgment, might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer or the Consent Solicitation or otherwise adversely affect in any material manner the Offer or the Consent Solicitation or (ii) in our reasonable judgment, will, or is reasonably likely to, (A) materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of us and our subsidiaries, taken as a whole or (B) materially impair the contemplated benefits of the Offer or the Consent Solicitation;

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  the Trustee under the Existing Indenture shall not have (i) objected to the terms of the Offer or our ability to amend any provision of the Existing Indenture or the CCR Notes as contemplated by the Consent Solicitation or (ii) taken any other action that could have, in our sole judgment, adversely affected the consummation of the Offer or the Consent Solicitation;

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  no event shall have occurred or be reasonably likely to occur affecting our business or financial condition or results of our operations that, in our reasonable judgment, (i) would or might prohibit, prevent, restrict or delay consummation of the Offer or the Consent Solicitation or (ii) will, or is reasonably likely to, materially impair the contemplated benefits of the Offer or the Consent Solicitation; and

  •
  there shall not have occurred, in each case in our reasonable judgment, (i) any general suspension of or limitation on trading in securities in the United States securities or financial markets (whether or not mandatory), (ii) any significant adverse change in the price of the CCR Notes, (iii) a material impairment in the trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (vi) a commencement of a war, armed hostilities, act of terrorism or other national or international crisis directly or indirectly relating to the United States, (vii) any significant adverse change in U.S. securities or financial markets generally, (viii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would or might materially impair the contemplated benefits of the Offer or the Consent Solicitation or (ix) in the case of any of the foregoing existing at the time of the commencement of the Offer and the Consent Solicitation, an acceleration or worsening thereof.

        The Cross-Consent Condition, Supplemental Indenture Condition and General Conditions and any other condition are for our sole benefit and may be asserted by us regardless of the circumstances (including any action or inaction by us) giving rise to such condition or may be waived by us in whole or in part at any time and from time to time before the Offer Expiration Date in our sole discretion. If any condition to the Offer and the Consent Solicitation is not satisfied or waived by us before the Offer Expiration Date, we reserve the right (but shall not be obligated), subject to applicable law, to:

  •
  terminate the Offer and the Consent Solicitation and return the Securities tendered by Holders or that have been deposited in connection with the delivery of Consents without tendering the related CCR Notes pursuant to the Offer;

  •
  waive all unsatisfied conditions and accept for purchase and purchase all CCR Notes that are validly tendered (and not validly withdrawn) pursuant to the Offer before the Offer Expiration Date;

  •
  extend the Offer Expiration Date for the Offer (or the Early Tender and Consent Expiration Date for the Consent Solicitation) and retain the CCR Notes that have already been tendered pursuant to the Offer and the CCR Notes that have been deposited in connection with the delivery of Consents without tendering the related CCR Notes pursuant to the Offer during the period for which the Offer and/or the Consent Solicitation is extended. We therefore may extend the Offer and/or Consent Solicitation for one or more series of CCR Notes, while not extending for the remaining series of CCR Notes; or

  •
  amend the Offer and/or the Consent Solicitation in any respect.

        We expressly reserve the right, in our sole discretion, at any time or from time to time, regardless of whether or not the conditions set forth above for the Offer and the Consent Solicitation shall have been satisfied, subject to applicable law, to extend the Offer Expiration Date for the Offer or the Early Tender and Consent Expiration Date for the Consent Solicitation or amend the Offer or the Consent Solicitation in any respect, in each case by giving written or oral notice of such extension or amendment to the Tender Agent.

        There can be no assurance that we will exercise our right to extend the Offer Expiration Date for the Offer or the Early Tender and Consent Expiration Date for the Consent Solicitation. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Offer Expiration Date or Early Tender and Consent Expiration Date, as the case may be. Without limiting the manner in which we may choose to make any public announcement, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to a nationally recognized news service or such other means of announcement as we deem appropriate.

        If we terminate the Offer without purchasing any CCR Notes tendered pursuant to the Offer, we will promptly return such CCR Notes tendered pursuant to the Offer to the tendering Holder thereof or the designees they properly specify in their Letters of Transmittal. In the event that the Consent Solicitation is terminated, CCR Notes previously deposited pursuant to the Consent Solicitation will be released by the Tender Agent and returned to the Holders who delivered such Consents.

Acceptance for Purchase and Payment

        On the terms and subject to the conditions of the Offer, we will accept for purchase all CCR Notes that are validly tendered and not validly withdrawn pursuant to the Offer unless the Offer is terminated before the Offer Expiration Date. On the terms and subject to the conditions of the Consent Solicitation, we will accept all Consents that are validly delivered and not validly revoked pursuant to the Consent Solicitation unless the Consent Solicitation is terminated before the Early Tender and Consent Expiration Date. For purposes of the Offer and the Consent Solicitation, we will be deemed to have accepted for purchase CCR Notes validly tendered and not validly withdrawn, and to have accepted for payment Consents validly delivered and not validly revoked, if, as and when we give notice to the Tender Agent of our acceptance of such CCR Notes and such Consents. The Tender Agent will act as agent for the tendering and/or consenting Holders for the purpose of receiving payments from us and transmitting such payments to the tendering and/or consenting Holders. CCR Notes acquired will be retired and cancelled.

        We will pay the applicable Total Consideration or applicable Tender Offer Consideration, as the case may be, plus Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date for CCR Notes which are accepted for purchase pursuant to the Offer, and the Consent Payment for Consents delivered without tendering the related CCR Notes pursuant to the Offer which are accepted for payment pursuant to the Consent Solicitation, by depositing same-day funds with the Tender Agent, or upon its direction, with DTC, on the Payment Date, which will be promptly after the Offer Expiration Date. Under no circumstances will any interest be payable to Holders because of any delay on the part of the Tender Agent, DTC or any other party in the transmission of funds to Holders.

        We reserve the right to transfer or assign, in whole or in part, at any time or from time to time, to one or more of our affiliates, the right to purchase any CCR Notes tendered pursuant to the Offer and Consents delivered pursuant to the Consent Solicitation, but any such transfer or assignment will not relieve us of our obligations under the Offer or the Consent Solicitation or prejudice the rights of tendering and/or consenting Holders to receive payment pursuant to the Offer or the Consent Solicitation.

        If we are delayed in our acceptance for purchase of or payment for any CCR Notes or Consents or are unable to accept or pay for any CCR Notes pursuant to the Offer or Consents pursuant to the Consent Solicitation for any reason, then, without prejudice to our rights hereunder, but subject to applicable law, tendered CCR Notes may be retained by the Tender Agent on our behalf and may not be validly withdrawn, subject to Rule 14e-1 under the Exchange Act (which requires that we pay the consideration offered or return the CCR Notes deposited by or on behalf of the Holders promptly after the termination or withdrawal of the Offer).

        We expressly reserve the right, in our sole discretion and subject to Rule 14e-1(c) (which requires that an offeror pay the consideration offered or return securities deposited by or on behalf of Holders thereof promptly after the termination or withdrawal of a tender offer) under the Exchange Act to delay acceptance for purchase of or payment for CCR Notes if any of the conditions to the Offer shall not have been satisfied or waived, or in order to comply, in whole or in part, with any applicable law. We also expressly reserve our right to terminate the Offer and/or the Consent Solicitation at any time, subject to applicable law.

        Tendering and/or consenting Holders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of CCR Notes by us pursuant to the Offer or the delivery of Consents pursuant to the Consent Solicitation. If, however, the Total Consideration or Tender Offer Consideration, as the case may be, is to be paid to, or if CCR Notes not tendered or not accepted for purchase are to be registered in the name of, any person other than the tendering Holder, the amount of any transfer taxes (whether imposed on such Holder or such other person) payable on account of the transfer to such person will be deducted from the Total Consideration or Tender Offer Consideration, as the case may be, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. We will pay all fees and expenses of the Dealer Managers, the Information Agent and the Tender Agent in connection with the Offer and the Consent Solicitation. See "Dealer Managers; Information Agent; Tender Agent."

        If any tendered CCR Notes are not accepted for purchase for any reason pursuant to the terms and conditions of the Offer, such CCR Notes (a) will be credited to an account maintained at DTC, designated by the participant therein that so delivered such CCR Notes promptly following the Offer Expiration Date or the termination of the Offer or (b) if the record Holder holds physical CCR Notes, such CCR Notes will be returned by delivery of a certificate representing the returned principal amount (including delivery of the original certificate tendered if none of such record Holder's tendered CCR Notes are accepted). If the Required Consents are delivered, CCR Notes that were deposited in relation to Consents delivered without tendering the related CCR Notes pursuant to the Offer will be released by the Tender Agent and returned on the Release Date. In the event that the Consent Solicitation is terminated without the Required Consents having been delivered, CCR Notes previously deposited pursuant to the Consent Solicitation will be promptly released by the Tender Agent and returned to the Holders who delivered such Consents.

Determination of Validity of Tender and Other Matters

        All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for purchase and withdrawal of tendered CCR Notes and delivery and revocation of Consents will be determined by us in our sole discretion, and our determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any and all tenders of CCR Notes and/or deliveries of Consents that we determine are not in proper form or for which the acceptance or payment may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any of the conditions of the Offer and the Consent Solicitation or any defect or irregularity in the tender of CCR Notes or delivery of Consents of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Holders. A waiver of any defect or irregularity with respect to the tender of one CCR Note or the delivery of one Consent shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other CCR Note or Consent unless we expressly provide otherwise. Any defect or irregularity in connection with tenders of CCR Notes or deliveries of Consents must be cured within such time as we may determine, unless waived by us in our sole discretion. Tenders of CCR Notes and deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the Dealer Managers, the Information Agent, the Tender Agent nor any of our or their affiliates, nor any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of certain United States federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of (i) the Offer and the Consent Solicitation and (ii) the retention of CCR Notes and the adoption of the Proposed Amendments and provision of the KO Guarantees. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations, and assumes that the CCR Notes are held as capital assets. This discussion is for general information only and does not address all of the tax consequences that may be relevant to specific beneficial owners of the CCR Notes in light of their particular circumstances or to beneficial owners of the CCR Notes subject to special treatment under United States federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, brokers, expatriates, partnerships, other pass-through entities, persons who hold their CCR Notes as part of a straddle, hedge, conversion transaction or other integrated investment or persons whose functional currency is not the United States dollar or persons subject to the alternative minimum tax). This discussion does not apply to any holder of CCR Notes that participates in the Concurrent Offering or any holder of 2019 Notes with respect to any redemption thereof. This discussion does not address any United States state and local or non-U.S. tax consequences or non-income tax consequences (such as estate or gift tax consequences or the application of the Medicare tax on net investment income).

        As used in this discussion, the term "U.S. Holder" means a beneficial owner of a CCR Note that is, for United States federal income tax purposes, one of the following:

  (i)
  an individual who is a citizen or resident of the United States;

  (ii)
  a corporation created or organized in or under the laws of the United States or of any State thereof or therein, including the District of Columbia;

  (iii)
  an estate the income of which is subject to United States federal income tax regardless of the source thereof; or

  (iv)
  a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a CCR Note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships holding CCR Notes and the partners therein should consult their tax advisors regarding the consequences of tendering CCR Notes or retaining them.

        The term "Non-U.S. Holder" means a beneficial owner of a CCR Note that is neither a U.S. Holder nor a partnership for United States federal income tax purposes.

        THIS DISCUSSION IS NOT INTENDED AS LEGAL ADVICE. BENEFICIAL OWNERS OF CCR NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO TENDERING THE CCR NOTES PURSUANT TO THE OFFER OR RETAINING THE CCR NOTES, INCLUDING THE APPLICABILITY OF UNITED STATES FEDERAL, STATE OR LOCAL TAX LAWS OR NON-UNITED STATES OR NON-INCOME TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

  Tendering U.S. Holders

        Tenders of CCR Notes Pursuant to the Offer.    In general, a U.S. Holder who receives cash in exchange for a CCR Note pursuant to the Offer will recognize gain or loss for United States federal income tax purposes equal to the difference between (i) the amount of cash received in exchange for such CCR Note, including the Early Tender Premium (subject to the discussion below under the caption "—Tendering U.S. Holders—Early Tender Premium") and excluding cash attributable to accrued interest, which accrued interest will be taxable as ordinary income to the extent not previously reported as income, and (ii) such U.S. Holder's adjusted tax basis in such CCR Note at the time of the disposition. Generally, a U.S. Holder's adjusted tax basis for a CCR Note will be equal to the cost of such CCR Note to such U.S. Holder increased, if applicable, by any market discount (as described below) previously included in income by such U.S. Holder with respect to such CCR Note and reduced by any amortizable bond premium which the U.S. Holder has previously deducted with respect to such CCR Note.

        Subject to the market discount rules described below, any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the applicable CCR Note for more than one year at the time of disposition. A reduced tax rate on long-term capital gain may apply to individual and other noncorporate U.S. Holders. The deductibility of capital losses is subject to limitations.

        A U.S. Holder that acquired a CCR Note with market discount in excess of a statutory de minimis amount generally will be required to treat a portion of such gain as ordinary income (rather than capital gain) to the extent of the market discount accrued to the date of the disposition, less any accrued market discount previously reported as ordinary income by reason of an election by the U.S. Holder to include market discount in income on a current basis. Market discount is generally the amount by which the principal amount of a note exceeds the U.S. Holder's tax basis in such note immediately after its acquisition.

        Early Tender Premium.    The United States federal income tax treatment of an Early Tender Premium is not entirely clear. Receipt of an Early Tender Premium by a U.S. Holder could be treated as (i) additional sales proceeds received in exchange for a tendered CCR Note (i.e., as part of the amount realized pursuant to the Offer), (ii) a separate fee for tendering the applicable CCR Note, or (iii) additional interest. In the case of (ii) or (iii), the Early Tender Premium would not be treated as part of the amount realized on the sale and would constitute ordinary income to the U.S. Holder. U.S. Holders are encouraged to consult their tax advisors regarding the tax treatment of Early Tender Premiums.

  Tendering Non-U.S. Holders

        Tenders of CCR Notes Pursuant to the Offer.    Subject to the discussion below with respect to accrued interest, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized upon the receipt of cash in exchange for a CCR Note pursuant to the Offer, unless (i) the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied or (ii) such gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) ("U.S. trade or business income"). If the first exception applies, the Non-U.S. Holder generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder's capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the CCR Note. If the second exception applies, the Non-U.S. Holder generally will be subject to United States federal income tax with respect to such gain in the same manner as a U.S. Holder, unless otherwise provided in an applicable income tax treaty, and a Non-U.S. Holder that is a corporation could also be subject to a branch profits tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

        Accrued Interest.    Amounts paid in exchange for a CCR Note that are treated as interest generally will not be subject to United States federal income or withholding tax if such payments (i) are not U.S. trade or business income, as described above, and (ii) are eligible for the "portfolio interest" exemption. Generally, interest will be "portfolio interest" eligible for the applicable exemption if a Non-U.S. Holder (w) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (x) is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code, (y) is not a bank receiving certain types of interest, and (z) certifies under penalties of perjury on a properly executed Form W-8BEN or, if applicable, Form W-8BEN-E, prior to the payment of interest, as to the holder's name and address and the fact that the holder is not a U.S. person. The gross amounts of payments of interest that do not qualify for the portfolio interest exemption but are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate such withholding. To claim the benefits of a treaty, the Non-U.S. Holder must provide a properly executed applicable Form W-8BEN prior to payment. Any payments of interest that are U.S. trade or business income will not be subject to United States federal withholding tax (provided the Non-U.S. Holder provides a properly executed Form W-8ECI) but will be subject to United States federal income tax generally in the same manner as interest payments to a U.S. Holder unless an applicable income tax treaty provides otherwise. If a Non-U.S. Holder is a corporation, such payments also could be subject to the branch profits tax.

        Early Tender Premium.    Because it is unclear under United States federal income tax law whether an Early Tender Premium constitutes additional sales proceeds, additional interest, or some other type of income (such as a fee), The Coca-Cola Company and any other applicable withholding agent may withhold United States federal income tax at a rate of 30% from any Early Tender Premium paid to a Non-U.S. Holder, unless an exemption from or reduction of withholding tax is applicable, either because such amounts are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States or because of an applicable income tax treaty with the United States. In order to claim an exemption from or reduction of withholding tax, a Non-U.S. Holder must deliver a properly executed Form W-8ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) or applicable Form W-8BEN (with respect to treaty benefits) claiming such exemption or reduction. Non-U.S. Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax exemption or reduction and the possibility of filing an applicable Form W-8BEN, as well as the possibility of claiming a refund.

  Non-Tendering Holders

        Consent Payment.    Similar to the Early Tender Premium, the United States federal income tax treatment of a Consent Payment is not entirely clear. Receipt of a Consent by a U.S. Holder could be treated as (i) a payment on the applicable CCR Note, which would first be treated as a payment of any accrued and unpaid interest on such CCR Note (which would be taxable to Holders as described above) and would thereafter be treated as a payment of principal on such CCR Note, or (ii) a separate fee for consenting to the Proposed Amendments. If a Consent Payment is treated as a separate fee, such fee would generally be taxable to U.S. Holders as ordinary income at the time it accrues or is received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

        Because it is unclear under United States federal income tax law whether a Consent Fee constitutes a payment on the CCR Notes or some other type of income (such as a fee), The Coca-Cola

Company and any other applicable withholding agent may withhold United States federal income tax at a rate of 30% from any Consent Payment paid to a Non-U.S. Holder, unless an exemption from or reduction of withholding tax is applicable, either because such amounts are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States or because of an applicable income tax treaty with the United States, and such Non-U.S. Holder claims an exemption in the manner described above under the caption "—Tendering Non-U.S. Holders—Early Tender Premium".

        Holders are encouraged to consult their tax advisors regarding the tax treatment of Early Tender Premiums.

        Significant Modification.    Under applicable Treasury Regulations, a modification of a debt instrument (including the addition of a guarantor) will result in a deemed exchange upon which gain or loss may be recognized for United States federal income tax purposes if the modification is "significant", even if no actual exchange of the debt instrument occurs. A modification of a debt instrument will not be treated as a "significant modification" and, as a result, will not be treated as a deemed exchange unless, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the degree to which legal rights or obligations are altered is "economically significant."

        The Treasury Regulations provide that a change in yield of a debt instrument is not a significant modification unless the yield of the modified instrument (determined by taking into account any payments made by the issuer to the holder as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument. The receipt of the Consent Payment by a non-tendering Holder will not increase the yield of any CCR Note by an amount in excess of such threshold.

        Although the Treasury Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financing covenants is not a significant modification, not all of the Proposed Amendments may be considered as accounting or financial covenants. Specifically, certain Proposed Amendments release or otherwise modify the collateral for certain CCR Notes and, pursuant to the KO Guarantees, The Coca-Cola Company may provide full and unconditional guarantees of the CCR Notes. The Treasury Regulations provide that a modification of a recourse debt instrument that releases or otherwise alters the collateral for the debt instrument or that adds a guarantor is a significant modification only if the modification or addition of the guarantor results in a change in payment expectations. In the case of an alteration of collateral, a change in payment expectations occurs if there is a substantial impairment of the obligor's capacity to meet the payment obligations under a debt instrument where the capacity was adequate before the modification and is primarily speculative after the modification. In the case of an addition of a guarantor, a change in payment expectation occurs if there is a substantial enhancement of the obligor's capacity to meet the payment obligations under a debt instrument where the capacity was primarily speculative before the modification and is adequate after the modification The Coca-Cola Company intends to treat the Proposed Amendments and the provision of the KO Guarantee as not being economically significant.

        Accordingly, The Coca-Cola Company intends to treat the payment of the Consent Fee, if applicable, the adoption of the Proposed Amendments, and the provision of the KO Guarantee as not causing a significant modification of the CCR Notes under the Treasury Regulations that would result in a deemed exchange of the CCR Notes for United States federal income tax purposes.

        Based upon such position, the Proposed Amendments, if adopted, and the provision of the KO Guarantee should have no United States federal income tax consequences to non-tendering Holders. As such, subject to the discussion above under the caption "—Non-Tendering Holders—Consent Payment" regarding the treatment of the Consent Payment, a Holder who does not tender a

CCR Note should not recognize any gain or loss for United States federal income tax purposes and such Holder should continue to have the same tax basis and holding period with respect to such CCR Note as it had immediately before the adoption of the Proposed Amendments and the provision of the KO Guarantee. However, there can be no assurance that the Internal Revenue Service will not challenge this position, in which case the Proposed Amendments and the provision of the KO Guarantee could result in a deemed taxable exchange (generally treated in the same manner as a cash sale) unless the deemed exchange qualified as a recapitalization (which is uncertain).

        Non-tendering Holders should consult their tax advisors as to the consequences of the adoption of the Proposed Amendments and the provision of the KO Guarantee.

 DEALER MANAGERS; INFORMATION AGENT; TENDER AGENT

        We have retained J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc. to act as the Dealer Managers for the Offer and the Consent Solicitation and D.F. King & Co., Inc. to act as the Information Agent and the Tender Agent for the Offer and the Consent Solicitation. We have agreed to pay the Dealer Managers, the Information Agent and the Tender Agent customary fees for their services in connection with the Offer and the Consent Solicitation. We have also agreed to indemnify them against certain liabilities, including liabilities under the U.S. federal securities laws. We will not pay any fees or commissions to any broker, dealer or other person other than the Dealer Managers, the Information Agent and the Tender Agent, in connection with the solicitation of tenders of CCR Notes pursuant to the Offer and deliveries of Consents pursuant to the Consent Solicitation. We will, however, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding this document and related materials to their clients.

        Each of the Dealer Managers and certain of their affiliates has engaged in other transactions with, and from time to time, has provided investment or commercial banking, financial advisory and general financing services for, us in the ordinary course of business, for which they have received customary fees, commissions and reimbursements of expenses. At any given time, any of the Dealer Managers or their affiliates may trade in the CCR Notes or other of our securities for their own account or for the accounts of customers, and accordingly, may hold a long or a short position in the CCR Notes or such other securities. Each Dealer Manager and its affiliates may also engage in transactions or perform such services for us in the future.

        None of the Dealer Managers, the Information Agent or the Tender Agent assumes any responsibility for the accuracy or completeness of the information contained in this document or for our failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

        In connection with the Offer and the Consent Solicitation, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit tenders of CCR Notes by use of the mail, personally or by telephone.

 THE TRUSTEE

        Deutsche Bank Trust Company Americas serves as the Trustee with respect to the Existing Indenture. The Trustee, other than during the occurrence and continuance of an event of default under the Existing Indenture, undertakes to perform only those duties as are specifically set forth in the Existing Indenture. Except for the contents of this section, the Trustee has not reviewed or participated in the preparation of this document and assumes no responsibility for the nature, contents, accuracy or completeness of the information set forth in this document or for the recitals contained in the Proposed Amendments, the Supplemental Indenture, the Existing Indenture, the CCR Notes or the KO Guarantees, or for the validity, sufficiency or legal effect of any of such documents.

        The Trustee has not evaluated any risk, benefits or propriety of the Proposed Amendments, the Offer or this Consent Solicitation, and the Trustee makes no representation, and has reached no conclusions regarding, the investment quality of the CCR Notes or the KO Guarantees, about which the Trustee expresses no opinion and expressly disclaims the expertise to evaluate.

ADDITIONAL INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy and information statements and other information with the SEC. Such reports, proxy statements and other information are available for inspection at the SEC's website at http://www.sec.gov. Copies of such material are available on our website, http://www.coca-colacompany.com/. The information contained on our website is not incorporated by reference in this Offer to Purchase.

        These documents contain important information about us and we urge you to obtain copies and review them carefully.

        We have not authorized any person to give any information or to make any representations other than those contained herein and, if given or made, you should not rely on such information or representations as having been authorized.

        The Offer and the Consent Solicitation and the distribution of this Offer to Purchase may be restricted by law in certain jurisdictions. The Offer and the Consent Solicitation are void in all jurisdictions where they are prohibited. If materials relating to the Offer and the Consent Solicitation come into your possession, you are required to inform yourself of and to observe all of these restrictions.

        This Offer to Purchase and the related documents do not constitute an offer to buy or the solicitation of an offer to sell securities or a solicitation of Consents in any circumstances in which the offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Offer and the Consent Solicitation shall be deemed to be made on our behalf by the Dealer Managers or one or more registered brokers or dealers appropriately licensed under the laws of such jurisdictions.

        Neither the delivery of this Offer to Purchase and the related documents nor any purchase of CCR Notes shall, under any circumstances, create any implication that the information contained herein or therein is current as of any time subsequent to the date of such information.

        This Offer to Purchase and the Letter of Transmittal have not been reviewed by, any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of this Offer to Purchase, and it is unlawful and may be a criminal offense to make any representation to the contrary.

        Any questions or requests for assistance relating to the Offer and the Consent Solicitation may be directed to the Dealer Managers or the Information Agent at their respective addresses and telephone numbers as set forth on the back cover of this Offer to Purchase. Any requests for additional copies of this Offer to Purchase, the Letter of Transmittal or related documents may be directed to the Information Agent. A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and the Consent Solicitation.

 VALIDITY OF THE KO GUARANTEES

        The validity of the KO Guarantees offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, Alston & Bird LLP, Atlanta, Georgia has represented the Dealer Managers in connection with certain matters related to the Offer and the Consent Solicitation.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, which have been filed by us with the SEC, are incorporated in this Offer to Purchase by reference and shall be deemed to be a part hereof, except as superseded or modified:

  (a)
  our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 24, 2017;

  (b)
  portions of our definitive Proxy Statement for our 2017 Annual Meeting of Shareholders filed on March 9, 2017 pursuant to Regulation 14A that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016;

  (c)
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on April 27, 2017;

  (d)
  our Current Reports on Form 8-K filed on February 15, 2017, March 3, 2017, March 9, 2017, March 24, 2017 and April 28, 2017 (except for any portions furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto); and

  (e)
  the Current Reports of Coca-Cola Refreshments USA, Inc. on Form 8-K filed on July 30, 1991 and February 12, 1992.

        All documents and reports we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act, after the date of this Offer to Purchase and prior to the Offer Expiration Date shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing such documents and reports (other than information in such documents and reports that is deemed to be furnished and not to be filed). In no event, however, will any of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise be included in, this Offer to Purchase, unless such reports otherwise specify. Any statement contained in a document incorporated or deemed incorporated by reference herein, or contained in this Offer to Purchase, shall be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

        Holders of CCR Notes may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by contacting the Information Agent at its telephone number set forth on the back cover of this Offer to Purchase.

ANNEX A

Letter of Transmittal and Consent
With Respect to the Offer to Purchase for Cash Any and All of the Outstanding

Zero Coupon Notes due June 20, 2020 (CUSIP/ISIN: 191219AV6/US191219AV64)
8.500% Debentures due February 1, 2022 (CUSIP/ISIN: 191219AP9/US191219AP96)
8.000% Debentures due September 15, 2022 (CUSIP/ISIN: 191219AQ7/US191219AQ79)
6.750% Debentures due September 15, 2023 (CUSIP/ISIN: 191219AU8/US191219AU81)
7.000% Debentures due October 1, 2026 (CUSIP/ISIN: 191219AW4/US191219AW48)
6.950% Debentures due 2026 (CUSIP/ISIN: 191219AY0/US191219AY04)
6.750% Debentures due 2028 (CUSIP/ISIN: 191219BE3/US191219BE31)
6.700% Debentures due 2036 (CUSIP/ISIN: 191219AX2/US191219AX21)
5.710% Medium-Term Notes (CUSIP/ISIN: 19122EAP7/US19122EAP79)
6.750% Debentures due 2038 (CUSIP/ISIN: 191219BC7/US191219BC74)
and
7.000% Debentures due 2098 (CUSIP/ISIN: 191219BD5/US191219BD57)
of Coca-Cola Refreshments USA, Inc.
and
Solicitation of Consents for the Proposed Amendments to the Existing Indenture
Pursuant to the Prospectus Supplement/Offer to Purchase and Consent Solicitation Statement
dated May 22, 2017
(as the same may be amended or supplemented, the "Offer to Purchase")

The Offer for each series of the above-listed notes of CCR (the "CCR Notes") will expire at 11:59 p.m., New York City time, on June 20, 2017, unless the Offer is extended or earlier terminated by us (such time, as it may be extended or earlier terminated, the "Offer Expiration Date"). The Consent Solicitation for each series of the CCR Notes will expire at 5:00 p.m., New York City time, on June 5, 2017, unless it is extended or earlier terminated by us (such time, as it may be extended or earlier terminated, the "Early Tender and Consent Expiration Date"). To tender a series of CCR Notes in the Offer and/or deliver Consents in the Consent Solicitation, Holders may:

  •
  tender their CCR Notes and thereby deliver the related Consents pursuant to the Offer on or before the Early Tender and Consent Expiration Date; or

  •
  deliver Consents without tendering their CCR Notes pursuant to the Consent Solicitation on or before the Early Tender and Consent Expiration Date; or

  •
  tender their CCR Notes (without delivering their Consents) pursuant to the Offer after the Early Tender and Consent Expiration Date but on or prior to the Offer Expiration Date.

Holders must validly tender, and not validly withdraw, their CCR Notes, and thereby deliver their Consents, on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Total Consideration. Holders not tendering CCR Notes pursuant to the Offer who wish to deliver Consents pursuant to the Consent Solicitation must validly deliver their Consents, and not validly revoke them, on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Consent Payment.

The Tender Agent for the Offer and the Consent Solicitation is:

D.F. King & Co., Inc.

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for Eligible Institutions only):
D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Andrew Beck	D.F. King & Co., Inc. (212) 709-3328 Attention: Andrew Beck
Confirm by Telephone: (212) 269-5552

        Delivery of this Letter of Transmittal and Consent (as it may be amended or supplemented, this "Letter of Transmittal", and together with the Offer to Purchase, the "Offer and Solicitation Materials") to an address other than as set forth above, or transmission of instructions via a facsimile number other than as listed above, will not constitute a valid delivery. The method of delivery of this Letter of Transmittal, any CCR Notes and all other required documents to the Tender Agent, including delivery through The Depository Trust Company ("DTC") and any acceptance or Agent's Message delivered through DTC's Automated Tender Offer Program ("ATOP"), is at the election and risk of Holders (as defined below).

        The Coca-Cola Company, a Delaware corporation ("The Coca-Cola Compay," "we," "our" or "us"), is offering (the "Offer") to purchase for cash any and all of the CCR Notes from each person in whose name the CCR Notes are registered, or their duly designated proxies, including persons who hold CCR Notes through a participant of DTC, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme (collectively, "Participants" and, together with registered holders, the "Holders"), and soliciting (the "Consent Solicitation") consents to the Proposed Amendments, which would modify or remove certain of the covenants and events of default applicable to the indenture governing the CCR Notes (the "Existing Indenture") to substantively conform to the operative covenants and events of default in the indenture governing The Coca-Cola Company's existing unsecured and unsubordinated debt, upon the terms and subject to the conditions described in the Offer and Solicitation Materials.

        Holders should carefully review the information set forth in the Offer and Solicitation Materials.

May 22, 2017

        Capitalized terms used herein and not defined herein have the meanings given to them in the Offer to Purchase.

        This Letter of Transmittal is to be completed (i) by a Holder wishing to tender CCR Notes pursuant to the Offer and to deliver Consents pursuant to the Consent Solicitation, in the case of a Holder tendering on or before the Early Tender and Consent Expiration Date, or (ii) by a Holder wishing to tender CCR Notes pursuant to the Offer and not deliver Consents pursuant to the Consent Solicitation, in the case of a Holder tendering after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date, or (iii) by a Holder wishing to deliver Consents without tendering the related CCR Notes pursuant to the Offer, unless in any case such Holder is executing the tender and/or delivering Consents through ATOP. A Holder tendering CCR Notes and/or delivering Consents through ATOP does not need to complete this Letter of Transmittal.

        Holders of the CCR Notes must validly tender their CCR Notes on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Total Consideration, which includes the Early Tender Premium. Holders who validly tender their CCR Notes after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date will be eligible to receive only the Tender Offer Consideration, namely an amount equal to the Total Consideration less the Early Tender Premium. Holders whose CCR Notes are accepted for purchase in the Offer will receive, in addition to the Total Consideration or Tender Offer Consideration, as the case may be, for their CCR Notes purchased in the Offer, Accrued Interest in respect of such CCR Notes from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date. Holders who deliver Consents without tendering the related CCR Notes pursuant to the Offer will not receive any Accrued Interest in respect of such CCR Notes.

        Holders not tendering CCR Notes pursuant to the Offer who wish to deliver Consents pursuant to the Consent Solicitation must validly deliver their Consents, and not validly revoke them, on or before the Early Tender and Consent Expiration Date in order to be eligible to receive the Consent Payment.

        Holders who are tendering and/or delivering Consents by book-entry transfer or book-entry deposit to the Tender Agent's account at DTC may execute their tender and/or deliver their Consents through DTC's ATOP by transmitting their acceptance to DTC in accordance with DTC's ATOP procedures. DTC will then verify the acceptance of the Offer and/or Consent Solicitation, execute a book-entry delivery to the Tender Agent's account at DTC, in the case of a tender of CCR Notes, or verify the acceptance of the Consent Solicitation and execute a book-entry deposit to the Tender Agent's account at DTC, in the case of Consents delivered without tendering the related CCR Notes pursuant to the Offer, and, in either case, send an Agent's Message to the Tender Agent. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer and/or the Consent Solicitation in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. Accordingly, a Holder tendering and/or delivering Consents through ATOP does not need to complete this Letter of Transmittal.

        Delivery of this Letter of Transmittal, any CCR Notes and other required documents to DTC or the Dealer Managers does not constitute delivery to the Tender Agent.

        For a description of certain procedures to be followed in order to tender the CCR Notes and deliver Consents (through ATOP or otherwise), see "The Offer and the Consent Solicitation—Procedure for Tendering CCR Notes and Delivering Consents" in the Offer to Purchase and the instructions to this Letter of Transmittal.

        The Offer and the Consent Solicitation are made upon the terms and subject to the conditions set forth in the Offer to Purchase and in this Letter of Transmittal. Holders should carefully review the information set forth therein and herein. By the execution of this Letter of Transmittal, the undersigned acknowledges receipt of the Offer to Purchase, this Letter of Transmittal and the instructions hereto.

☐	CHECK HERE IF CERTIFICATES REPRESENTING CCR NOTES TENDERED AND/OR AS TO WHICH CONSENTS ARE DELIVERED WITHOUT TENDERING THE RELATED CCR NOTES ARE ENCLOSED HEREWITH.
☐
CHECK HERE IF CCR NOTES TENDERED AND/OR AS TO WHICH CONSENTS ARE DELIVERED WITHOUT TENDERING THE RELATED CCR NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE TENDER AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

        List below the CCR Notes to which this Letter of Transmittal relates. If the space provided is inadequate, list the aggregate principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tender of CCR Notes will be accepted only in minimum denominations of $1,000 and integral multiples of $1,000. No alternative, conditional or contingent tenders or Consents will be accepted. If tendered by a participant in DTC, and if not already printed above, the participant name(s) and address(es) should be printed exactly as such participant's name appear(s) on a security position listing as the owner of the CCR Notes.

DELIVERY OF CONSENTS WITHOUT TENDERING THE RELATED CCR NOTES PURSUANT TO THE OFFER
☐	CHECK HERE IF YOU WISH TO DELIVER CONSENTS WITHOUT TENDERING THE RELATED CCR NOTES PURSUANT TO THE OFFER.

DESCRIPTION OF CCR NOTES TENDERED AND/OR AS TO WHICH CONSENTS ARE DELIVERED

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant's DTC Account Number in which CCR Notes are Held (please fill in if blank)	Series of CCR Notes*	Certificate Numbers**	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered and/or as to Which Consents are Delivered***

*
Enter the title of the series of CCR Notes being tendered and/or as to which Consents are being delivered.

**
Need not be completed by Holders tendering or depositing CCR Notes by book-entry transfer.

***
Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the CCR Notes described above is being tendered or, in the case of Consents being delivered without tendering CCR Notes pursuant to the Offer, that such Consents are being delivered with respect to the entire aggregate principal amount represented by the CCR Notes described above. To the extent that CCR Notes are tendered hereby on or before the Early Tender and Consent Expiration Date, the tender of such CCR Notes also constitutes the delivery of Consents in respect of such CCR Notes to the Proposed Amendments pursuant to the Consent Solicitation.

CCR NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to The Coca-Cola Company (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal, the aggregate principal amount of each series of CCR Notes indicated in the table above entitled "Description of CCR Notes Tendered and/or as to Which Consents are Delivered" under the column heading "Aggregate Principal Amount Tendered and/or as to Which Consents are Delivered" (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by each series of CCR Notes described in such table), unless this Letter of Transmittal relates to the delivery of Consents without tendering the related CCR Notes pursuant to the Offer as indicated by checking the appropriate box above. To the extent that CCR Notes are being tendered hereby on or before the Early Tender and Consent Expiration Date, or this Letter of Transmittal is being delivered on or before the Early Tender and Consent Expiration Date in connection with the delivery of Consents without tendering the related CCR Notes pursuant to the Offer as indicated by checking the appropriate box above, the undersigned hereby delivers its written Consent to the Proposed Amendments pursuant to the Consent Solicitation, upon the terms and subject to the conditions set forth in the Offer to Purchase, in respect of the aggregate principal amount of each series of CCR Notes indicated in the table above entitled "Description of CCR Notes Tendered and/or as to Which Consents are Delivered" under the column heading "Aggregate Principal Amount Tendered and/or as to Which Consents are Delivered" (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by each series of CCR Notes described in such table). The undersigned acknowledges and agrees that any tender of CCR Notes made hereby may not be withdrawn, and that any delivery of Consents made hereby may not be revoked, except in accordance with the procedures set forth in the Offer to Purchase.

        Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of any CCR Notes tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer and the Consent Solicitation, the undersigned hereby (a) sells, assigns and transfers to, or upon the order of, the Company or its nominee, all right, title and interest in and to any and all CCR Notes tendered hereby, (b) waives any and all other rights with respect to such CCR Notes (including, without limitation, any existing or past defaults and their consequences in respect of such CCR Notes and the Existing Indenture relating thereto) and (c) releases and discharges CCR from any and all claims the undersigned may have now or may have in the future arising out of or related to such CCR Notes. The undersigned hereby irrevocably constitutes and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Tender Agent also acts as the agent of CCR) with respect to such CCR Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), in the case of tenders, to (i) present such CCR Notes and all evidences of transfer and authenticity to, or transfer ownership of such CCR Notes on the account books maintained by DTC to, or upon the order of, CCR, (ii) present such CCR Notes for transfer of ownership on the books of CCR and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such CCR Notes, all in accordance with the terms and conditions of the Offer and the Consent Solicitation as described in the Offer and Solicitation Materials.

        To the extent that CCR Notes are tendered hereby on or before the Early Tender and Consent Expiration Date, or this Letter of Transmittal is being delivered on or before the Early Tender and Consent Expiration Date in connection with the delivery of Consents without tendering the related CCR Notes pursuant to the Offer as indicated by checking the appropriate box above, the undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides its written Consent, with respect to the principal amount of CCR Notes as to which Consents are delivered hereby, to the Proposed Amendments and to the execution and delivery of the Supplemental Indenture. The undersigned understands that the Consents provided hereby shall remain in full force and effect unless and until such Consents are revoked in accordance with the procedures set forth in the Offer to Purchase and this Letter of Transmittal. The undersigned acknowledges and agrees that any CCR Notes tendered may be validly withdrawn (and the related Consents validly revoked) at any time on or before the Early Tender and Consent Expiration Date, but not thereafter, by following the procedures set forth in the Offer to Purchase. A valid withdrawal of tendered CCR Notes on or before the Early Tender and Consent Expiration Date will also constitute the valid revocation of the related Consents. A Holder tendering CCR Notes pursuant to the Offer may not revoke the Consents relating to such tendered CCR Notes without withdrawing the previously tendered CCR Notes. The undersigned also acknowledges and agrees that Consents may be validly revoked at any time on or before the Early Tender and Consent Expiration Date, but not thereafter, by following the procedures described herein. A valid revocation of Consents delivered without tendering the related CCR Notes pursuant to the Offer will also result in the release and return of the deposited CCR Notes to which the Consents related.

        The undersigned acknowledges and agrees that a tender of CCR Notes and/or a delivery of Consents, pursuant to any of the procedures described in the Offer to Purchase and in the instructions to this Letter of Transmittal and an acceptance of tendered CCR Notes and/or Consents delivered by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer and the Consent Solicitation, which agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges, by tendering CCR Notes and/or delivering Consents pursuant to any of the procedures described in the Offer to Purchase and in the instructions to this Letter of Transmittal, under certain circumstances set forth in the Offer to Purchase, the Company is not required to accept for purchase, or for payment, any of the CCR Notes tendered or Consents delivered. The undersigned acknowledges that the Company is not required to accept for purchase, or for payment, any CCR Notes tendered after the Offer Expiration Date or any Consents delivered after the Early Tender and Consent Expiration Date. The Offer Expiration Date and the Early Tender and Consent Expiration Date may be extended or the Offer and/or the Consent Solicitation may be earlier terminated as described in the Offer to Purchase.

        The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer any CCR Notes tendered hereby and (b) when any such tendered CCR Notes are accepted for purchase and payment by the Company pursuant to the Offer, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. To the extent that CCR Notes are hereby tendered on or before the Early Tender and Consent Expiration Date or this Letter of Transmittal is being delivered on or before the Early Tender and Consent Expiration Date in connection with the delivery of Consents without tendering the related CCR Notes pursuant to the Offer, the undersigned hereby represents and warrants that the undersigned has full power and authority to deliver Consents with respect to the CCR Notes as to which the Consents are being delivered hereby. The undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the CCR Notes tendered hereby and/or the delivery of any Consents.

        To the extent that the undersigned is hereby tendering CCR Notes pursuant to the Offer, in consideration for the purchase of the CCR Notes tendered hereby pursuant to the Offer, the undersigned hereby waives, releases, forever discharges and agrees not to sue the Company or any of its former, current or future directors, officers, employees, trustees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the Offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against CCR as a result of or in any manner related to the undersigned's purchase, ownership or disposition of the CCR Notes pursuant to the Offer or any decline in the value thereof. Without limiting the generality or effect of the foregoing, upon the purchase of CCR Notes pursuant to the Offer, the Company shall obtain all rights relating to the undersigned's ownership of CCR Notes (including, without limitation, the right to all interest payments payable on the CCR Notes) and any and all claims relating thereto.

        The undersigned by this Letter of Transmittal (with full knowledge that the Tender Agent also acts as the agent of the Company) also irrevocably appoints the Tender Agent to act as its agent for the purpose of receiving payment from the Company and transmitting such payment to the undersigned. The undersigned acknowledges and agrees that payment shall be deemed to have been made by the Company upon the transfer by the Company of the Total Consideration, the Tender Offer Consideration or the Consent Payment, as the case may be, plus, in the case of tendered CCR Notes purchased pursuant to the Offer, Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date, to the Tender Agent or, in accordance with the Tender Agent's instructions, to DTC. The undersigned further acknowledges and agrees that under no circumstances will interest on the Total Consideration, the Tender Offer Consideration or the Consent Payment, as the case may be, be paid by the Company by reason of any delay on the part of the Tender Agent in making payment to the Holders entitled thereto or any delay in the allocation or crediting of monies received by DTC to participants in DTC or in the allocation or crediting of monies received by participants to beneficial owners, and in no event will the Company be liable for interest or damages in relation to any delay or failure of payment to be remitted to any Holder. No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        For purposes of the Offer and the Consent Solicitation, the undersigned understands that the Company will be deemed to have accepted for purchase and payment validly tendered CCR Notes and validly delivered Consents if, as and when the Company gives oral or written notice of acceptance to the Tender Agent. The undersigned understands that the delivery and surrender of the CCR Notes is not effective, and the risk of loss of the CCR Notes does not pass to the Tender Agent, until receipt by the Tender Agent of this Letter of Transmittal (or a manually signed facsimile of this Letter of Transmittal), properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company or receipt of an Agent's Message. The undersigned understands that the delivery of Consents is not effective unless the CCR Notes as to which Consents relate are either delivered and surrendered in connection with the tender of such CCR Notes or such CCR Notes are deposited with the Tender Agent pursuant to the terms of the Consent Solicitation. All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for purchase and payment, and withdrawal of tendered CCR Notes and delivery and revocation of Consents will be determined by us in our sole discretion, and our determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction.

        Unless otherwise indicated herein under "Special Issuance Instructions" or "Special Delivery Instructions," the undersigned hereby request(s) that any CCR Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of the undersigned by credit to the account of DTC. Unless otherwise indicated in this Letter of Transmittal under "Special Issuance Instructions" or "Special Delivery Instructions," the undersigned hereby request(s) that any checks for payment to be made in respect of the CCR Notes tendered hereby be issued to the order of, and delivered to, the undersigned.

        In the event that the "Special Issuance Instructions" or "Special Delivery Instructions" box below is completed, the undersigned hereby request(s) that any CCR Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of the person(s) indicated. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" box to transfer any CCR Notes from the names of the registered Holder(s) thereof if the Company does not accept for purchase any of the principal amount of such CCR Notes so tendered. In the event that the "Special Delivery Instructions" box below is completed, the undersigned hereby request(s) that checks for payment to be made in respect of the CCR Notes tendered hereby be issued to the order of, and be delivered to, the person(s) at the address(es) therein indicated. The undersigned also recognizes that the Company has no obligation under the Special Issuance Instructions to transfer any CCR Notes from the name of the Holder of those CCR Notes if the Company does not accept for purchase any of the CCR Notes so tendered and that the Company will have no obligation under the Special Delivery Instructions unless the Holder produces satisfactory evidence that any applicable transfer taxes have been paid.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 2, 4 and 5)	SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 2, 4 and 5)

To be completed ONLY in relation to tenders of CCR Notes pursuant to the Offer if CCR Notes in a principal amount not tendered or not accepted for purchase are to be issued in the name of, or checks constituting payments for the Total Consideration or Tender Offer Consideration, as the case may be, plus Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date, are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled "Description of CCR Notes Tendered and/or as to Which Consents are Delivered" within this Letter of Transmittal.
To be completed ONLY in relation to tenders of CCR Notes pursuant to the Offer if CCR Notes in a principal amount not tendered or not accepted for purchase or checks constituting payments for the Total Consideration or Tender Offer Consideration, as the case may be, plus Accrued Interest from the last interest payment date for the applicable series of CCR Notes to, but excluding, the Payment Date, are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal to an address different from that shown in the box entitled "Description of CCR Notes Tendered and/or as to Which Consents are Delivered" within this Letter of Transmittal.
Issue: (check as applicable)	Deliver: (check as applicable)
☐ CCR Notes	☐ CCR Notes
☐ Checks	☐ Checks
Pay to the order of:	Pay to the order of:
Name	Name

(Please Print)	(Please Print)
Send Payment to:	Send Payment to:
Address	Address

(Please Print)	(Please Print)

Zip Code	Zip Code

Taxpayer Identification or Social Security Number (Please complete IRS Form W-9 attached hereto or appropriate IRS Form W-8, as applicable)	Taxpayer Identification or Social Security Number (Please complete IRS Form W-9 attached hereto or appropriate IRS Form W-8, as applicable)

PLEASE COMPLETE AND SIGN BELOW
(This page is to be completed and signed by all tendering
Holders except Holders executing the tender through DTC's ATOP)

        By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the aggregate principal amount of the series of CCR Notes listed in the box above labeled "Description of CCR Notes Tendered and/or as to Which Consents are Delivered" under the column heading "Aggregate Principal Amount Tendered and/or as to Which Consents are Delivered" (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the series of CCR Notes described in such box), unless this Letter of Transmittal relates to the delivery of Consents without tendering the related CCR Notes pursuant to the Offer as indicated by checking the appropriate box above. To the extent that CCR Notes are being tendered hereby on or before the Early Tender and Consent Expiration Date, or this Letter of Transmittal is being delivered on or before the Early Tender and Consent Expiration Date in connection with the delivery of Consents without tendering the related CCR Notes pursuant to the Offer as indicated by checking the appropriate box above, the undersigned hereby delivers Consents to the Proposed Amendments as an entirety and to the execution and delivery of the Supplemental Indenture, upon the terms and subject to the conditions set forth in the Offer to Purchase, in respect of the principal amount of the series of CCR Notes which are the subject of the Consents delivered hereby.

Signature(s) :                                                                           (Must be signed by the registered Holder or, if the CCR Notes are tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of such CCR Notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.)

Dated:

Name(s) (please print):

Capacity:

Address:
(Including Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

PLEASE COMPLETE IRS FORM W-9 ATTACHED TO THIS LETTER OF TRANSMITTAL
(OR APPROPRIATE IRS FORM W-8, AS APPLICABLE)

SIGNATURE GUARANTEE (See Instructions 1 and 6 below)
Certain Signatures Must be Guaranteed by a Medallion Signature Guarantor

(Name of Medallion Signature Guarantor Guaranteeing Signatures)
(Address (including Zip Code) and Telephone Number (including Area Code) of Firm)
(Authorized Signature)
(Print Name and Title)

Date:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer and the Consent Solicitation

        1.    Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements.    If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the CCR Notes that are the subject of this Letter of Transmittal, the signature must correspond with the name shown on the security position listing as the owner of such CCR Notes.

        If any of the CCR Notes that are the subject of this Letter of Transmittal are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal.

        If this Letter of Transmittal or any CCR Notes or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

        When this Letter of Transmittal is signed by the registered Holders of CCR Notes that are the subject of this Letter of Transmittal (or by a participant in DTC whose name appears on a security position listing as the owner of the CCR Notes), no separate instruments of transfer are required unless payment for CCR Notes tendered is to be made, or the CCR Notes not tendered or purchased are to be issued, to a person other than the registered Holders, in which case signatures on the instruments of transfer must be guaranteed by a participant in the Securities Transfer Agent's Medallion Program (a "Medallion Signature Guarantor").

        Unless this Letter of Transmittal is signed by the registered Holder(s) of the CCR Notes that are the subject of this Letter of Transmittal (or by a participant in DTC whose name appears on a security position listing as the owner of such CCR Notes), CCR Notes tendered must be accompanied by appropriate instruments of transfer, and each such instrument of transfer must be signed exactly as the name or names of the registered Holder(s) appear on such CCR Notes (or as the name of such participant appears on a security position listing as the owner of such CCR Notes); signatures on each such instrument of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of a firm that is a member of a registered national securities exchange or Financial Industry Regulatory Authority, Inc. or is a commercial bank or trust company having an office in the United States (each, an "Eligible Institution").

        2.    Signature Guarantees.    Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless the CCR Notes tendered, and/or as to which Consents are delivered, by this Letter of Transmittal are tendered and/or delivered (i) by a registered Holder of CCR Notes (or by a participant in DTC whose name appears on a security position listing as the owner of the CCR Notes) who has not completed, in the case of a tender of CCR Notes, any of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on this Letter of Transmittal, or (ii) for the account of an Eligible Institution. If the CCR Notes are registered in the name of a person other than the signatory on this Letter of Transmittal or, in connection with a tender of CCR Notes, if CCR Notes not accepted for purchase or not tendered are to be returned to a person other than the registered Holder, then the signature on this Letter of Transmittal accompanying the tendered CCR Notes must be guaranteed by a Medallion Signature Guarantor as described above. Beneficial owners whose CCR Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee if they desire to tender CCR Notes. See "The Offer and the Consent Solicitation—Procedure for Tendering CCR Notes and Delivering Consents—Signature Guarantee" in the Offer to Purchase. See Instruction 1.

        3.    Partial Tenders and Consents.    CCR Notes may be tendered pursuant to the Offer, and Consents may be delivered pursuant to the Consent Solicitation, only in minimum denominations of $1,000 and integral multiples of $1,000. Tendered CCR Notes and Consents delivered will likewise only be accepted in minimum denominations of $1,000 and integral multiples of $1,000. If less than the entire aggregate principal amount of any CCR Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the last column of the box entitled "Description of CCR Notes Tendered and/or as to Which Consents are Delivered" in this Letter of Transmittal. The entire aggregate principal amount represented by the certificates for all CCR Notes delivered to the Tender Agent will be deemed to have been tendered, unless otherwise indicated, and, if the tender is being made on or before the Early Tender and Consent Expiration Date or Consents are being delivered on or before the Early Tender and Consent Expiration Date without tendering the related CCR Notes, Consents will be deemed to have been delivered in respect of all such CCR Notes. In the case of Consents delivered without tendering CCR Notes pursuant to the Offer, Consents will be deemed to have been delivered with respect to the entire aggregate principal amount represented by the related CCR Notes which are deposited with the Tender Agent, unless otherwise indicated. If the entire aggregate principal amount of all CCR Notes is not tendered or not accepted for purchase, certificates for the principal amount of CCR Notes not tendered or not accepted for purchase will be sent (or, if tendered by book-entry transfer, returned by credit to the account at DTC designated in this Letter of Transmittal) to the Holder unless otherwise provided in the appropriate box on this Letter of Transmittal (see Instruction 4) promptly after the CCR Notes are accepted for purchase.

        4.    Special Issuance and Special Delivery Instructions.    Tendering Holders should indicate in the applicable box or boxes the name and address to which CCR Notes for principal amounts not tendered or not accepted for purchase or checks constituting payments for CCR Notes to be purchased are to be issued or sent, if different from the name and address of the registered Holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, CCR Notes not tendered or not accepted for purchase will be returned to the registered Holder of the CCR Notes tendered. Holders of CCR Notes tendering by book-entry transfer will have CCR Notes not tendered or not accepted for purchase returned by crediting their account at DTC. The Company will have no obligation under the Special Issuance Instructions or Special Delivery Instructions unless the Holder produces satisfactory evidence that any applicable transfer taxes have been paid.

        5.    Transfer Taxes.    Except as set forth in Instruction 4 and this Instruction 5, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and sale of the CCR Notes to it, or to its order, pursuant to the Offer. If payment is to be made to, or if the CCR Notes not tendered or purchased are to be registered in the name of, any persons other than the registered owners, or if the tendered CCR Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        6.    Withdrawal and Revocation Rights.    Any CCR Notes tendered pursuant to the Offer may be validly withdrawn and the related Consents validly revoked, and any Consents delivered without tendering the related CCR Notes pursuant to the Offer may be validly revoked, at any time on or before the Early Tender and Consent Expiration Date, but not thereafter, by following the procedures described in the Offer to Purchase. A valid withdrawal on or before the Early Tender and Consent Expiration Date of CCR Notes tendered pursuant to the Offer will also constitute the valid revocation of the related Consent. A Holder may not revoke Consents related to tendered CCR Notes without withdrawing such previously tendered CCR Notes to which such Consents relate. Tenders of CCR Notes may not be withdrawn, and deliveries of related Consents may not be revoked, after the Early Tender and Consent Expiration Date.

        For a withdrawal of CCR Notes and/or revocation of Consents to be effective, a written or facsimile transmission notice of withdrawal and revocation, or a properly transmitted "Request Message" through ATOP, must be timely received by the Tender Agent at its address or facsimile number set forth on the back cover of the Offer to Purchase on or before the Early Tender and Consent Expiration Date. The withdrawal and/or revocation notice must:

  •
  specify (a) the name of the Holder who tendered the CCR Notes to be withdrawn and/or delivered the Consents to be revoked and, if different, the name of the registered Holder of such CCR Notes or (b) in the case of CCR Notes tendered by book-entry transfer or CCR Notes deposited in relation to Consents delivered without tendering the related CCR Notes pursuant to the Offer, the name of the participant for whose account such CCR Notes were tendered and/or consents were delivered and such participant's account number at DTC to be credited with the withdrawn CCR Notes or with CCR Notes deposited in relation to a revoked Consent;

  •
  contain a description of the CCR Notes to be withdrawn and/or Consents to be revoked (including the principal amount of the CCR Notes to be withdrawn and/or Consents to be revoked); and

  •
  (a) be signed by the Holder of the CCR Notes in the same manner as the original signature on this Letter of Transmittal, including any required signature guarantees or (b) in the case of CCR Notes tendered and/or consents delivered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant's name is listed on the applicable Agent's Message.

        The signature on the notice of withdrawal and/or revocation must be guaranteed by a Medallion Signature Guarantor unless such CCR Notes have been tendered and/or the related Consents have been delivered for the account of an Eligible Institution or by a registered Holder who has not completed either the "Special Payment Instructions" or "Special Delivery Instructions" boxes. Withdrawal of tenders of CCR Notes and/or revocation of Consents may not be rescinded, and any CCR Notes validly withdrawn and/or Consents validly revoked will thereafter be deemed not validly tendered or validly delivered, as the case may be, for purposes of the Offer and the Consent Solicitation. Validly withdrawn CCR Notes may, however, be re-tendered, and related Consents re-delivered, by following one of the procedures described in the Offer to Purchase at any time on or before the Offer Expiration Date or the Early Tender and Consent Expiration Date, as the case may be. Any CCR Notes re-tendered after the Early Tender and Consent Expiration Date will only receive the Tender Offer Consideration. Consents may not be delivered after the Early Tender and Consent Expiration Date.

        7.    Taxpayer Identification Number.    Each Holder (or other payee) using this Letter of Transmittal that is a U.S. person (including a U.S. resident alien) is required (i) to provide the Tender Agent with a correct taxpayer identification number ("TIN"), which TIN, in the case of a Holder who is an individual, is his or her social security number, and with certain other information, on the attached IRS Form W-9, and to certify that the Holder (or other payee, as applicable) is not subject to backup withholding or (ii) to otherwise establish a basis for exemption from backup withholding. Failure to provide the Tender Agent with the correct TIN or an adequate basis for an exemption from backup withholding may subject the tendering and/or consenting Holder (or other payee, as applicable) to a $50 penalty imposed by the Internal Revenue Service ("IRS") and may result in backup withholding on payments made to the Holder or other payee, currently at a rate of 28%. A tendering and/or consenting Holder that is a nonresident alien or a foreign entity must submit the appropriate completed IRS Form W-8 to avoid backup withholding. The appropriate form may be obtained from the Tender Agent or via the IRS website at www.irs.gov. See "Important Tax Information" below.

        8.    Irregularities.    All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for purchase and payment and withdrawal of tendered CCR Notes and delivery and revocation of Consents will be determined by us in our sole discretion, and our determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any and all tenders of CCR Notes and/or deliveries of Consents that we determine are not in proper form or for which the acceptance for purchase or payment may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any of the conditions of the Offer and the Consent Solicitation or any defect or irregularity in the tender of CCR Notes or delivery of Consents of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Holders. A waiver of any defect or irregularity with respect to the tender of one CCR Note or the delivery of one Consent shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other CCR Note or Consent unless we expressly provide otherwise. Any defect or irregularity in connection with tenders of CCR Notes or deliveries of Consents must be cured within such time as we may determine, unless waived by us in our sole discretion. Tenders of CCR Notes and deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of ITC Holdings, the Dealer Managers, the Information Agent, the Tender Agent nor any of our or their affiliates, nor any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

        9.    Requests for Assistance or Additional Copies.    Any questions or requests for assistance relating to the Offer and the Consent Solicitation may be directed to the Dealer Managers or the Information Agent at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. Requests for additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the Information Agent. A Holder may also contact its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and the Consent Solicitation.

        10.    Waiver of Conditions.    The Company expressly reserves the right prior to the Offer Expiration Date to waive (or to seek to waive) any of the conditions of the Offer and the Consent Solicitation, in whole or in part, at any time and from time to time.

        11.    Mutilated, Lost, Stolen or Destroyed Certificates.    If a Holder desires to tender CCR Notes, but the certificates evidencing such CCR Notes have been mutilated, lost, stolen or destroyed, such Holder should contact the Trustee to receive information about the procedures for obtaining replacement certificates for CCR Notes.

        12.    Offer Expiration Date and the Early Tender and Consent Expiration Date; Delivery of this Letter of Transmittal and Certificates for CCR Notes or Book-Entry Confirmations.    The Offer Expiration Date for the Offer will be 11:59 p.m., New York City time, on June 20, 2017, as such date and time may be extended or earlier terminated by the Company in its sole discretion. The Early Tender and Consent Expiration Date for the Consent Solicitation will be 5:00 p.m., New York City time, on June 5, 2017, as such date and time may be extended or earlier terminated by the Company in its sole discretion.

        The method of delivery of this Letter of Transmittal, CCR Notes and all other required documents to the Tender Agent, including delivery through DTC and any acceptance or Agent's Message delivered through ATOP, is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently in advance of the Offer Expiration Date, or if the tendering Holder wishes to be eligible to receive the Total Consideration, including the Early Tender Premium, sufficiently in advance of the Early Tender and Consent Expiration Date, to permit delivery to the Tender Agent prior to such date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Tender Agent. This Letter of Transmittal and the CCR Notes should be sent only to the Tender Agent, not to the Company, DTC or the Dealer Managers.

        All tendering Holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their CCR Notes for purchase.

        There are no guaranteed delivery procedures provided for by the Company in conjunction with the Offer. Holders must timely tender their CCR Notes in accordance with the procedures set forth in the Offer to Purchase.

IMPORTANT TAX INFORMATION

Each Holder is encouraged to seek advice based on its particular circumstances from its tax advisor.

General

        Under U.S. federal income tax law, a Holder that is a U.S. person (including a U.S. resident alien) whose tendered CCR Notes are accepted for purchase and/or who delivers Consents is required to provide the Tender Agent with such Holder's current TIN and make certain certifications on the attached IRS Form W-9, or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is his or her social security number. If the Tender Agent is not provided with the correct TIN or if the required certifications are not made, the Holder or other payee may be subject to a $50 penalty imposed by the IRS. In addition, any payment made to such Holder or other payee pursuant to the Offer and/or the Consent Solicitation may be subject to backup withholding.

        Certain Holders (including, among others, certain foreign persons) are generally not subject to these backup withholding and reporting requirements. In order for a foreign Holder to qualify as an exempt recipient, such Holder must submit to the Tender Agent the appropriate IRS Form W-8 (e.g., Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY), signed under penalties of perjury, attesting to his or her exempt status. An IRS Form W-8 may be obtained from the Tender Agent or via the IRS website at www.irs.gov.

        If backup withholding applies, the Tender Agent is required to withhold at the applicable rate (28% on the date of the Letter of Transmittal) on any payment made to the Holder or other payee. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is properly furnished to the IRS.

Purpose of IRS Form W-9

        To prevent backup withholding on any payment made to a Holder or other payee with respect to the CCR Notes purchased pursuant to the Offer and/or the Consent Solicitation, if the Holder does not otherwise establish an exemption from backup withholding, the Holder is required to notify the Tender Agent of the Holder's current TIN (or the TIN of any other payee) by completing the attached IRS Form W-9 and certifying that (i) the TIN provided on the attached IRS Form W-9 is correct (or that such Holder is awaiting a TIN), (ii) the Holder is not subject to backup withholding because (a) the Holder is exempt from backup withholding, (b) the Holder has not been notified by the IRS that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified the Holder that the Holder is no longer subject to backup withholding and (iii) the Holder is a U.S. person (including a U.S. resident alien) for U.S. federal income tax purposes. Foreign Holders should complete, sign and submit an appropriate IRS Form W-8 as described above to prevent backup withholding.

What Number to Give the Tender Agent

        The Holder is required to give the Tender Agent the TIN (e.g., social security number or employer identification number) of the registered owner of the CCR Notes that are the subject of this Letter of Transmittal. If the CCR Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed IRS Form W-9 for additional guidance on which number to report.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only one of the following seven boxes:
☐ Individual/sole proprietor or    ☐ C Corporation    ☐ S Corporation    ☐ Partnership    ☐ Trust/estate
      single-member LLC

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) > _____	Exempt payee code (if any) _____
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.	Exemption from FATCA reporting code (if any) _____ (Applies to accounts maintained outside the U.S.)
☐ Other (see instructions) >

5 Address (number, street, and apt. or suite no.)	Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number

	–	–

or

Employer identification number

–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3.	I am a U.S. citizen or other U.S. person (defined below); and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person >	Date >

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

      Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

      If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

      By signing the filled-out form, you:

      1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

      2. Certify that you are not subject to backup withholding, or

      3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

      4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014)	Page S-66

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

      In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

      If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

      1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

      2. The treaty article addressing the income.

      3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

      4. The type and amount of income that qualifies for the exemption from tax.

      5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

      Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

      If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

      You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

      1. You do not furnish your TIN to the requester,

      2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

      3. The IRS tells the requester that you furnished an incorrect TIN,

      4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

      5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

      Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

      Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

      If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

      a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

      b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

      c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

      d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

      e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014)	Page S-67

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the "Limited Liability Company" box and enter "P" in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the "Limited Liability Company" box and in the space provided enter "C" for C corporation or "S" for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the "Limited Liability Company" box; instead check the first box in line 3 "Individual/sole proprietor or single-member LLC."

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

      The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

      1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

      2 – The United States or any of its agencies or instrumentalities

      3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

      4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities

      5 – A corporation

      6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

      7 – A futures commission merchant registered with the Commodity Futures Trading Commission

      8 – A real estate investment trust

      9 – An entity registered at all times during the tax year under the Investment Company Act of 1940

      10 – A common trust fund operated by a bank under section 584(a)

      11 – A financial institution

      12 – A middleman known in the investment community as a nominee or custodian

      13 – A trust exempt from tax under section 664 or described in section 4947

      The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt payees except for 7

Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4

Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]

Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

      A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

      B – The United States or any of its agencies or instrumentalities

      C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

      D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

      E – A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

      F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

      G – A real estate investment trust

      H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

      I – A common trust fund as defined in section 584(a)

      J – A bank as defined in section 581

      K – A broker

      L – A trust exempt from tax under section 664 or described in section 4947(a)(1)

      M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

      If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

      If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

      If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution:A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 12-2014)	Page S-68

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

      For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

      1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

      2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

      3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

      4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

      5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:		Give name and EIN of:

7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity[4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

2 Circle the minor's name and furnish the minor's SSN.

3 You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

* Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

      To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

      If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

      If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

      For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

      Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

      The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

      If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

      Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

        Any questions or requests for assistance relating to the Offer and the Consent Solicitation may be directed to the Dealer Managers or the Information Agent at their respective addresses and telephone numbers as set forth below. Any requests for additional copies of this Letter of Transmittal, the Offer to Purchase or related documents may be directed to the Information Agent. A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and the Consent Solicitation.

The Information Agent for the Offer and the Consent Solicitation is:

D.F. King & Co., Inc.

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers, Call Collect:
(212) 269-5550
All Others Call Toll-Free:
(888) 605-1956
Email: KO@dfking.com

The Dealer Managers for the Offer and the Solicitation Agents for the Consent Solicitation are:

BofA Merrill Lynch	J.P. Morgan Securities LLC	Santander Investment Securities Inc.
214 North Tryon Street, 14th Floor Charlotte, North Carolina 28255 U.S. Toll-Free: (888) 292-0070 Collect: (980) 683-3215 Attention: Liability Management Group	383 Madison Avenue New York, New York 10179 U.S. Toll-Free: (866) 834-4666 Collect: (212) 834-4811 Attention: Liability Management Group	45 East 53rd Street New York, New York 10022 U.S. Toll-Free: (855)-404-3636 Collect: (212)-940-1442 E-Mail: liabilitymanagement@santander.us Attention: Liability Management Group

ANNEX B

FORMULA FOR DETERMINING THE TOTAL CONSIDERATION AND ACCRUED INTEREST PER $1,000 AGGREGATE PRINCIPAL AMOUNT OF THE CCR NOTES

Total Consideration	=

YLD	=	The sum of the yield to maturity on the applicable Reference Security, calculated by the Dealer Managers in accordance with standard market practice, based on the bid price of the applicable Reference Security, as quoted on the applicable Bloomberg Reference Page at 11:00 a.m., New York City time, on the Price Determination Time, plus the applicable Fixed Spread, expressed as a decimal.
CPN	=	The contractual annual rate of interest payable on the applicable series of Notes expressed as a decimal.
N	=	The number of scheduled semi-annual interest payments from (but excluding) the Payment Date to (and including) the maturity date.
S	=
The number of days from and including the semi-annual interest payment date immediately preceding the Payment Date up to, but excluding, such Payment Date. The number of days is computed using the 30/360 day-count method.
/	=	The term immediately to the left of the division symbol is divided by the term immediately to the right of the division symbol before any addition or subtraction operations are performed.
exp	=	The term the left "exp" is raised the power indicated by the term to the right of "exp."
N S K=1	=
The term in the brackets to the right of the summation symbol is separately calculated "N" times (substituting for "K" in that term each whole number between 1 and N, inclusive), and the separate calculations are then added together.
Accrued Interest	=	$1,000(CPN/2) (S/180)
Tender Offer Consideration	=	Total Consideration minus the applicable Early Tender Premium

Series of CCR Notes	Hypothetical Total Consideration as calculated at 11:00 a.m., New York City time, on May 19, 2017 ($)
Zero Coupon Notes due June 20, 2020 (CUSIP/ISIN: 191219AV6/US191219AV64)	951.87
8.500% Debentures due February 1, 2022 (CUSIP/ISIN: 191219AP9/US191219AP96)	1,285.17
8.000% Debentures due September 15, 2022 (CUSIP/ISIN: 191219AQ7/US191219AQ79)	1,291.22
6.750% Debentures due September 15, 2023 (CUSIP/ISIN: 191219AU8/US191219AU81)	1,253.06
7.000% Debentures due October 1, 2026 (CUSIP/ISIN: 191219AW4/US191219AW48)	1,345.59
6.950% Debentures due 2026 (CUSIP/ISIN: 191219AY0/US191219AY04)	1,345.49
6.750% Debentures due 2028 (CUSIP/ISIN: 191219BE3/US191219BE31)	1,366.49
6.700% Debentures due 2036 (CUSIP/ISIN: 191219AX2/US191219AX21)	1,425.42
5.710% Medium-Term Notes (CUSIP/ISIN: 19122EAP7/US19122EAP79)	1,293.08
6.750% Debentures due 2038 (CUSIP/ISIN: 191219BC7/US191219BC74)	1,442.11
7.000% Debentures due 2098 (CUSIP/ISIN: 191219BD5/US191219BD57)	1,636.60

The Tender Agent for the Offer and the Consent Solicitation is:

D.F. King & Co., Inc.

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for Eligible Institutions only):
D.F. King & Co., Inc.	D.F. King & Co., Inc.
48 Wall Street, 22nd Floor	(212) 709-3328
New York, New York 10005	Attention: Andrew Beck
Attention: Andrew Beck
Confirm by Telephone:
(212) 269-5552

        Any questions or requests for assistance relating to the Offer and the Consent Solicitation may be directed to the Dealer Managers or the Information Agent at their respective telephone numbers as set forth below. Any requests for additional copies of this Offer to Purchase, the Letter of Transmittal or related documents may be directed to the Information Agent. A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and the Consent Solicitation.

The Information Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers, Call Collect:
(212) 269-5550
All Others Call Toll-Free:
(888) 605-1956
Email: KO@dfking.com

The Dealer Managers for the Offer and the Solicitation Agents for the Consent Solicitation are:

BofA Merrill Lynch	J.P. Morgan Securities LLC	Santander Investment Securities Inc.
214 North Tryon Street, 14th Floor	383 Madison Avenue	45 East 53rd Street
Charlotte, North Carolina 28255	New York, New York 10179	New York, New York 10022
U.S. Toll-Free: (888) 292-0070	U.S. Toll-Free: (866) 834-4666	U.S. Toll-Free: (855)-404-3636
Collect: (980) 683-3215	Collect: (212) 834-4811	Collect: (212)-940-1442
Attention: Liability Management Group	Attention: Liability Management Group	E-Mail: liabilitymanagement@santander.us Attention: Liability Management Group

PROSPECTUS

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES

        We may offer, issue and sell from time to time, together or separately:

  •
  debt securities;

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  warrants to purchase debt or equity securities;

  •
  depositary shares;

  •
  purchase contracts; and

  •
  guarantees of debt securities issued by our subsidiaries.

        In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision. Our common stock is listed on the New York Stock Exchange under the trading symbol "KO." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        You should carefully read and consider the risk factors incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2017.

        We include cross references to captions elsewhere in this prospectus where you can find related additional information. The following table of contents tells you where to find these captions.

        In this prospectus, except as otherwise indicated or the context otherwise requires, the terms "Company," "we," "us" and "our" mean The Coca-Cola Company and all entities included in our consolidated financial statements.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Under this shelf process, we may, from time to time, sell:

  •
  debt securities, which may be senior or subordinated and may be convertible;

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  warrants to purchase debt or equity securities;

  •
  depositary shares;

  •
  purchase contracts; and

  •
  guarantees of debt securities issued by our subsidiaries,

either separately or in units, in one or more offerings. This prospectus provides you with a general description of those securities. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. Each time we or selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described herein under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        You may obtain from the SEC, through the SEC's website or at the SEC offices mentioned in the following paragraph, a copy of the registration statement on Form S-3, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov and on our corporate website at http://www.coca-colacompany.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

        We "incorporate by reference" into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," after the date of this prospectus and prior to the time that all the securities offered by this prospectus have been issued as described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not "filed" in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016 (filed on February 24, 2017);

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (filed on April 27, 2017);

  •
  our Current Reports on Form 8-K filed on February 15, 2017, March 3, 2017, March 9, 2017, March 24, 2017 and April 28, 2017 (except for any portions furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto);

  •
  the portions of our Definitive Proxy Statement for our 2017 Annual Meeting of Shareholders, filed on March 9, 2017 pursuant to Regulation 14A, that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016; and

  •
  the descriptions of the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

        You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address: Office of the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313; telephone: (404) 676-2121.

        You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity initiatives; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; inability to attract or retain a highly skilled workforce; global or regional catastrophic events, including terrorist acts, cyber-strikes and radiological attacks; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.

 OUR COMPANY

        The Coca-Cola Company is the world's largest beverage company. We own or license and market more than 500 nonalcoholic beverage brands including sparkling beverages and a variety of still beverages such as waters, flavored waters and enhanced waters, juices and juice drinks, ready-to-drink teas and coffees, sports drinks, dairy and energy drinks. We own and market four of the world's top five nonalcoholic sparkling beverage brands: Coca-Cola, Diet Coke, Fanta and Sprite. Finished beverage products bearing our trademarks, sold in the United States since 1886, are now sold in more than 200 countries.

        We make our branded beverage products available to consumers throughout the world through our network of Company-owned or -controlled bottling and distribution operations as well as independent bottling partners, distributors, wholesalers and retailers—the world's largest beverage distribution system. Beverages bearing trademarks owned by or licensed to us account for more than 1.9 billion of the approximately 59 billion servings of all beverages consumed worldwide every day.

        We believe our success depends on our ability to connect with consumers by providing them with a wide variety of options to meet their desires, needs and lifestyles. Our success further depends on the ability of our people to execute effectively, every day.

        Our goal is to use our Company's assets—our brands, financial strength, unrivaled distribution system, global reach, and the talent and strong commitment of our management and associates—to become more competitive and to accelerate growth in a manner that creates value for our shareowners.

        We were incorporated in September 1919 under the laws of the State of Delaware and succeeded to the business of a Georgia corporation with the same name that had been organized in 1892.

        Our principal office is located at One Coca-Cola Plaza, Atlanta, Georgia 30313, and our telephone number at that address is (404) 676-2121. We maintain a website at www.coca-colacompany.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

 USE OF PROCEEDS

        Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities by us will be used for general corporate purposes, including:

  •
  working capital;

  •
  capital expenditures;

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  acquisitions of or investments in businesses or assets;

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  redemption and repayment of short-term or long-term borrowings; and

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  purchases of our common stock.

        Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

        We will not receive any proceeds from the sale of securities by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for the five fiscal years ended December 31, 2016 and for the three months ended March 31, 2017 are set forth below:

	Year Ended December 31,
Three Months Ended March 31, 2017
	2016	2015	2014	2013	2012
7.7x	10.6x	11.2x	16.7x	21.4x	24.4x

        We computed ratios of earnings to fixed charges on a total enterprise basis by dividing income from continuing operations before income taxes and changes in accounting principles (excluding undistributed equity earnings) and fixed charges (excluding capitalized interest) by fixed charges. Fixed charges consist of gross interest incurred and the interest portion of rental expense.

        As of March 31, 2017, we were contingently liable for guarantees of indebtedness owed by third parties, including certain variable interest entities, in the amount of $578 million. Fixed charges for these contingent liabilities have not been included in the computation of the above ratios, as the amounts are immaterial and, in the opinion of management, it is not probable that we will be required to satisfy the guarantees. The interest amount in the above table does not include interest expense associated with unrecognized tax benefits.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

        Any debt securities will be either our senior unsecured obligations issued in one or more series, which we refer to as the "senior debt securities," or our subordinated unsecured obligations issued in one or more series, which we refer to as the "subordinated debt securities." We will issue the senior debt securities under an amended and restated indenture between us and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as trustee, dated as of April 26, 1988, as amended, which we refer to as the "senior indenture." We will issue the subordinated debt securities under an indenture to be entered into between us and Deutsche Bank Trust Company Americas, as trustee, which we refer to as the "subordinated indenture." We refer to the senior indenture and the subordinated indenture, collectively, as the "indentures." As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indentures. The indentures and all debt securities issued under the indentures will be governed by and construed in accordance with the laws of the State of New York. Additionally, the indentures are subject to the provisions of the Trust Indenture Act of 1939, as amended.

        We have summarized selected terms and provisions of the indentures in this section. We have also incorporated by reference the indentures as exhibits to the registration statement of which this prospectus forms a part. You should read the indentures for additional information before you buy any debt securities. See "Where You Can Find More Information" for information on how to obtain copies of the indentures. The summary that follows includes references to section numbers of the indentures (as supplemented by the first supplemental indenture to the senior indenture, dated as of February 24, 1992, and the second supplemental indenture to the senior indenture, dated as of November 1, 2007, in some instances) so that you can more easily locate these provisions. Unless otherwise indicated, section references are the same for the senior indenture and the subordinated indenture. Capitalized terms used but not defined in this summary have the meanings specified in the indentures.

General

        The senior debt securities will rank equally and ratably with our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt, including any senior debt securities, as described below under "Subordinated Indenture Provisions—Subordination." The debt securities will rank junior to all of our currently existing and future secured debt.

        We are not limited as to the amount of debt securities that we can issue under the indentures. We may issue debt securities under the indentures in one or more series, each with different terms, up to the aggregate principal amount which we may authorize from time to time. We also have the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series. (Section 3.01).

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to that offering. In addition to stating whether the securities will be senior or subordinated, these terms will include some or all of the following:

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  the title and type of the debt securities;

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  the total principal amount of debt securities of that series that are authorized and outstanding as of the most recent date;

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  any limit on the total principal amount of the debt securities;

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  the price at which the debt securities will be issued;

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  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

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  the maturity date of the debt securities;

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  the minimum denominations in which the debt securities will be issued;

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  if the debt securities will bear interest;

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  the interest rate on the debt securities or the method of calculating the interest rate;

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  the date from which interest will accrue;

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  the record and interest payment dates for the debt securities;

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  the first interest payment date;

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  the place or places at which the principal or premium, if any, and interest, if any, on the debt securities will be paid;

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  any optional redemption provisions that would permit us or the holders of the debt securities to elect redemption of the debt securities prior to their final maturity;

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  any sinking fund or mandatory redemption or retirement provisions that would obligate us to redeem the debt securities prior to their final maturity;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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  any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

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  the portion of the principal amount of the debt securities that will be payable upon declaration or acceleration of maturity of the debt securities (if other than the principal amount of the debt securities);

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  whether the provisions described under the heading "Defeasance of the Indentures and Securities" below apply to the debt securities;

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  whether the provisions of some or all of the covenants described under the heading "Restrictive Covenants" below apply to the debt securities;

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  any changes to or additional Events of Default (as defined under the heading "Event of Default" below) or covenants;

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  whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities;

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  any special tax implications of the debt securities;

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  for the subordinated debt securities, whether the specific subordination provisions applicable to the subordinated debt securities are other than as set forth in the subordinated indenture;

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  whether the debt securities are convertible or exchangeable into our common stock or other equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

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  any other terms of the debt securities.

        If the purchase price of any debt securities is denominated in a foreign currency or composite currency, or if the principal of or any premium or interest on any debt securities is payable in a foreign currency or composite currency, we will include the restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the applicable foreign currency or composite currency in the applicable prospectus supplement.

        We may issue debt securities as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their principal amount and typically bearing no interest or interest at a rate which at the time of issuance is below market rates. An "Original Issue Discount Security" is any debt security which provides for an amount less than its principal amount to be due and payable upon a declaration of acceleration of its maturity. (Section 1.01). We will describe the federal income tax, accounting and other considerations relevant to any such Original Issue Discount Securities in the applicable prospectus supplement.

        The particular terms of a series of debt securities will be set forth in an officers' certificate or supplemental indenture, and described in the applicable prospectus supplement. We urge you to read the applicable indenture as supplemented by any officers' certificate or supplemental indenture that is applicable to you because that indenture, as supplemented, and not this section, defines your rights as a holder of the debt securities.

Restrictive Covenants

        The indentures contain certain restrictive covenants that apply, or may apply, to us and all of our Restricted Subsidiaries (as defined below). The covenants described below under "Restrictions on Liens" and "Restrictions on Sale and Leaseback Transactions" will not apply to a series of debt securities unless we specifically so provide in the applicable prospectus supplement. These covenants do not apply to any of our Subsidiaries that are not designated as Restricted Subsidiaries.

        You should carefully read the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.

        Restrictions on Liens.    If the applicable prospectus supplement states that the covenant set forth in Section 5.03 of the indentures will be applicable to a series of debt securities, then we will be subject to a covenant providing that we will not, nor will we permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or guarantee any debt for money borrowed (as used in this "Restrictive Covenants" section, "Debt") if such Debt is secured by a mortgage, pledge, lien, security interest or other encumbrance upon any Principal Property (as defined below) or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or acquired in the future), without, in any such case, effectively providing that the debt securities and, at our option, any of our other indebtedness or guarantees or any indebtedness or guarantees of a Restricted Subsidiary ranking equally with the debt securities, will be secured equally and ratably with (or, at our option, prior to) such Debt. The foregoing restrictions do not apply to:

  (1)
  mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

  (2)
  mortgages on property existing at the time of acquisition of such property and, in some instances, certain purchase money mortgages;

  (3)
  mortgages securing Debt owing by any Restricted Subsidiary to us or another Restricted Subsidiary;

  (4)
  mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

  (5)
  mortgages in favor of any country or any political subdivision of any country, or any instrumentality thereof, to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

  (6)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referenced in clauses (1) through (5) above, inclusive, or any mortgage existing at the respective date of the applicable indenture, provided that the principal amount of Debt secured at the time of such extension may not be increased, and the collateral which secures the same cannot be expanded.

        Notwithstanding these exceptions, we and one or more Restricted Subsidiaries may, without securing the debt securities, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that if, after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of our consolidated shareowners' equity as of the end of the preceding fiscal year. (Section 5.03).

        Restrictions on Sale and Leaseback Transactions.    If the applicable prospectus supplement states that the covenant set forth in Section 5.04 of the indentures will be applicable to a series of debt securities, then we will be subject to the covenant providing that we will not, and we will not permit any Restricted Subsidiary to, enter into any lease, other than intercompany leases, longer than three years covering any Principal Property that is sold to any other person in connection with such lease unless:

  (1)
  we or such Restricted Subsidiary would be entitled, pursuant to "Restrictions on Liens" described above, to incur Debt secured by a mortgage on the Principal Property involved in an amount at least equal to the Attributable Debt (as defined below) without equally and ratably securing the debt securities provided that such Attributable Debt shall then be deemed to be Debt subject to the provisions of such restriction on liens;

  (2)
  since the respective date of the applicable indenture and within a period commencing twelve months prior to the consummation of the sale and leaseback transaction and ending twelve months after the consummation of such transaction, we or such Restricted Subsidiary has expended, or will expend, for the Principal Property an amount equal to (a) the net proceeds of such sale and leaseback transaction, and we elect to designate all of such amount as a credit against such transaction or (b) a part of the net proceeds of such sale and leaseback transaction, and we elect to designate such amount as a credit against such transaction and apply an amount equal to the remainder of the net proceeds as provided in clause (3) below; or

  (3)
  an amount equal to such Attributable Debt (less any amount elected under clause (2) above) is applied within 90 days of such lease to the retirement of Debt, other than intercompany Debt, which by its terms matures at, or is prepayable or extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to, a date more than twelve months after the date of the creation of such Debt. (Section 5.04).

Consolidation, Merger and Sale

        The indentures generally provide that we may consolidate with or merge into any other corporation, or transfer or lease our properties and assets as an entirety or substantially as an entirety to any other corporation, if the corporation formed by or resulting from any such consolidation, into which we are merged or which shall have acquired or leased such properties and assets, shall, pursuant to a supplemental indenture, assume payment of the principal of (and premium, if any) and interest, if any, on the debt securities and the performance and observance of the covenants of the indentures. (Section 11.01).

        If upon (1) any consolidation or merger of us, or of us and any Subsidiary, with or into any other corporation or corporations, or upon the merger of another corporation into us, or (2) successive consolidations or mergers to which we or our successors shall be a party or parties, or (3) upon any sale or conveyance of our property, or the property of us and any Subsidiary, as an entirety or substantially as an entirety, any Principal Property or any shares of stock or Debt of any Restricted Subsidiary would then become subject to any mortgage, we will cause the debt securities, and at our option any other indebtedness of or guarantees by us or such Restricted Subsidiary ranking equally with the debt securities, to be secured equally and ratably with (or, at our option, prior to) any Debt secured thereby, unless such Debt could have been incurred without us being required to secure the debt securities equally or ratably with (or prior to) such Debt pursuant to "Restrictions on Liens" described above. (Section 11.01).

Certain Definitions

        As used in the indentures and this prospectus, the following definitions apply:

        "Attributable Debt" means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). (Section 1.01).

        "Principal Property" means our manufacturing plants or facilities or those of a Restricted Subsidiary located within the United States of America (other than its territories and possessions) or Puerto Rico, except any such manufacturing plant or facility which our board of directors by resolution reasonably determines not to be of material importance to the total business conducted by us and our Restricted Subsidiaries. (Section 1.01).

        "Restricted Subsidiary" means any Subsidiary (1) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories and possessions) or Puerto Rico and (2) which owns or is the lessee of any Principal Property, but does not include any Subsidiary primarily engaged in financing activities, primarily engaged in the leasing of real property to persons other than us and our Subsidiaries, or which is characterized by us as a temporary investment. The terms "Restricted Subsidiary" does not include Coca-Cola Financial Corporation, The Coca-Cola Trading Company LLC, 55th & 5th Avenue Corporation, Bottling Investments Corporation or ACCBC Holding Company, and their respective Subsidiaries. (Section 1.01).

        "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or one or more other Subsidiaries, or by us and one or more other Subsidiaries. (Section 1.01).

        "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of said corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 1.01).

Event of Default

        "Event of Default," when used in the indentures with respect to any series of debt securities, means any of the following events:

  •
  default for 30 days in payment of any interest on such series;

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  default in payment of any principal of or premium, if any, on such series;

  •
  default in payment of any sinking fund installment for such series;

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  default for 90 days after written notice in performance of any other covenant in the indentures (other than a covenant or agreement included in the indentures solely for the benefit of holders of debt securities of any series other than that series);

  •
  certain events of bankruptcy, insolvency or reorganization; or

  •
  any other Event of Default provided with respect to that series. (Section 7.01).

        The indentures require us to deliver annually to the trustee an officers' certificate, in which certain of our officers certify whether or not they have knowledge of any default in our performance of the covenants described. (Section 5.07).

        If an Event of Default shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, if the debt securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the applicable prospectus supplement for such series) of all the debt securities of such series and the interest accrued thereon to be due and payable. (Section 7.02). The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series (or, in the case of certain Events of Default pertaining to all outstanding debt securities, with the consent of holders of a majority in aggregate principal amount of all the debt securities then outstanding acting as one class) may waive any Event of Default with respect to a particular series of debt securities, except an Event of Default in the payment of principal of or any premium or interest on any debt securities of such series or in respect of a covenant or provision of the indentures which, under the terms thereof, cannot be modified or amended without the consent of the holders of each outstanding debt security of such series. (Section 7.11). See "Modifications of the Indentures" below.

        Subject to the provisions of the indentures relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under the indentures at the request, order or direction of any of the holders of debt securities of any series, unless such securityholders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such exercise. (Section 8.02). Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indentures, the holders of a majority in aggregate principal amount of all debt securities of such series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 7.10).

        If any debt securities are denominated in a foreign currency or composite currency, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency or composite currency in which such debt securities are denominated (as determined by us or an authorized exchange rate agent and evidenced to the trustee) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indentures. (Section 14.10).

Modifications of the Indentures

        We and the trustee may modify and amend the indentures with the consent of the holders of not less than a majority in aggregate principal amount then outstanding of any series of the debt securities affected by such modification or amendment. However, we may not, without the consent of the holders of each debt security so affected:

  •
  extend the fixed maturity of such series of debt securities;

  •
  reduce the principal amount of such series of debt securities;

  •
  reduce the rate or extend the time of payment of interest on such series of debt securities;

  •
  impair or affect the right of any securityholder to institute suit for payment of principal or interest or change the coin or currency in which the principal of or interest on such series of debt securities is payable; or

  •
  reduce the percentage of aggregate principal amount of debt securities of such series from whom consent is required to modify the indentures. (Section 10.02).

        In addition, under our subordinated indenture, without the consent of each holder of each debt security so affected, we may not modify the provisions of the subordinated indenture with respect to subordination of the debt securities in a manner adverse to the holders.

        We and the trustee may modify and amend the indentures without the consent of any holders of debt securities to:

  •
  provide for security for the debt securities;

  •
  evidence the assumption of our obligations under the applicable indenture by a successor;

  •
  add covenants that would benefit holders of any debt securities;

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  change or eliminate any of the provisions of the indentures so long as such change or elimination becomes effective only when there are no securities created prior to the execution of the supplemental indenture then outstanding which are entitled to the benefit of such provision;

  •
  provide for a successor trustee; or

  •
  make such provisions as may be necessary or advisable in order to comply with the withholding provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. (Section 10.01).

Defeasance of the Indentures and Securities

        Unless the applicable prospectus supplement states otherwise, the indentures provide that we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series, and our obligations under the indentures with respect to the debt securities of such series (other than certain specified obligations, such as the obligations to maintain a security register pertaining to transfer of the debt securities, to maintain a paying agency office, and to replace stolen, lost or destroyed debt securities) will cease to be in effect, from and after the date that we deposit with the trustee, in trust:

  •
  money in the currency or composite currency in which the debt securities of such series are denominated; or

  •
  U.S. Government Obligations, in the case of debt securities denominated in dollars, or obligations issued or guaranteed by the government which issued the currency in which the debt securities of such series are denominated, in the case of debt securities denominated in foreign currencies, which through the payment of interest and principal in accordance with their terms will provide money in the currency in which the debt securities of such series are denominated; or

  •
  a combination thereof,

which is sufficient to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity on or the redemption date of, such series of debt securities. (Sections 12.01 and 12.02). In the event of any such defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal (and premium, if any) and interest, if any, on their debt securities until maturity.

        Such defeasance may be treated as a taxable exchange of the related debt securities for an issue of obligations of the trust or a direct interest in the money, U.S. Government Obligations or other obligations held in the trust. In that case, holders of such debt securities may recognize gain or loss as if the trust obligations or the money, U.S. Government Obligations or other obligations deposited, as the case may be, had actually been received by them in exchange for their debt securities. Such holders thereafter might be required to include in income a different amount than would be includable in the absence of defeasance. We encourage prospective investors to consult with their own tax advisors as to the specific consequences of defeasance.

Denominations

        Unless the applicable prospectus supplement states otherwise, the debt securities will be issued only in registered form without coupons, in U.S. dollars in denominations of $1,000 or any integral multiples of $1,000. We will issue a book-entry security equal to the aggregate principal amount of outstanding debt securities of the series represented by such book-entry security. We will specify the denominations of a series of debt securities denominated in a foreign currency or composite currency in the applicable prospectus supplement. (Sections 3.02 and 3.03).

Registration and Transfer

        You may exchange any certificated securities of any series for other certificated securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. Upon payment of any taxes and other governmental charges as described in the indentures, you may present certificated securities for registration of transfer (with the form of transfer duly executed), without a service charge, at the office of the securities registrar or at the office of any transfer agent that we designate for such purpose and reference in the applicable prospectus supplement with respect to any series of debt securities. Subject to its satisfaction with the documents of title and identity of the person making the request, the securities registrar or such transfer agent, as the case may be, will effect such transfer or exchange.

        We have initially appointed the trustee as securities registrar under the indentures. (Section 3.05). If the prospectus supplement refers to any transfer agent in addition to the securities registrar initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in the borough of Manhattan, the city of New York, for such series. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 5.02).

        In the event of any partial redemption in part of a series of debt securities, we will not be required to (1) issue securities of such series, register the transfer of securities of such series or exchange debt securities of such series during a period beginning at the opening of business 15 days before the mailing date of a notice of redemption of such debt securities of that series selected to be redeemed and ending at the close of business on such mailing date or (2) register the transfer or exchange of any debt security, or portion of any such debt security, that is called for redemption, except the unredeemed portion of any debt security being redeemed in part. (Section 3.05).

Payment and Paying Agents

        Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium and interest on debt securities at the office of the paying agent or paying agents as we may designate from time to time. However, at our option we may pay any interest by check mailed or delivered to the address of the person entitled to such payment as it appears in the securities register. (Section 2.02). Unless the applicable prospectus supplement states otherwise, we will pay any installment of interest on debt securities to the person in whose name the debt security is registered at the close of business on the regular record date for such interest payment. (Section 3.07). Payments of any interest on the debt securities may be subject to the deduction of applicable withholding taxes. (Section 5.01).

        Unless the applicable prospectus supplement states otherwise, the principal office of the trustee in the city of New York is designated as our paying agent for payments with respect to debt securities. Any other paying agents that we may designate at the time of the offering and issuance of a series of debt securities will be named in the related prospectus supplement. With regard to any series, we may at any time designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in the borough of Manhattan in the city of New York. (Section 5.02).

        The trustee or any paying agent for the payment of principal of or interest on any debt security will repay to us all moneys paid by us which remain unclaimed at the end of two years after such principal or interest shall have become due and payable, and, after such repayment occurs, the holder of the applicable debt security will be entitled to look only to us for payment. (Section 12.04).

Concerning the Trustee

        Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, New York, New York, is the trustee under the senior indenture and has agreed to act as trustee under the subordinated indenture. We maintain banking relationships in the ordinary course of business with affiliates of Deutsche Bank Trust Company Americas, and affiliates of Deutsche Bank Trust Company Americas have entered into foreign currency transactions with us, serve as fiscal agents for certain of our outstanding obligations and have provided back-up lines of credit for our commercial paper.

Book-Entry Delivery and Settlement

  Global Notes

        We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of the Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

  DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has advised us that:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act.

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  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

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  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

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  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

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  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

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  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

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  ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

        Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

  Clearance and Settlement Procedures

        Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

  Certificated Notes

        Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

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  DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

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  an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

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  we determine not to have the debt securities of such series represented by a global note.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

Subordinated Indenture Provisions

        The subordinated debt securities will be issued under the subordinated indenture. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior debt, as defined below, including any senior debt securities that may be outstanding from time to time.

        Subordination.    If we issue subordinated debt securities, the aggregate principal amount of senior debt outstanding as of a recent date will be set forth in the applicable prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior debt that we may incur.

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated indenture or any supplement thereto to all of our senior debt, including all debt securities we have issued and will issue under the senior indenture.

        As used in the subordinated indenture and this prospectus, the term "senior debt" means the principal, premium, if any, unpaid interest and all fees and other amounts payable in connection with any debt for money borrowed other than (1) debt incurred (a) with respect to certain elections under the federal bankruptcy code, (b) debt to our subsidiaries, (c) debt to our employees, (d) tax liability, and (e) certain trade payables, (2) all obligations under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements and (3) renewals, modifications and refunds of any such debt.

        Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, if any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

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  a default in the payment of any principal, or premium, if any, or interest on any senior debt, occurs and is continuing or any other amount owing in respect of any senior debt is not paid when due; or

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  any other default occurs with respect to any senior debt and the maturity of such senior debt is accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior debt has been paid in full in cash.

        If there is any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior debt (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated debt securities will generally be paid to the holders of senior debt, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior debt is paid in full.

        After payment in full of all present and future senior debt, holders of subordinated debt securities will be subrogated to the rights of any holders of senior debt to receive any further payments or distributions that are applicable to the senior debt until all the subordinated debt securities are paid in full. The subordinated indenture provides that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior debt without the consent of the holders of such senior debt.

        The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

        If the trustee under the subordinated indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

DESCRIPTION OF CAPITAL STOCK

        Set forth below is a summary description of the material terms of our capital stock. For more information, please see our restated certificate of incorporation, as amended.

Description of Common Stock

        We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus. Under our restated certificate of incorporation, as amended, we are authorized to issue up to 11,200,000,000 shares of our common stock, par value $0.25 per share, of which 4,272,559,271 shares were issued and outstanding as of April 24, 2017. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

        The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareowners. Each share of our common stock outstanding is entitled to participate equally in any distribution of net assets made to the shareowners in the liquidation, dissolution or winding up of our Company and is entitled to participate equally in dividends as and when declared by our board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. All shares of our common stock have equal rights and preferences. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

Description of Preferred Stock

        Our restated certificate of incorporation, as amended, authorizes our board of directors to issue, from time to time, up to 100,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, subject to certain limitations prescribed by law. There are no preferred shares issued and outstanding as of the date of this prospectus. Our board of directors is authorized to establish from time to time the number of shares to be included in any series of preferred stock, and to fix the designation, powers, preferences, and rights of the shares of such series and any qualifications, limitations or restrictions thereof.

        The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock, and holders thereof will have no preemptive rights. The preferred stock offered will, when issued, be fully paid and nonassessable.

        You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

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  the title and stated value of the preferred stock;

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  the number of shares of the preferred stock offered;

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  the liquidation preference and the offering price of the preferred stock;

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  the dividend rates of the preferred stock and/or methods of calculation of such dividends;

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  periods and/or payment dates for the preferred stock dividends;

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  whether dividends on the preferred stock are cumulative;

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  the liquidation rights of the preferred stock;

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  the procedures for any auction and remarketing, if any, of the preferred stock;

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  the sinking fund provisions, if applicable, for the preferred stock;

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  the redemption provisions, if applicable, for the preferred stock;

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  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;

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  whether the preferred stock will have voting rights and, if so, the terms of such voting rights;

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  whether the preferred stock will be listed on any securities exchange;

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  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

        Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareowners, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or trade. If the approval of our shareowners is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue shares without seeking shareowners' approval.

        Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of our Company. Our board of directors would make any determination to issue such shares based on its judgment as to the best interests of our Company and our shareowners. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire our Company, including tender offers or other transactions that some, or a majority, of our shareowners might believe to be in their best interests, or in which our shareowners might receive a premium for their stock over the then current market price of such stock.

Certain Anti-takeover Matters

        Our restated certificate of incorporation, as amended, and by-laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and General Corporation Law of the State of Delaware, or the "DGCL," could delay or prevent entirely a merger or acquisition that our shareowners consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our board of directors is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.

        Following is a description of the anti-takeover effects of certain provisions of our restated certificate of incorporation, as amended, and of our by-laws.

        No cumulative voting.    The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation, as amended, provides otherwise. Our restated certificate of incorporation, as amended, does not provide for cumulative voting.

        Calling of special meetings of shareowners.    Our by-laws provide that special meetings of our shareowners may be called only by or at the direction of our board of directors, the chairman of our board of directors, our chief executive officer or by our secretary if appropriately requested by a person (or group of persons) beneficially owning at least a twenty-five percent (25%) "net long position" of the Company's outstanding shares of common stock.

        Advance notice requirements for shareowner proposals and director nominations.    Our by-laws provide that shareowners seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareowners or a shareowner requested special meeting of shareowners must provide timely notice of their proposal in writing to our corporate secretary.

        Generally, to be timely, a shareowner's notice regarding an annual meeting of shareowners must be received at our principal executive offices not less than 120 days prior to the first anniversary of the previous year's annual meeting. Our by-laws also specify requirements as to the form and content of a shareowner's notice. These provisions may impede shareowners' ability to bring matters before an annual meeting of shareowners, a shareowner requested special meeting of shareowners or make nominations for directors.

        Limitations on liability and indemnification of officers and directors.    The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty in such capacity, except for liability:

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  for any breach of the director's duty of loyalty to us or our shareowners;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

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  for any transaction from which the director derived any improper personal benefit.

        Our restated certificate of incorporation, as amended, further provides, that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        We are also expressly authorized to carry directors' and officers' insurance for the benefit of our directors, officers, employees and agents. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in the restated certificate of incorporation, as amended, and the by-laws may discourage our shareowners from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareowners. In addition, the shareowner's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        Board authority to amend by-laws.    Under the by-laws, our board of directors has the authority to adopt, amend or repeal the by-laws without the approval of our shareowners. However, the holders of common stock will also have the right to initiate on their own, with the affirmative vote of a majority of the shares outstanding and without the approval of our board of directors, proposals to adopt, amend or repeal the by-laws.

        General Corporation Law of the State of Delaware.    We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

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  prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage any entity interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in such entity becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions involving our Company that our shareowners may otherwise deem to be in their best interests.

Listing

        Our common stock is listed and traded on the New York Stock Exchange under the symbol "KO."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 43070, Providence, RI 02940-3070 and its telephone number is (888) 265-3747.

 DESCRIPTION OF WARRANTS

        This section describes the general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered by that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

        We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

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  the title of the warrants;

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  the price or prices at which the warrants will be issued and the currency or composite currency you may use to purchase the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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  if applicable, the principal amount of debt securities you may purchase upon exercise of each debt warrant and the price and currency or composite currency or other consideration (which may include debt securities) you may use to purchase such principal amount of debt securities upon such exercise;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

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  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the maximum or minimum number of warrants that may be exercised at any time;

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  the terms of any mandatory or option redemption by us;

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  the identity of the warrant agent;

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  information with respect to book-entry procedures, if any; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

General

        We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

        The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the applicable prospectus supplement.

        Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

        If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts. Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

        When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

        We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

        We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

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  the depositary has redeemed all related outstanding depositary shares;

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  all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

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  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation, as amended, to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

 DESCRIPTION OF PURCHASE CONTRACTS

        This section describes the general terms and provisions of the purchase contracts. The applicable prospectus supplement will describe the specific terms of the purchase contracts offered by that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts.

        We may issue purchase contracts for the purchase or sale of:

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  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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  currencies; or

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  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

 DESCRIPTION OF GUARANTEES

        We may offer guarantees, issued by us, of debt securities issued by our subsidiaries. Except as otherwise described in any prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the debt securities of our subsidiaries, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such debt securities. We will describe the particular terms of any guarantee we offer in the applicable prospectus supplement, which may add, update or change the information on guarantees set forth herein. You should review the documents pursuant to which the guarantee will be issued, which will be described in more detail in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

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  to underwriters or dealers for resale to the public or to other purchasers;

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  directly to one or more purchasers;

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  through agents;

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  through dealers;

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  as part of a consent solicitation; or

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  through a combination of any of these methods of sale.

        We will disclose in the applicable prospectus supplement any required information with respect to the selling stockholders, if any.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

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  at a fixed price or prices, which may be changed from time to time;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) under the Securities Act;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        For each series of securities, the applicable prospectus supplement will set forth the terms of the offering of the securities, which may include:

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  the initial public offering price;

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  the method of distribution, including the names of any underwriters, dealers or agents;

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  the purchase price of the securities;

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  our net proceeds from the sale of securities by us;

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  any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

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  any discounts or concessions allowed or reallowed or repaid to dealers; and

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  the securities exchanges on which the securities will be listed, if any.

        If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

        If we use dealers in the sale, we will sell securities to such dealers as principals. The dealers may then resell the securities in one or more transactions at a fixed offering price or at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they may use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

        Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

        We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

        Unless otherwise specified in the applicable prospectus supplement, we will not list any securities (other than our common stock) on any exchange. The underwriters, if any, of the securities may make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities. Any guarantees of debt securities may only be resold in conjunction with the sale of the underlying debt securities.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are, and our audited financial statements to be included in subsequently filed documents will be, incorporated by reference in this prospectus in reliance on the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of Ernst & Young LLP as experts in accounting and auditing.